FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-06

Dated April 21, 2025	BMO 2025-5C10
Structural and Collateral Term Sheet
BMO 2025-5C10 Mortgage Trust
$627,973,292 (Approximate Mortgage Pool Balance)

$552,563,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C10

Bank of Montreal

Citi Real Estate Funding Inc.

German American Capital Corporation

Starwood Mortgage Capital LLC

Goldman Sachs Mortgage Company

Greystone Commercial Mortgage Capital LLC

Societe Generale Financial Corporation

Zions Bancorporation, N.A.

UBS AG

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Goldman Sachs & Co. LLC	Société Générale	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities		Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 21, 2025	BMO 2025-5C10

This material is for your information, and none of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc. (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C10 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated April 21, 2025	BMO 2025-5C10

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
CREFI	5	10	$169,325,000	27.0%	$182,325,000	29.0%
BMO	8	12	$117,365,292	18.7%	$153,365,292	24.4%
GACC	3	3	$76,600,000	12.2%	$76,600,000	12.2%
SMC	7	10	$60,325,000	9.6%	$60,325,000	9.6%
GSMC	1	1	$30,000,000	4.8%	$45,000,000	7.2%
GCMC	3	5	$43,830,000	7.0%	$43,830,000	7.0%
SGFC	2	4	$28,400,000	4.5%	$28,400,000	4.5%
ZBNA	1	3	$27,500,000	4.4%	$27,500,000	4.4%
UBS AG	2	10	$10,628,000	1.7%	$10,628,000	1.7%
BMO, GSMC	1	1	$45,000,000	7.2%	-	-
BMO, CREFI	1	8	$19,000,000	3.0%	-	-
Total:	34	67	$627,973,292	100.0%	$627,973,292	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$627,973,292
Number of Mortgage Loans:	34
Number of Mortgaged Properties:	67
Average Cut-off Date Balance per Mortgage Loan:	$18,469,803
Weighted Average Current Mortgage Rate:	6.79133%
10 Largest Mortgage Loans as % of IPB:	59.5%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.80x
Weighted Average UW NOI Debt Yield:	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	55.1%
Weighted Average Maturity Date/ARD LTV:	55.1%

Other Statistics
% of Mortgage Loans with Additional Debt:	15.1%
% of Mortgage Loans with Single Tenants(1):	2.6%
% of Mortgage Loans secured by Multiple Properties:	30.9%

Amortization
Weighted Average Original Amortization Term:	360 months
Weighted Average Remaining Amortization Term:	355 months
% of Mortgage Loans with Interest-Only:	98.1%
% of Mortgage Loans with Amortizing Balloon:	1.9%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	66.1%
% of Mortgage Loans with Springing Lockboxes:	28.7%
% of Mortgage Loans with Soft Lockbox:	5.2%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	79.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	38.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	79.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	65.4%

(1)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial, mixed use, multifamily (with commercial tenants) and self storage (with commercial tenants) properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	NJ Asden Portfolio	Various, NJ	CREFI	6	$60,000,000	9.6%	1,011	Multifamily	1.37x	8.9%	62.8%	62.8%
2	Marriott JFK	Jamaica, NY	CREFI	1	$60,000,000	9.6%	360	Hospitality	1.52x	13.0%	65.8%	65.8%
3	1535 Broadway	New York, NY	BMO, GSMC	1	$45,000,000	7.2%	106,481	Retail	3.34x	21.6%	26.6%	26.6%
4	Muse at Torrey Pines	San Diego, CA	GACC	1	$45,000,000	7.2%	91,521	Mixed Use	2.51x	14.5%	39.5%	39.5%
5	Herald Center	New York, NY	BMO	1	$31,000,000	4.9%	267,207	Mixed Use	3.10x	17.1%	34.6%	34.6%
6	Radius Nashville	Nashville, TN	GSMC	1	$30,000,000	4.8%	252,470	Office	1.67x	14.2%	57.4%	57.4%
7	EVEN Hotel Chicago – Tinley Park	Tinley Park, IL	BMO	1	$28,500,000	4.5%	202	Hospitality	1.57x	15.5%	60.0%	60.0%
8	CPC Retail Portfolio	Various, Various	ZBNA	3	$27,500,000	4.4%	296,120	Retail	1.30x	9.9%	69.4%	69.4%
9	9-11 Maiden Lane	New York, NY	GCMC	1	$25,500,000	4.1%	66	Multifamily	1.51x	9.6%	57.3%	57.3%
10	Redmond Town Center	Redmond, WA	CREFI	1	$21,125,000	3.4%	389,431	Retail	1.48x	10.6%	67.5%	67.5%

	Top 3 Total/Weighted Average			8	$165,000,000	26.3%			1.96x	13.9%	54.0%	54.0%
	Top 5 Total/Weighted Average			10	$241,000,000	38.4%			2.21x	14.4%	48.8%	48.8%
	Top 10 Total/Weighted Average			17	$373,625,000	59.5%			1.96x	13.6%	53.5%	53.5%
	Non-Top 10 Total/Weighted Average			50	$254,348,292	40.5%			1.57x	11.8%	57.5%	57.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	NJ Asden Portfolio	CREFI	$60,000,000	$30,000,000	BMO 2025-5C10	Midland	Rialto	BBCMS 2025-5C34	$30,000,000
2	Marriott JFK	CREFI	$60,000,000	$40,000,000	BMO 2025-5C10	Midland	Rialto	Future Securitization(s)	$40,000,000
3	1535 Broadway	BMO, GSMC	$45,000,000	$232,100,000	BWAY Trust 2025-1535(1)	Midland(1)	Rialto(1)	BWAY Trust 2025-1535(1)	$247,100,000
5	Herald Center	BMO	$31,000,000	$128,000,000	Benchmark 2025-V13	Midland	LNR	Benchmark 2025-V13 Benchmark 2025-V14 BMO 2025-5C9	$50,000,000 $18,000,000 $60,000,000
6	Radius Nashville	GSMC	$30,000,000	$48,000,000	BMO 2025-5C10(2)	Midland(2)	Rialto(2)	Future Securitization(s)	$48,000,000
10	Redmond Town Center	CREFI	$21,125,000	$100,375,000	Benchmark 2025-V14	Midland	Greystone	Benchmark 2025-V14 BANK 2025-5YR14	$70,000,000 $30,375,000
12	Project Midway	BMO, CREFI	$19,000,000	$511,000,000	BX 2025-BIO3	KeyBank	CWCapital	BX 2025-BIO3 BBCMS 2025-5C33 BMO 2025-5C9 MSBAM 2025-5C1 Benchmark 2025-V14	$300,000,000 $52,000,000 $20,000,000 $69,000,000 $70,000,000
13	Pinnacle Hills Promenade	SGFC	$18,000,000	$112,000,000	BMO 2025-5C9	Midland	3650 REIT	Benchmark 2025-V13 BMO 2025-5C9	$52,000,000 $60,000,000
16	Las Olas City Centre	GACC	$15,000,000	$130,000,000	Benchmark 2025-V14	Midland	Greystone	Benchmark 2025-V14 BANK5 2025-5YR14 BMO 2025-5C9 Future Securitization(s)	$70,000,000 $30,000,000 $10,000,000 $20,000,000
20	Riverwalk West	BMO	$12,500,000	$67,500,000	BBCMS 2024-5C31(3)	Midland(3)	LNR(3)	BBCMS 2024-5C31 BMO 2024-5C8 BBCMS 2025-5C33 Future Securitization(s)	$20,000,000 $20,000,000 $15,000,000 $12,500,000
21	Newport on the Levee	BMO	$11,965,292	$29,913,229	BMO 2024-5C8	Wells Fargo	Greystone	BMO 2024-5C8	$30,000,000
25	Commando Self Storage Portfolio	UBS AG	$7,500,000	$60,000,000	BMO 2025-5C9	Midland	3650 REIT	BMO 2025-5C9	$60,000,000
(1)	The BWAY Trust 2025-1535 securitization transaction is expected to close after the date of this Structural and Collateral Term Sheet but prior to the closing date of this securitization transaction.
(2)	In the case of Loan No. 6, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025- 5C10 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	In the case of Loan No. 20, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BBCMS 2024-5C31 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2025-5C10
Collateral Characteristics

Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Multifamily	High Rise	7	$85,500,000	13.6%	1.41x	9.1%	61.2%	61.2%
	Garden	3	24,358,769	3.9	1.71x	12.1%	43.6%	43.6%
	Mid Rise	2	18,100,000	2.9	1.27x	8.7%	65.1%	65.1%
	Student Housing	3	5,800,000	0.9	1.40x	10.3%	68.2%	68.2%
	Low Rise	1	4,330,000	0.7	1.30x	8.6%	63.7%	63.7%
	Subtotal / Weighted Average:	16	$138,088,769	22.0%	1.44x	9.6%	59.0%	59.0%
Mixed Use	R&D/Lab/Office	1	$45,000,000	7.2%	2.51x	14.5%	39.5%	39.5%
	Retail/Office	2	42,965,292	6.8	2.64x	16.4%	36.0%	35.6%
	Lab/Office	7	18,716,863	3.0	2.23x	14.9%	41.1%	41.1%
	Multifamily/Retail	4	18,369,231	2.9	1.38x	9.6%	63.3%	63.3%
	Office/Retail	1	8,468,750	1.3	1.50x	11.1%	61.6%	61.6%
	Subtotal / Weighted Average:	15	$133,520,135	21.3%	2.29x	14.3%	43.3%	43.2%
Hospitality	Full Service	4	$105,500,000	16.8%	1.58x	14.4%	63.8%	63.8%
	Limited Service	2	10,600,000	1.7	1.64x	14.7%	54.9%	54.9%
	Subtotal / Weighted Average:	6	$116,100,000	18.5%	1.58x	14.4%	63.0%	63.0%
Retail	Anchored	4	$45,500,000	7.2%	1.49x	11.4%	59.2%	59.2%
	Retail/Signage	1	45,000,000	7.2	3.34x	21.6%	26.6%	26.6%
	Lifestyle Center	1	21,125,000	3.4	1.48x	10.6%	67.5%	67.5%
	Shadow Anchored	1	4,000,000	0.6	1.38x	9.9%	53.3%	53.3%
	Unanchored	1	143,551	0.0	1.30x	9.0%	62.7%	62.7%
	Subtotal / Weighted Average:	8	$115,768,551	18.4%	2.20x	15.1%	47.8%	47.8%
Office	CBD	2	$45,000,000	7.2%	1.71x	13.7%	60.0%	60.0%
	Suburban/R&D	1	4,031,250	0.6	1.50x	11.1%	61.6%	61.6%
	Suburban	1	283,137	0.0	2.23x	14.9%	41.1%	41.1%
	Subtotal / Weighted Average:	4	$49,314,387	7.9%	1.69x	13.5%	60.0%	60.0%
Self Storage	Self Storage	13	$32,781,449	5.2%	1.38x	9.3%	63.2%	63.2%
Industrial	R&D/Flex	1	$16,600,000	2.6%	1.41x	10.5%	66.7%	66.7%
	Flex	1	11,300,000	1.8	1.42x	11.0%	63.8%	63.8%
	Subtotal / Weighted Average:	2	$27,900,000	4.4%	1.41x	10.7%	65.5%	65.5%
Manufactured Housing	Manufactured Housing	3	$14,500,000	2.3%	1.47x	10.2%	67.4%	67.4%
Total / Weighted Average:		67	$627,973,292	100.0%	1.80x	12.9%	55.1%	55.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily - High Rise
% of IPB:	9.8%	Net Rentable Area (Units):	1,011
Loan Purpose:	Refinance	Location(4):	Various, NJ
Borrowers(2):	Various	Year Built / Renovated(4):	Various / 2019-2024
Borrower Sponsor:	Asden (US) Inc.	Occupancy:	96.2%
Interest Rate:	6.13000%	Occupancy Date:	3/6/2025
Note Date:	4/4/2025	4th Most Recent NOI (As of):	$5,415,342 (12/31/2021)
Maturity Date:	4/6/2030	3rd Most Recent NOI (As of):	$4,550,202 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,761,467 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(5):	$7,162,394 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$16,810,167
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$8,824,754
Lockbox / Cash Management:	Springing / Springing	UW NOI(5):	$7,985,413
Additional Debt(1):	Yes	UW NCF:	$7,682,207
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per Unit(6):	$143,400,000 / $141,840
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	3/6/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$89,021
Taxes:	$483,686	$241,843	N/A	Maturity Date Loan / Room:	$89,021
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.8%
Replacement Reserves:	$0	$25,267	N/A	Maturity Date LTV:	62.8%
Deferred Maintenance:	$413,203	$0	N/A	UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,000,000	86.5%	Loan Payoff(7)	$97,864,638	94.1%
Sponsor Equity	14,040,330	13.5	Closing Costs(8)	5,278,803	5.1
			Upfront Reserves	896,889	0.9
Total Sources	$104,040,330	100.0%	Total Uses	$104,040,330	100.0%

(1)	The NJ Asden Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000 (the “NJ Asden Portfolio Whole Loan”). The information under Financial Information in the chart above is based on the outstanding principal balance as of the Cut-off Date of the NJ Asden Portfolio Whole Loan.
(2)	The borrowers are 44 S Munn LLC, 77 S Munn LLC, 175 Prospect LLC, 40 Washington Towers LLC, 777 W State LLC and 610 Sewall Ave Towers LLC.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to a reduction in payroll and benefits expense for which historical periods incorrectly included time and payment attributable to other properties the borrower sponsor owns.
(6)	Represents the “as portfolio” appraised value of the NJ Asden Portfolio Properties (as defined below), which reflects a portfolio premium of approximately 4.1% over the aggregate “As-Is” Appraised Values of the individual NJ Asden Portfolio Properties and is based on the extraordinary assumption that the entire portfolio is marketed to a single purchaser. The aggregate of the “As-Is” Appraised Values of the NJ Asden Portfolio Properties as of the appraisals dated between March 4, 2025 to March 6, 2025 is $137,800,000, which results in a Cut-off Date LTV and Maturity Date LTV of 65.3% each.
(7)	The prior loan secured by the NJ Asden Portfolio Properties in the amount of $105,000,000 was originated by New York Community Bank, which in the fourth quarter of 2024 was rebranded as Flagstar Bank. As part of Flagstar Bank’s recent restructuring efforts, the borrower sponsor agreed to buy back the prior loan at a price of $100,000,000 (a $5,000,000 discount from the outstanding balance). The loan payoff amount of $97,864,638 represents the loan payoff net of reserves.
(8)	Closing Costs include a rate buydown fee of $3,150,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The Loan. The largest mortgage loan (the “NJ Asden Portfolio Mortgage Loan”) is part of the NJ Asden Portfolio Whole Loan and is secured by the borrowers’ fee interest in a six property, 1,011-unit high rise multifamily portfolio located in East Orange, Trenton, and Asbury Park, New Jersey (the “NJ Asden Portfolio Properties”). The NJ Asden Portfolio Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The NJ Asden Portfolio Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.13000% per annum on an Actual/360 basis. The NJ Asden Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000.

The relationship between the holders of the NJ Asden Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The NJ Asden Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2025-5C10 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the NJ Asden Portfolio Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-5C10	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2025-5C34	No
A-3	$20,000,000	$20,000,000	BMO 2025-5C10	No
Whole Loan	$90,000,000	$90,000,000

The Properties. The NJ Asden Portfolio Properties are comprised of six high-rise multifamily properties totaling 1,011 units located in East Orange, Asbury Park and Trenton, New Jersey. As of March 6, 2025, the NJ Asden Portfolio Properties were 96.2% occupied. Approximately 25 units across the portfolio receive Section 8 assistance. In addition, the NJ Asden Portfolio Properties are located in cities that have enacted limitations on rent increases.

The following table presents certain information relating to the NJ Asden Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occ.(2)	Allocated Whole Loan Amount (“ALA”)	% of ALA	% of UW NOI(2)	Appraised Value(1)
Monroe Tower	Asbury Park, NJ	1963 / 2019-2024	261	93.5%	$35,455,500	39.4%	39.0%	$51,200,000
Executive House	East Orange, NJ	1965 / 2019-2024	228	96.9%	$21,435,500	23.8%	23.6%	$32,500,000
Washington Towers	East Orange, NJ	1964 / 2019-2024	197	96.4%	$12,871,500	14.3%	14.2%	$18,750,000
Ambassador Tower	East Orange, NJ	1960 / 2019-2024	161	97.5%	$10,561,500	11.7%	11.9%	$18,500,000
Lafayette House	Trenton, NJ	1965 / 2019-2024	89	97.8%	$5,427,500	6.0%	6.3%	$8,900,000
Munn Heritage	East Orange, NJ	1918 / 2019-2024	75	98.7%	$4,248,500	4.7%	5.1%	$7,950,000
Total/ Wtd. Avg			1,011	96.2%	$90,000,000	100.0%	100.0%	$143,400,000(3)
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated March 6, 2025.
(3)	Total Appraised Value represents the “as portfolio” appraised value of the NJ Asden Portfolio Properties, which reflects a portfolio premium of approximately 4.1% over the aggregate “As-Is” Appraised Values of the individual NJ Asden Portfolio Properties and is based on the extraordinary assumption that the entire portfolio is marketed to a single purchaser. The aggregate of the “As-Is” Appraised Values of the NJ Asden Portfolio Properties as of the appraisals dated between March 4, 2025 to March 6, 2025 is $137,800,000.

Monroe Tower

The Monroe Tower property consists of a 15-story, 261-unit, high-rise multifamily property located in Asbury Park, New Jersey (the “Monroe Tower Property”). The Monroe Tower Property was originally constructed in 1963 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $3,922,064 and included renovations to 120 units as well as the common areas at the Monroe Tower Property. The Monroe Tower Property has a unit mix of 176 one-bedroom units, 84 two-bedroom units, and one three-bedroom unit. Amenities at the Monroe Tower Property include an on-site laundry, an Amazon package center, and bike storage. The Monroe Tower Property also features 261 parking spaces, resulting in a parking ratio of 1.00 space per unit. As of March 6, 2025, the Monroe Tower Property was 93.5% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

Executive House

The Executive House property consists of a 23-story, 228-unit, high-rise multifamily property located in East Orange, New Jersey (the “Executive House Property”). The Executive House Property was originally constructed in 1965 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $6,080,701 and included renovations to 101 units as well as the common areas at the Executive House Property. The Executive House Property has a unit mix of 41 studio units, 135 one-bedroom units, 39 two-bedroom units, and 13 three-bedroom units. Amenities at the Executive House Property include an on-site laundry, tennis courts, and an outdoor swimming pool. The Executive House Property also features 239 parking spaces, resulting in a parking ratio of approximately 1.05 spaces per unit. As of March 6, 2025, the Executive House Property was 96.9% leased.

Washington Towers

The Washington Towers property consists of a 14-story, 197-unit, high-rise multifamily property located in East Orange, New Jersey (the “Washington Towers Property”). The Washington Towers Property was originally constructed in 1964 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $2,237,882 and included renovations to 76 units as well as the common areas at the Washington Towers Property. The Washington Towers Property has a unit mix of 70 studio units, 98 one-bedroom units, and 29 two-bedroom units. Amenities at the Washington Towers Property include an on-site laundry and 170 parking spaces, resulting in a parking ratio of approximately 0.86 spaces per unit. As of March 6, 2025, the Washington Towers Property was 96.4% leased.

Ambassador Tower

The Ambassador Tower property consists of a nine-story, 161-unit, high-rise multifamily property located in East Orange, New Jersey (the “Ambassador Tower Property”). The Ambassador Tower Property was originally constructed in 1960 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $2,808,917 and included renovations to 47 units as well as the common areas at the Ambassador Tower Property. The Ambassador Tower Property has a unit mix of two studio units, 120 one-bedroom units, and 39 two-bedroom units. Amenities at the Ambassador Tower Property include an on-site laundry, an Amazon package center, and bike storage. The Ambassador Tower Property also features 181 parking spaces, resulting in a parking ratio of approximately 1.12 spaces per unit. As of March 6, 2025, the Ambassador Tower Property was 97.5% leased.

Lafayette House

The Lafayette House property consists of a 12-story, 89-unit, high-rise multifamily property located in Trenton, New Jersey (the “Lafayette House Property”). The Lafayette House Property was originally constructed in 1965 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $1,604,553 and included renovations to 48 units as well as the common areas at the Lafayette House Property. The Lafayette House Property has a unit mix of 67 one-bedroom units and 22 two-bedroom units. Amenities at the Lafayette House Property include an on-site laundry and electric vehicle charging stations. The Lafayette House Property also features 106 parking spaces, resulting in a parking ratio of approximately 1.19 spaces per unit. As of March 6, 2025, the Lafayette House Property was 97.8% leased.

Munn Heritage

The Munn Heritage property consists of an eight-story, 75-unit, high-rise multifamily property located in East Orange, New Jersey (the “Munn Heritage Property”). The Munn Heritage Property was originally constructed in 1918 and most recently renovated from 2019 to 2024. Renovation costs totaled approximately $1,868,887 and included renovations to 26 units as well as the common areas at the Munn Heritage Property. The Munn Heritage Property has a unit mix of 44 one-bedroom units, 17 two-bedroom units, and 14 three-bedroom units. Amenities at the Munn Heritage Property include an on-site laundry and 80 parking spaces, resulting in a parking ratio of approximately 1.07 spaces per unit. As of March 6, 2025, the Munn Heritage Property was 98.7% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The following table presents certain information relating to the multifamily unit mix at the NJ Asden Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
Monroe Tower
1BD/1BR	173	66.3%	160	92.5%	688	$1,617	$1,900
1BD/1BR - Sec.8	3	1.1%	3	100.0%	677	$1,425	$1,900
2BD/2BR	80	30.7%	77	96.3%	1,053	$1,891	$2,400
2BD/2BR - Sec.8	4	1.5%	4	100.0%	1,054	$1,803	$2,400
3BD/1BR	1	0.4%	0	0.0%	1,065	NAP	$2,800
Property Total / Wtd Avg.	261	100.0%	244	93.5%	807	$1,704	$2,064
Executive House
Studio	40	17.5%	39	97.5%	544	$1,128	$1,200
Studio - Sec.8	1	0.4%	1	100.0%	536	$1,175	$1,200
1BD/1BR	132	57.9%	130	98.5%	891	$1,426	$1,450
1BD/1BR - Sec.8	3	1.3%	3	100.0%	942	$1,378	$1,500
2BD/1BR	6	2.6%	6	100.0%	1,198	$1,947	$1,950
2BD/2BR	32	14.0%	29	90.6%	1,231	$1,894	$2,000
2BD/2BR - Sec.8	1	0.4%	1	100.0%	1,259	$2,425	$2,000
3BD/2BR	12	5.3%	11	91.7%	1,487	$2,318	$2,350
3BD/2BR - Sec.8	1	0.4%	1	100.0%	1,488	$2,387	$2,350
Property Total / Wtd Avg.	228	100.0%	221	96.9%	920	$1,501	$1,550
Washington Towers
Studio	67	34.0%	63	94.0%	426	$933	$935
Studio - Sec.8	3	1.5%	3	100.0%	422	$975	$935
1BD/1BR	96	48.7%	95	99.0%	802	$1,134	$1,400
1BD/1BR - Sec.8	2	1.0%	2	100.0%	771	$1,007	$1,450
2BD/2BR	29	14.7%	27	93.1%	989	$1,188	$1,700
Property Total / Wtd Avg.	197	100.0%	190	96.4%	695	$1,071	$1,279
Ambassador Tower
Studio	2	1.2%	2	100.0%	703	$887	$1,200
1BD/1BR	117	72.7%	114	97.4%	867	$1,182	$1,417
1BD/1BR - Sec.8	3	1.9%	3	100.0%	833	$1,067	$1,417
2BD/1BR	2	1.2%	2	100.0%	1,156	$1,463	$1,700
2BD/1BR - Sec.8	1	0.6%	1	100.0%	1,180	$1,560	$1,700
2BD/2BR	36	22.4%	35	97.2%	1,141	$1,332	$1,700
Property Total / Wtd Avg.	161	100.0%	157	97.5%	931	$1,215	$1,483
Lafayette House
1BD/1BR	64	71.9%	62	96.9%	804	$1,208	$1,475
1BD/1BR - Sec.8	3	3.4%	3	100.0%	738	$1,110	$1,433
2BD/2BR	22	24.7%	22	100.0%	1,316	$1,341	$1,600
Property Total / Wtd Avg.	89	100.0%	87	97.8%	928	$1,238	$1,504
Munn Heritage
1BD/1BR	44	58.7%	43	97.7%	834	$1,055	$1,400
2BD/2BR	17	22.7%	17	100.0%	1,071	$1,136	$1,750
3BD/2BR	14	18.7%	14	100.0%	1,363	$1,430	$2,000
Property Total / Wtd Avg.	75	100.0%	74	98.7%	987	$1,145	$1,591
Portfolio Total / Wtd Avg.	1,011	100.0%	973	96.2%	854	$1,371	$1,618
(1)	Based on the underwritten rent rolls dated March 6, 2025.
(2)	Average Monthly Rent Per Unit is based on occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

Appraisals. According to the appraisals, the NJ Asden Portfolio Properties had an aggregate “as-is” appraised value of $137,800,000 as of the appraisals dated between March 4, 2025 and March 6, 2025. The table below shows the appraisals’ aggregate “as-is” conclusions. In addition, a portfolio appraisal determined a portfolio appraised value of $143,400,000, which reflects a portfolio premium of approximately 4.1% over the aggregate “As-Is” Appraised Values of the individual NJ Asden Portfolio Properties and is based on the extraordinary assumption that the entire portfolio is marketed to a single purchaser.

NJ Asden Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Monroe Tower	$51,200,000	6.00%
Executive House	$32,500,000	6.00%
Washington Towers	$18,750,000	6.00%
Ambassador Tower	$18,500,000	6.00%
Lafayette House	$8,900,000	6.50%
Munn Heritage	$7,950,000	6.00%
Total / Wtd. Avg.	$137,800,000	6.03%
Portfolio Appraised Value	$143,400,000	5.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated March 13, 2025, there were recognized environmental conditions at three of the NJ Asden Portfolio Properties, including (i) at the Executive House Property relating to a 20,000 gallon heating oil underground storage tank (“UST”) and a reported release, for which documentation was not available, (ii) at the Ambassador Tower Property relating to a 10,000 gallon heating oil UST for which removal documentation was not available, and (iii) at the Lafayette House Property relating to four heating oil USTs for which removal documentation was not available. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current multifamily occupancy of the NJ Asden Portfolio Properties:

Historical and Current Occupancy
	2021	2022	2023	2024	Current(1)
NJ Asden Portfolio	94.9%	94.7%	95.6%	93.5%	96.2%
(1)	Current occupancy represents occupancy as of the underwritten rent rolls dated March 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the NJ Asden Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024(1)	U/W(1)	Per Unit	%(2)
Base Rent(3)	$14,623,611	$14,937,479	$15,686,202	$15,839,710	$16,010,936	$15,837	95.3%
Potential Income from Vacant Units	0	0	0	0	791,880	$783	4.7%
Gross Potential Rent	$14,623,611	$14,937,479	$15,686,202	$15,839,710	$16,802,816	$16,620	100.0%
Other Income(3)(4)	465,811	445,917	539,113	629,009	1,015,520	$1,004	6.0%
Net Rental Income	$15,089,422	$15,383,396	$16,225,314	$16,468,719	$17,818,336	$17,624	106.0%
(Vacancy / Credit Loss)	($505,985)	($441,913)	($296,181)	($269,115)	($1,008,169)	($997)	(6.0%)
Total Effective Gross Income	$14,583,438	$14,941,483	$15,929,133	$16,199,604	$16,810,167	$16,627	100.0%

Real Estate Taxes	2,148,837	2,512,191	2,714,192	2,767,284	2,850,207	$2,819	17.0%
Insurance	459,472	605,136	805,709	803,488	861,115	$852	5.1%
Management Fee	437,503	448,244	477,874	485,988	504,305	$499	3.0%
Payroll & Benefits(1)	1,678,988	1,712,082	1,555,450	1,552,278	1,180,955	$1,168	7.0%
Repairs & Maintenance	2,124,296	2,539,437	1,178,737	983,828	983,828	$973	5.9%
Utilities	2,036,608	2,290,133	2,131,900	2,196,134	2,196,134	$2,172	13.1%
General & Administrative	282,390	284,059	303,803	248,209	248,209	$246	1.5%
Total Expenses	$9,168,096	$10,391,281	$9,167,667	$9,037,209	$8,824,754	$8,729	52.5%

Net Operating Income	$5,415,342	$4,550,202	$6,761,467	$7,162,394	$7,985,413	$7,899	47.5%
Replacement Reserves	0	0	0	0	303,207	$300	1.8%
Net Cash Flow	$5,415,342	$4,550,202	$6,761,467	$7,162,394	$7,682,207	$7,599	45.7%
(1)	The increase in Base Rent and Net Operating Income from 2024 to U/W is primarily attributable to a reduction in payroll and benefits expense for which historical periods incorrectly included time and payment attributable to other properties the borrower sponsor owns.
(2)	The % column represents percentage of Gross Potential Rent for all revenue line items and percentage of Total Effective Gross Income for the remainder of the fields.
(3)	The increase in Other Income from historical periods to U/W is primarily attributable to historical periods previously including parking income in Base Rent instead of Other Income.
(4)	Other Income includes parking income, storage income, laundry income and pet fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The Market. The NJ Asden Portfolio Properties are located in East Orange (four properties, 54.7% of underwritten NOI), Asbury Park (one property, 39.0% of underwritten NOI), and Trenton, New Jersey (one property, 6.3% of underwritten NOI). The four properties within East Orange include the Executive House Property, Washington Towers Property, Ambassador Tower Property, and Munn Heritage Property, all of which are located within one mile of each other. The Monroe Tower Property is located in Asbury Park, and the Lafayette House Property is located in Trenton.

According to a third-party market research report, the Executive House Property, Washington Towers Property, Ambassador Tower Property, and Munn Heritage Property are all located within the Lower Essex County multifamily submarket. As of March 25, 2025, the submarket had total inventory of 26,170 units, a vacancy rate of 5.7%, and effective monthly rent per unit of $1,995.

According to a third-party market research report, the Monroe Tower Property is located within the East Monmouth multifamily submarket. As of March 25, 2025, the submarket had total inventory of 24,087 units, a vacancy rate of 3.0%, and effective monthly rent per unit of $2,212.

According to a third-party market research report, the Lafayette House Property is located within the Trenton/Hamilton/Ewing multifamily submarket. As of March 27, 2025, the submarket had total inventory of 6,715 units, a vacancy rate of 4.5%, and effective monthly rent per unit of $1,906.

According to the appraisal, the weighted average 2024 population within a one-, three- and five- mile radius of the NJ Asden Portfolio Properties was 39,236, 232,473, and 512,836, respectively. The 2024 average household income within the same radii was $95,842, $113,562, and $124,228, respectively.

The following table presents certain information relating to the demographics of the NJ Asden Portfolio Properties:

Demographic Summary(1)
		2024 Population			2024 Average Household Income
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Monroe Tower	Asbury Park, NJ	23,225	64,772	127,560	$112,624	$131,359	$138,860
Executive House	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Washington Towers	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Ambassador Tower	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Lafayette House	Trenton, NJ	20,297	145,881	255,384	$74,979	$96,115	$117,495
Munn Heritage	East Orange, NJ	52,812	361,832	816,745	$86,288	$102,893	$114,582
Wtd. Avg. (based on UW NOI)		39,236	232,473	512,836	$95,842	$113,562	$124,228
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The following table presents certain information relating to multifamily properties comparable to the NJ Asden Portfolio Properties:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size (SF)	Average Monthly Rent per Unit
Monroe Tower(2)	-	1963 / 2019-2024	261	1BR/1BA	688 SF	$1,613
				2BR/2BA	1,054 SF	$1,887
				3BR/1BA	1,065 SF	NAP
550 Cookman 550 Cookman Avenue Asbury Park, NJ	0.3 mi	1938 / NAV	31	1BR/1BA	912 SF	$2,255
				2BR/2BA	1,188 SF	$2,753
				3BR/2BA	1,708 SF	$3,150
Frederick Douglas Apartments 1026 Mattison Avenue Asbury Park, NJ	0.5 mi	1971 / NAV	90	1BR/1BA	667 SF	$1,778
				2BR/1BA	1,000 SF	$1,988
Ocean Gate Arms 151 Stockton Avenue Ocean Grove, NJ	0.9 mi	1963 / NAV	26	1BR/1BA	562 SF	$1,423
				2BR/1BA	650 SF	$1,661
Executive House(2)	-	1965 / 2019-2024	228	Studio	543 SF	$1,129
				1BR/1BA	892 SF	$1,425
				2BR/1BA	1,198 SF	$1,947
				2BR/2BA	1,232 SF	$1,912
				3BR/2BA	1,487 SF	$2,323
Washington Towers(2)	-	1964 / 2019-2024	197	Studio	426 SF	$935
				1BR/1BA	801 SF	$1,132
				2BR/2BA	989 SF	$1,188
Ambassador Tower(2)	-	1960 / 2019-2024	161	Studio	703 SF	$887
				1BR/1BA	866 SF	$1,179
				2BR/1BA	1,164 SF	$1,495
				2BR/2BA	1,141 SF	$1,332
Munn Heritage(2)	-	1918 / 2019-2024	75	1BR/1BA	834 SF	$1,055
				2BR/2BA	1,071 SF	$1,136
				3BR/2BA	1,363 SF	$1,430
120 S Harrison St 120 South Harrison Street East Orange, NJ	0.8 mi(3)	1930 / NAV	44	1BR/1BA	750 SF	$2,000
				2BR/1BA	1,000 SF	$2,388
				3BR/1BA	1,500 SF	$2,836
60 North Arlington 60 North Arlington Avenue East Orange, NJ	0.9 mi(3)	1920 / NAV	52	1BR/1BA	450 SF	$1,350
				2BR/1BA	1,065 SF	$1,550
				3BR/1BA	1,379 SF	$1,900
179 South Harrison 179 South Harrison Street East Orange, NJ	1.0 mi(3)	1924 / NAV	50	1BR/1BA	900 SF	$1,800
				2BR/1BA	1,175 SF	$2,150
				3BR/1BA	1,450 SF	$2,605
Lafayette House(2)	-	1965 / 2019-2024	89	1BR/1BA	801 SF	$1,203
				2BR/2BA	1,316 SF	$1,341
Sanhican Commons 9 & 11 Sanhican Drive Trenton, NJ	0.9 mi	1950 / NAV	16	1BR/1BA	720 SF	$1,100
				2BR/1BA	960 SF	$1,275
Beechwood Gardens 225 Beechwood Avenue Trenton, NJ	1.2 mi	1964 / NAV	62	1BR/1BA	700 SF	$1,250
				2BR/1BA	875 SF	$1,425
Trenton Watch Factory 720 Monmouth Street Trenton, NJ	2.9 mi	1965 / NAV	71	1BR/1BA	815 SF	$1,300
				2BR/1BA	1,000 SF	$1,575
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated March 6, 2025. Average Unit Size (SF) and Average Monthly Rent per Unit reflects the average values inclusive of Section 8 Units.
(3)	Represent the distances from the Executive House Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

The Borrowers. The borrowers are 44 S Munn LLC, 77 S Munn LLC, 175 Prospect LLC, 40 Washington Towers LLC, 777 W State LLC and 610 Sewall Ave Towers LLC, each a New Jersey limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the NJ Asden Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Asden (US) Inc., a privately owned, New Jersey-based, fully integrated real estate developer. The firm seeks to invest in stable markets with low vacancy rates, and opportunities for further growth. Asden (US) Inc.’s portfolio is comprised of only multifamily properties and includes eight properties in the Bronx, four properties in the Atlanta metropolitan area, eight properties in New Jersey (including the NJ Asden Portfolio Properties), one property in Memphis, ten properties in Miami, three properties in Houston, and three properties in Ohio.

Property Management. The NJ Asden Portfolio Properties are managed by Asden Management LLC and Asden Management II LLC, both borrower affiliated management companies.

Escrows and Reserves. At origination of the NJ Asden Portfolio Whole Loan, the borrower deposited approximately (i) $483,686 into a reserve account for real estate taxes and (ii) $413,203 into a reserve account for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $241,843).

Insurance Escrows – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date of the NJ Asden Portfolio Whole Loan, a blanket insurance policy was in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $25,267 into a replacement reserve.

Lockbox / Cash Management. The NJ Asden Portfolio Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the NJ Asden Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the NJ Asden Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the NJ Asden Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the NJ Asden Portfolio Whole Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the NJ Asden Portfolio Whole Loan documents and (ii) the debt service coverage ratio being less than 1.18x (provided, however, no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the NJ Asden Portfolio Whole Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.18x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 1 – NJ Asden Portfolio

“Collateral Cure Conditions” will be deemed to exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit which, in either case, will serve as additional collateral for the NJ Asden Portfolio Whole Loan, in an amount equal to $995,000 (the “Collateral Deposit Amount”) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clause (A)(ii) of the definition of such term) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must deposit additional cash collateral or increase the letter of credit amount in the amount of the Collateral Deposit Amount. The lender is required to return such collateral to the borrower, provided no event of default is continuing under the NJ Asden Portfolio Whole Loan Documents, at such time as the debt service coverage ratio is equal to or greater than 1.18x for two consecutive calendar quarters without taking into account such collateral.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	9.8%	Net Rentable Area (Rooms):	360
Loan Purpose:	Refinance	Location:	Jamaica, NY
Borrower:	135th Avenue JFK Property III LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Nicholas D. Newman	Occupancy / ADR / RevPAR:	87.3% / $272.46 / $237.81
Interest Rate:	7.60000%	Occupancy / ADR / RevPAR Date:	2/28/2025
Note Date:	4/15/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$13,077,224 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$13,637,864 (TTM 2/28/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	87.3% / $272.46 / $237.81
Amortization Type:	Interest Only	UW Revenues:	$32,408,931
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$19,363,879
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,045,052
Additional Debt(1):	Yes	UW NCF:	$11,748,694
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per Room:	$152,000,000 / $422,222
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/11/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$277,778
Taxes:	$293,351	$48,892	N/A	Maturity Date Loan / Room:	$277,778
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.8%
FF&E Reserve:	$0	$108,030	N/A	Maturity Date LTV:	65.8%
				UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,000,000	100.0%	Loan Payoff	$63,544,204	63.5%
			Principal Equity Distribution	32,823,684	32.8
			Closing Costs(5)	3,338,761	3.3
			Upfront Reserves	293,351	0.3
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The Marriott JFK Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 (the “Marriott JFK Whole Loan”). The information under Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Marriott JFK Whole Loan.
(2)	Defeasance of the Marriott JFK Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Marriott JFK Whole Loan to be securitized and (b) April 15, 2029. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C10 securitization in May 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	4th Most Recent NOI and 3rd Most Recent NOI are not available because the Marriott JFK Property (as defined below) was recently built in 2023.
(5)	Closing Costs include a rate buydown fee of $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

The Loan. The second largest mortgage loan (the “Marriott JFK Mortgage Loan”) is part of the Marriott JFK Whole Loan secured by the borrower’s fee interest in a 360-room, full service hotel located in Queens, New York (the “Marriott JFK Property”). The Marriott JFK Whole Loan is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Marriott JFK Whole Loan was originated on April 15, 2025 by Citi Real Estate Funding Inc. (“CREFI”). The Marriott JFK Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 7.60000% per annum on an Actual/360 basis. The Marriott JFK Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000. The scheduled maturity date of the Marriott JFK Whole Loan is May 6, 2030.

The relationship between the holders of the Marriott JFK Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Marriott JFK Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2025-5C10 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the Marriott JFK Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C10	Yes
A-2(1)	$40,000,000	$40,000,000	CREFI	No
Whole Loan	$100,000,000	$100,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Marriott JFK Property is an 11-story, 360-room, full service hotel located in the Jamaica neighborhood of Queens, New York. The Marriott JFK Property was originally constructed in 2023 and is located in close proximity to John F. Kennedy International Airport (“JFK”). JFK spans 4,930 acres across six terminals and is served by more than 125 aircraft gates. According to a third-party market research report, JFK had 62,440,306 passengers in 2023. According to the appraisal, the estimated demand segmentation for the Marriott JFK Property consisted of 45.0% commercial, 35.0% meeting and group and 20.0% leisure.

The Marriott JFK Property contains 189 king guestrooms,159 double / double guestrooms, and 12 ADA rooms. Amenities at the Marriott JFK Property include three food and beverage outlets, a business center, fitness center, sundry shop, and 4,224 square feet of meeting space. The Marriott JFK Property also features 34 parking spaces. The food and beverage outlets are comprised of the Quimby Restaurant, a 100-seat restaurant serving three meals daily and room service, the Q-Lounge, a 50-seat lounge serving beverages and small bites, and M-Club (concierge lounge), a 50-seat lounge located on the 11th floor that serves Marriott Bonvoy Club members that overlooks JFK.

The following table presents certain information relating to the 2024 estimated demand analysis with respect to the Marriott JFK Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
Marriott JFK	360	45.0%	35.0%	20.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Marriott JFK Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Marriott JFK(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2024	83.3%	$274.46	$228.60	79.6%	$247.72	$197.10	104.7%	110.8%	116.0%
TTM 2/28/2025	87.3%	$272.46	$237.81	78.9%	$248.97	$196.54	110.6%	109.4%	121.0%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marriott JFK Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Marriott JFK Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes DoubleTree by Hilton New York JFK Airport, Courtyard New York JFK Airport, Hilton Garden Inn Queens/JFK Airport, TWA Hotel, and Hyatt Regency JFK Airport at Resorts World New York.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

Appraisal. According to the appraisal, the Marriott JFK Property had an “as-is” appraised value of $152,000,000 as of February 11, 2025. The Cut-off Date LTV and Maturity Date LTV based on the “as-is” appraised value are each 65.8%. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$152,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 4, 2025, there was no evidence of any recognized environmental conditions at the Marriott JFK Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Marriott JFK Property:

Operating History and Net Cash Flow(1)
	2024	TTM 2/28/2025	Underwritten	Per Room(2)	%(3)
Occupancy (%)	83.3%	87.3%	87.3%
ADR	$274.46	$272.46	$272.46
RevPar	$228.60	$237.81	$237.81

Rooms Revenue	$30,119,921	$31,248,312	$31,248,312	$86,801	96.4%
Parking Revenue	553,137	565,015	565,015	1,569	1.7%
Other Revenue(4)	436,659	595,605	595,605	1,654	1.8%
Total Revenue	$31,109,717	$32,408,931	$32,408,931	$90,025	100.0%

Rooms Expense	$8,374,730	$8,816,319	$8,816,319	$24,490	28.2%
Parking Expense	441,209	413,216	413,216	1,148	73.1%
Other Departmental Expenses(5)	15,065	16,112	16,112	45	2.7%
Departmental Expenses	$8,831,004	$9,245,647	$9,245,647	$25,682	28.5%

Departmental Profit	$22,278,713	$23,163,284	$23,163,284	$64,342	71.5%

Management Fee	$933,291	$972,268	$972,268	$2,701	3.0%
Franchise Fee	1,978,111	2,085,544	2,637,608	7,327	8.1%
Other Undistributed Expenses(6)	5,535,850	5,658,923	5,709,716	15,860	17.6%
Total Undistributed Expenses	$8,447,252	$8,716,735	$9,319,592	$25,888	28.8%

Real Estate Taxes(7)	$488,498	$535,456	$558,764	$1,552	1.7%
Property Insurance	265,739	273,229	239,876	666	0.7%
Net Operating Income	$13,077,224	$13,637,864	$13,045,052	$36,236	40.3%

FF&E	$1,244,389	$1,296,357	$1,296,357	$3,601	4.0%
Net Cash Flow	$11,832,835	$12,341,506	$11,748,694	$32,635	36.3%
(1)	Information prior to 2024 is not available because the Marriott JFK Property was built in 2023.
(2)	Per Room values are based on 360 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Parking Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Other Revenue includes food & beverage commissions revenue as well as guest laundry-valet services.
(5)	Other Departmental Expenses includes the laundry valet expense.
(6)	Other Undistributed Expenses include administrative and general, sales and marketing, operations and maintenance, heat, power, and light, and information and telecom expenses.
(7)	The Marriott JFK Property benefits from an Industrial and Commercial Property (“ICAP”) tax exemption that began in the 2022/2023 tax year, pursuant to which the difference in assessed value of the improvements prior to construction and after construction is 100% exempt for a period of 11 years, with the exempt percentage reducing by 20% for each of the 5 years thereafter. The appraisal estimated the present value of the tax savings from such exemption to be $13,241,990. The lender underwrote real estate taxes based on the estimated abated taxes for the 2025/2026 year of $558,764. Estimated unabated taxes for such tax year are $2,340,488.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

The Market. The Marriott JFK Property is located at 135-25 142nd Street in the Jamaica neighborhood of Queens, New York and is immediately adjacent to JFK. The primary demand driver for the Marriott JFK Property is its proximity to JFK which spans 4,930 acres across six terminals and is served by more than 125 aircraft gates. According to a third-party market research report, JFK had 62,440,306 passengers in 2023. The Marriott JFK Property also benefits from many broader demand drivers of New York City tourism such as Broadway theaters, museums and art galleries, and landmark attractions such as Times Square, the Empire State Building, and Central Park.

The following table presents certain information relating to the competitive set of the Marriott JFK Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2024 Occupancy	Estimated 2024 ADR	Estimated 2024 RevPAR
Marriott JFK	360	2023	83.3%	$274.46	$228.60
DoubleTree by Hilton New York JFK Airport	385	1970	80% - 85%	$195 - $205	$160 - $170
Courtyard New York City JFK Airport	166	2001	90% - 95%	$240 - $250	$220 - $230
Hilton Garden Inn Queens/JFK Airport	192	2005	80% - 85%	$230 - $240	$190 - $200
TWA Hotel	512	2019	80% - 85%	$305 - $325	$255 - $265
Hyatt Regency JFK Airport at Resorts World New York	400	2021	65% - 70%	$205 - $215	$130 - $140
Total Avg. Competitive Set			80.0%	$252.09	$202.46
(1)	Source: Appraisal.

The Borrower. The borrower is 135th Avenue JFK Property III LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott JFK Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Nicholas D. Newman of Soundview Real Estate Partners and the non-recourse carveout guarantors are Nicholas D. Newman of Soundview Real Estate Partners and Robert G. Schaedle, III of Chartwell Hospitality. Founded in 2003, Soundview Real Estate Partners uses a joint venture-driven investment model built on an established network of local and regional real estate operators. Soundview has invested in over 170 separate transactions totaling a combined real estate value in excess of $3 billion. Chartwell Hospitality is a fully integrated real estate firm founded in 2003 and based in Nashville, Tennessee. Chartwell Hospitality specializes in the acquisition, development, and management of high-quality branded limited and full service hotels.

Property Management. The Marriott JFK Property is managed by JFK Hospitality Management, LLC, a borrower affiliated management company.

Escrows and Reserves. At origination of the Marriott JFK Mortgage Loan, the borrower deposited approximately $293,351 into a real estate tax reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $48,892).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Marriott JFK Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) on account of FF&E under the Franchise Agreement (as defined below). The “FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (1) the annual gross revenues for the hotel related operations at the Marriott JFK Property for the immediately preceding calendar year and (2) the projected annual gross revenues for the hotel related operations at the Marriott JFK Property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $108,030.

Lockbox / Cash Management. The Marriott JFK Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit, or cause to be deposited, all revenue generated by the Marriott JFK Property. The borrower is required to deliver direction letters to (i) all tenants occupying space in the Marriott JFK Property directing them to pay to the lender-controlled lockbox account all rent and other sums due under the lease to which they are a party and (ii) each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower or property manager under the applicable credit card processing agreement. In addition, the borrower and property manager are required to immediately deposit all revenue from the Marriott JFK Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 2 – Marriott JFK

received by them into the lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Marriott JFK Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott JFK Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott JFK Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Marriott JFK Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below), and (iv) the occurrence of a manager bankruptcy event; and expiring upon (w) with respect to clause (i) above, the cure of the applicable event of default, (x) with respect to clause (ii) above, the debt service coverage ratio remaining at or above 1.25x for one calendar quarter, (y) with respect to clause (iii) above, the cure of the applicable Franchise Agreement Trigger Period, and (z) with respect to clause (iv) above, the borrower’s replacement of the applicable manager with a manager and a management agreement each approved by the lender.

A “Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of any of the following: (i) the borrower being in default under the Franchise Agreement beyond any applicable notice and cure periods, (ii) the borrower or franchisor giving notice that it is terminating the Franchise Agreement, (iii) any termination, cancellation, or expiration of the Franchise Agreement, (iv) any bankruptcy or insolvency of the franchisor, (v) the Marriott JFK Property failing to be operated, “flagged” and/or branded pursuant to the Franchise Agreement and (vi) any permit applicable to the Franchise Agreement ceasing to be in full force and effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to lender of (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Marriott JFK Property pursuant to a replacement Franchise Agreement approved by the lender with a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Marriott JFK Property and approved by the lender, entered into in accordance with the Marriott JFK Mortgage Loan documents.

“Franchise Agreement Cure Conditions” shall mean each of the following: (i) the borrower has cured all defaults (if any) under the Franchise Agreement to the satisfaction of the applicable franchisor, (ii) the borrower and the applicable franchisor have re-affirmed the Franchise Agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor or Franchise Agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such Franchise Agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Marriott JFK Property continues to be operated, “flagged” or branded pursuant to the Franchise Agreement, and (v) all permits applicable to the related Franchise Agreement are in full force and effect.

“Franchise Agreement” means the Marriott franchise agreement in effect on the origination date or any replacement franchise agreement approved by the lender in accordance with the terms of the Marriott JFK Mortgage Loan Documents.

Subordinate or Mezzanine Debt. None.

Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type – Subtype:	Mixed Use – R&D/Lab/Office
% of IPB:	7.3%	Net Rentable Area (SF):	91,521
Loan Purpose:	Acquisition	Location:	San Diego, CA
Borrower:	3040-3050 Science Park Owner, L.L.C.	Year Built / Renovated:	1985 / 2021
Borrower Sponsor(1):	Breakthrough Properties LLC	Occupancy:	100.0%
Interest Rate:	5.49600%	Occupancy Date:	2/25/2025
Note Date:	2/28/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,229,747
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,707,264
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,522,483
Additional Debt:	No	UW NCF:	$6,298,256
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$114,000,000 / $1,246
Additional Debt Type:	N/A	Appraisal Date:	2/11/2025

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$492
RE Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$492
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	39.5%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.51x
				UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	39.1%	Purchase Price(5)	$114,000,000	99.1%
Borrower Sponsor Equity	70,071,310	60.9	Closing Costs	1,071,310	0.9
Total Sources	$115,071,310	100.0%	Total Uses:	$115,071,310	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Muse at Torrey Pines Mortgage Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Historical cash flows are unavailable as the borrower recently acquired the Muse at Torrey Pines Property (as defined below) and the property seller did not provide historical information.
(4)	The appraisal concluded to a dark value of $34,600,000 for the 3040 Science Park Road property and a dark value of $55,900,000 for 3050 Science Park Road property, which results in a Cut-Off Date LTV and Maturity Date LTV of 49.7% each.
(5)	The acquisition of the Muse at Torrey Pines Property was made on February 3, 2025, and the Muse at Torrey Pines Mortgage Loan recapitalized the borrower after the acquisition. The related borrower sponsor also acquired an adjacent non-collateral life sciences building located at 3030 Science Park Road (the “3030 Building”) as part of the acquisition. The purchase price above represents the amount of the total purchase price that was allocated to the Muse at Torrey Pines Property.

The Loan. The third largest mortgage loan (the “Muse at Torrey Pines Mortgage Loan”) is secured by the borrower’s fee interest in a 91,521 square foot mixed use R&D/Lab/Office facility located in San Diego, California (the “Muse at Torrey Pines Property”).The Muse at Torrey Pines Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 7.3% of the Initial Pool Balance. The Muse at Torrey Pines Mortgage Loan was originated on February 28, 2025 by German American Capital Corporation and accrues interest at a fixed rate of 5.49600% per annum on an Actual/360 basis. The Muse at Torrey Pines Mortgage Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Muse at Torrey Pines Mortgage Loan requires interest-only payments during the full term. The scheduled maturity date of the Muse at Torrey Pines Mortgage Loan is the payment date in March 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

The Property. The Muse at Torrey Pines Property is a 91,521 SF two building mixed use R&D/Lab/Office facility located at 3050 and 3040 Science Park Road, San Diego, CA 92121. The Muse at Torrey Pines Property is 100% leased to Prometheus Biosciences (60.2% of NRA), Organogenesis, Inc. (25.1% of NRA), Aegis Life, Inc (10.5% of NRA), and Halloran Consulting Group, Inc. (2.6% of NRA) as well as a café occupying the remainder of the square footage. Prometheus Biosciences was acquired by Merck & Co., Inc. (NYSE: MRK / Moody’s: Aa3 / S&P: A+), in 2023. Prometheus Biosciences is the primary tenant at the Muse at Torrey Pines Property, occupying both floors of the 3050 Science Park Road building. The Muse at Torrey Pines Property is predominantly utilized by tenants for medical research and development purposes, and features lab-to-office ratios of 40% / 60% at 3040 Science Park Road, and 35% / 65% at 3050 Science Park Road. These recently renovated spaces include over 120 lab benches and 25 lab support rooms and were modernized by prior ownership. Both buildings benefit from dedicated ingress and egress points, providing access for parking and shipping/receiving.

The Muse at Torrey Pines Property has benefited from significant recent capital investment, totaling $57.9 million ($633 PSF) since 2021. The Muse at Torrey Pines Property was comprehensively redeveloped and modernized to meet the standards of similar facilities located throughout the Torrey Pines submarket. Prior ownership undertook a full remodel of the façade, replacing outdated brickwork with modern glass frontage, and relandscaped the surrounding area to take advantage of the unique grading and views provided by the hilltop location. Alongside its high-quality lab infrastructure, the campus was improved with a wide array of amenities, including a café, fitness center, conference center, bike and surf storage and outdoor gathering spaces distributed throughout the site.

The Muse at Torrey Pines Property is part of an overall project which also includes the non-collateral adjacent 3030 Science Park Road building, which is also owned by the borrower sponsor. The 3030 Science Park Road building and the two buildings comprising the Muse at Torrey Pines Property are subject to a reciprocal parking and amenity agreement, which provides for these three buildings to mutually share in the use and operating costs of the recreational amenities, infrastructure facilities and surface parking facilities in the combined project that consists of such three buildings.

The following information presents certain information relating to the historical and current occupancy of the Muse at Torrey Pines Property:

Historical and Current Occupancy(1)
2023	2024	Current(2)
NAV	NAV	100.0%
(1)	Historical occupancy is unavailable as the borrower recently acquired the Muse at Torrey Pines Property and the property seller did not provide historical information.
(2)	Current occupancy is based on the underwritten rent roll as of February 25, 2025.

Appraisal. According to the appraisal, the Muse at Torrey Pines Property had an “as-is” appraised value of $114,000,000 as of February 11, 2025. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$114,000,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated December 1, 2024, there are no recognized environmental conditions or recommendations for further action at the Muse at Torrey Pines Property.

Major Tenants. The three largest tenants by underwritten base rent at the Muse at Torrey Pines Property are Prometheus Biosciences, Organogenesis and Aegis Life, Inc.

Prometheus Biosciences (55,102 square feet; 60.2% of NRA; 61.3% of underwritten base rent): Prometheus Biosciences, a wholly owned subsidiary of Merck and Co., Inc. (Moody’s: Aa3 / S&P: A+), is a biotechnology company specializing in precision medicine for immune-mediated diseases. The company focuses on discovering, developing, and commercializing novel therapeutic and companion diagnostic products, particularly targeting conditions such as ulcerative colitis and Crohn’s disease. Prometheus Biosciences leases two spaces at the Muse at Torrey Pines Property through April 30, 2033 with rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

for the 27,268 square foot suite equal to $78.29 PSF and rent for the 27,834 square foot suite equal to $71.29 PSF. Prometheus Biosciences has the option to terminate its lease on its entire space or either of its two separate suites effective May 31, 2030, with at least 12 months’ notice and payment of a termination fee.

Organogenesis, Inc. (22,966 square feet; 25.1% of NRA; 25.2% of underwritten base rent): Organogenesis, Inc., (NASDAQ: ORGO) is a regenerative medicine company founded in 1985 dedicated to providing innovative solutions in the fields of advanced wound care in surgical and sports medicine. The company’s product portfolio includes bioactive and acellular products designed to treat a wide range of acute and chronic wounds, including diabetic foot ulcers, venous leg ulcers, and pressure injuries. Organogenesis, Inc. also develops surgical biologics and orthopedic products aimed at improving healing and reducing complications in soft tissue injuries and surgeries. With a strong focus on research and development, the company is committed to advancing the science of regenerative medicine. Several existing and pipeline products in the company’s portfolio have Premarket Application (PMA) approval, or 510(k) clearance from the United States Food and Drug Administration (FDA). Organogenesis, Inc. leases 22,966 square feet through June 30, 2031.

Aegis Life, Inc. (9,638 square feet; 10.5% of NRA; 11.3% of underwritten base rent): Aegis Life, Inc., founded in early 2020, is a biotechnology company dedicated to preventing and treating infectious diseases through the development of nucleic acid-based vaccines and therapeutics. In March 2024, the company secured a program-related investment from the Bill and Melinda Gates Foundation to advance DNA-based encoded antibody therapeutics targeting HIV and malaria. The Muse at Torrey Pines Property is the headquarters for Aegis Life, Inc. Aegis Life, Inc. leases 9,638 square feet through March 31, 2032.

The following table presents certain information relating to the major tenants at the Muse at Torrey Pines Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Prometheus Biosciences(3)	Aa3 / A+ / NR	55,102	60.2%	$74.75	$4,119,098	61.3%	4/30/2033(4)
Organogenesis, Inc.	NR / NR / NR	22,966	25.1%	$73.76	$1,693,972	25.2%	6/30/2031
Aegis Life, Inc.	NR / NR / NR	9,638	10.5%	$78.68	$758,318	11.3%	3/31/2032
Halloran Consulting Group, Inc.	NR / NR / NR	2,425	2.6%	$60.32	$146,276	2.2%	2/28/2027
Major Tenants Total		90,131	98.5%	$74.53	6,717,664	100.0%
Non-Major Tenants		1,390	1.5%	$0.00	$0	0.0%
Occupied Total Collateral		91,521(5)	100.0%	$73.40	$6,717,664	100.0%
Vacant Space		0	0.0%
Total		91,521	100.0%
(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Prometheus Biosciences leases two spaces at the Muse at Torrey Pines Property with rent for the 27,268 square foot suite equal to $78.29 PSF and rent for the 27,834 square foot suite equal to $71.29 PSF.
(4)	Prometheus Biosciences has the option to terminate its lease on its entire space or either of its two separate suites effective May 31, 2030, with at least 12 months’ notice and payment of a termination fee.
(5)	Includes a 1,390 square foot café amenity space that has no not pay rent associated with it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

The following table presents certain information relating to the lease rollover schedule at the Muse at Torrey Pines Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.00%	NAP	NAP	0	0.00%	NAP	NAP
2025 & MTM	0	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
2026	0	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
2027	1	2,425	2.6%	$146,276	2.2%	2,425	2.6%	$146,276	2.2%
2028	0	0	0.0%	$0	0.0%	2,425	2.6%	$146,276	2.2%
2029	0	0	0.0%	$0	0.0%	2,425	2.6%	$146,276	2.2%
2030	0	0	0.0%	$0	0.0%	2,425	2.6%	$146,276	2.2%
2031	1	22,966	25.1%	$1,693,972	25.2%	25,391	27.7%	$1,840,248	27.4%
2032(2)	2	11,028	12.0%	$758,318	11.3%	36,419	39.8%	$2,598,566	38.7%
2033	1	55,102	60.2%	$4,119,098	61.3%	91,521	100.0%	$6,717,664	100.0%
2034	0	0	0.0%	$0	0.00%	91,521	100.0%	$6,717,664	100.0%
2035	0	0	0.0%	$0	0.00%	91,521	100.0%	$6,717,664	100.0%
2036 & Beyond	0	0	0.0%	$0	0.00%	91,521	100.0%	$6,717,664	100.0%
Total/Wtd. Avg.	5	91,521	100.0%	$6,717,664	100.0%
(1)	Based on the underwritten rent roll dated February 25, 2025
(2)	Includes 1,390 SF café space that has zero base rent associated with it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

The following table presents certain information relating to the Underwritten Net Cash Flow at the Muse at Torrey Pines Property:

Underwritten Net Cash Flow(1) (2)
	Underwritten	PSF(3)	%(4)
Base Rental Revenue	$6,717,664	$73.40	69.1%
12 Month Rent Step	197,171	2.15	2.0%
Investment Grade Rent Step	225,853	2.47	2.3%
Gross Potential Rent	7,140,687	78.02	73.5%
Reimbursements	2,574,836	28.13	26.5%
Total Gross Income	9,715,523	106.16	100.0%
Vacancy Loss	(485,776)	($5.31)	-5.0%
Effective Gross Revenue	$9,229,747	$100.85	95.0%
Real Estate Taxes	1,399,968	15.30	15.2%
Insurance	72,168	0.79	0.8%
Management Fee	276,892	3.03	3.0%
General and Administrative	32,988	0.36	0.4%
Utilities	322,872	3.53	3.5%
Security	86,832	0.95	0.9%
Janitorial	67,128	0.73	0.7%
Payroll	289,968	3.17	3.1%
Landscaping	34,800	0.38	0.4%
Repairs and Maintenance	123,648	1.35	1.3%
Total Expenses	2,707,264	29.58	29.3%
Net Operating Income	$6,522,483	$71.27	70.7%
Replacement Reserves	$41,184	0.45	0.4%
TI/LC	183,042	2.00	2.0%
Net Cash Flow	$6,298,256	$68.82	68.2%
(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	Historical cash flows are unavailable as the borrower recently acquired the Muse at Torrey Pines Property and the property seller did not provide historical information.
(3)	PSF is based on 91,521 SF.
(4)	% column represents percent of Total Gross Income for revenue lines and percent of Effective Gross Revenue for all remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

The Market. The Muse at Torrey Pines Property is located in the Torrey Pines submarket in San Diego, California. As of the third quarter of 2024, the San Diego market vacancy rate was 20.4% and the average monthly asking rent PSF was $6.21 ($74.52 annually) for Class A product, per a third party market report. As of the third quarter of 2024, the Torrey Pines submarket vacancy rate was 11.0% and the average monthly asking rent PSF was $6.34 ($76.08 annually) for Class A product, per a third-party market report.

According to the appraisal, Torrey Pines is now the second largest life sciences submarket in San Diego County (trailing Sorrento Mesa which has delivered significant new inventory in recent years), but it is considered “ground zero” for biotechnology innovation in San Diego and is home to some of the world’s significant research institutes, including the five majors [University of California San Diego, The Sanford-Burnham Medical Research Institute (SBMRI), The Salk Institute, The Scripps Research Institute (TSRI), and more recently The J. Craig Venter Institute (JCVI). Torrey Pines is also home to large pharmaceuticals companies such as Novartis, Takeda, Johnson & Johnson, and Pfizer.

The following table presents certain information relating to comparable sales for the Muse at Torrey Pines Property:

Summary of Comparable Sales(1)
Property Name / Address	Sale Date	Sale Price	Square Feet	Price per SF
Muse at Torrey Pines 3050 and 3040 Science Park Road San Diego, CA	Jan-25	$114,000,000	91,521 SF	$1,245.62
Eleven65 1165 Eastlake Avenue East Seattle, WA	Sep-24	$149,985,000	100,086 SF	$1,498.56
Callan Ridge 3020 & 3030 Callan Road San Diego, CA	Jan-24	$236,000,000	185,000 SF	$1,275.68
ARE Towne Centre 9625 Towne Centre Drive San Diego, CA	Jun-23	$160,500,000	163,648 SF	$980.76
The Pointe at Torrey Pines 11119 North Torrey Pines Road La Jolla, CA	May-23	$86,000,000	72,506 SF	$1,186.11
Ionis Campus 2850, 2855 & 2859 Gazelle Court Carlsbad, CA	Oct-22	$263,400,000	246,699 SF	$1,067.70
(1)	Source: Appraisal.

The Borrower. The borrower for the Muse at Torrey Pines Mortgage Loan is 3040-3050 Science Park Owner, L.L.C., a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Muse at Torrey Pines Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Breakthrough Properties LLC (“Breakthrough Properties”). Breakthrough Properties is a life science real estate investment firm that leverages cross-sector collaboration to deliver environments that foster innovation and scientific breakthroughs. There is no non-recourse guarantor or separate environmental indemnitor for the Muse at Torrey Pines Mortgage Loan.

The Breakthrough Properties team combines Tishman Speyer’s (“Tishman”) real estate platform with Bellco Capital’s (“Bellco”) biotechnology experience in investing in the life sciences sector in a joint venture investing in the life science real estate industry. Breakthrough Properties is a joint venture between Tishman and Bellco. Breakthrough Properties has an eight member board of directors, with four directors appointed by Tishman and four appointed by Bellco. The borrower sponsor also owns the non-collateral life science 3030 Science Road building, adjacent to the Muse at Torrey Pines Property, which it purchased together with the Muse at Torrey Pines Property.

Property Management. The Muse at Torrey Pines Property is currently managed by Tishman Speyer Properties, L.L.C., an affiliate of the borrower.

Escrows and Reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

Tax Escrow – On a monthly basis during a Cash Trap Event Period (as defined below) or if the borrower fails to timely deliver evidence to the lender of payment of taxes prior to the date that such amount becomes delinquent, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrow – On a monthly basis during a Cash Trap Event Period or if the borrower fails to timely deliver evidence to the lender of payment of insurance premiums prior to the applicable payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Muse at Torrey Pines Mortgage Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow approximately $3,432 for the payment or reimbursement of approved capital expenses.

TI/LC Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow approximately $15,254 into a reserve for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Muse at Torrey Pines Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit rents from the Muse at Torrey Pines Property directly to a lender-controlled lockbox account, and if notwithstanding such directions the borrower or property manager receives any rents, it is required to deposit them into the lockbox account within two business days of receipt. During a Cash Trap Event Period, funds in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and disbursed according to the Muse at Torrey Pines Mortgage Loan documents to make required deposits into the tax and insurance accounts (if any), pay debt service on the Muse at Torrey Pines Mortgage Loan, pay operating expenses set forth in the annual budget, make deposits into the replacement reserve and TI/LC reserve, and pay lender-approved extraordinary expenses, and all funds remaining in the cash management account after the foregoing disbursements are required to be held by the lender (i) if a Lease Sweep Period (as defined below) exists, in a lease sweep reserve, and (ii) if a Cash Trap Event Period other than a Lease Sweep Period exists, in an excess cash flow reserve account as additional collateral for the Muse at Torrey Pines Mortgage Loan. To the extent that no Cash Trap Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Cash Trap Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.25x on a trailing twelve-month basis tested quarterly or (iii) a Lease Sweep Period. A Cash Trap Event Period will end (a) with respect to clause (i) above, if a cure or waiver of the event of default has been accepted or granted by the lender, (b) with respect to clause (ii) above, if (x) the debt service coverage ratio is greater than or equal to 1.25x on a trailing twelve month basis tested quarterly, or (y) the borrower deposits with or delivers to the lender cash or a letter of credit in an amount that, if applied to the reduction of the outstanding principal balance of the Muse at Torrey Pines Mortgage Loan, would result in a debt service coverage ratio as of the most recent quarter of not less than 1.25x, and (c) with respect to clause (iii) above, upon termination of the applicable Lease Sweep Period.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease (defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and in each of clause (i) and (ii) the unless the subject Sweep Tenant (as defined below) has given notice of renewal or extension of the applicable Sweep Lease in accordance with the term thereof provided, however, that no Lease Sweep Period will occur if the borrower simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering all or substantially all of the terminated space (or an equivalent amount of space elsewhere in the building) (“Replacement Leases”) and has satisfied the Lease Sweep Cure Conditions (as defined below); (b) upon a Sweep Tenant terminating or giving notice to terminate and such termination will occur within 12 months a majority of its premises under a Sweep Lease; provided, however, that no Lease Sweep Period will occur if borrower simultaneously or theretofore enters into one or more Replacement Leases and satisfies the Lease Sweep Cure Conditions; (c) if a Sweep Tenant is neither rated investment grade nor has an investment grade rated lease guarantor, upon such Sweep Tenant ceasing to operate its business (i.e., “goes dark”) in a majority of its space at the Muse at Torrey Pines Property (a “Go Dark Event”); (d) upon a monetary default in respect of base rent or a material nonmonetary default under a Sweep Lease by a Sweep Tenant, in each case, beyond any applicable notice and cure period; provided that a Sweep Tenant’s non-payment of rents up to $500,000 in the aggregate will not constitute a Lease Sweep Period if (x) such non-payment is the result of a good faith dispute on the part of the Sweep Tenant, (y) the borrower is in a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 3 – Muse at Torrey Pines

commercially reasonable manner pursuing an expeditious resolution of such dispute, and (z) such dispute is resolved within 180 days of the occurrence of the applicable non-payment, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its lease guarantor.

A Lease Sweep Period will end (i) with respect to any Lease Sweep Period, once the space demised under the Sweep Lease has been retenanted pursuant to one or more Replacement Leases and the Lease Sweep Cure Conditions have been satisfied, (ii) with respect to any Lease Sweep Period, the date upon which the amount of funds in the lease sweep reserve equals $75.00 per square foot of the affected space, (iii) with respect to a Go Dark Event, the date upon which the Sweep Tenant has reoccupied space (such that it occupies at least 50% of the space under the Sweep Lease) for at least three months, (iv) with respect to a Lease Sweep Period caused by a lease default, the date on which such default has been cured and (v) with respect to a Lease Sweep Period caused by a bankruptcy or insolvency, the date upon which the applicable proceedings have terminated and the Sweep Lease or guaranty, as applicable, has been affirmed, assumed or assigned in a manner satisfactory to the lender.

“Lease Sweep Cure Conditions” means each of (i) the tenant under the Replacement Lease has no contractual right to terminate or cancel said Replacement Lease (other than due to casualty, condemnation or landlord default) prior to taking occupancy and/or possession, (ii) any gap or abated rent has been reserved with the lender (in the form of cash or a letter of credit) to the extent that funds in the lease sweep reserve are not sufficient to cover the same (provided, that if the Replacement Tenant or its lease guarantor is rated investment grade, only the amount of gap or free rent that extends beyond nine months from the date of execution of the Replacement Lease must be reserved), and (iii) all out of pocket expenses of the borrower in leasing such space (including but not limited to brokerage commissions, tenant improvements and landlord work) and any shortfalls in required payments under the Muse at Torrey Pines Mortgage Loan or operating expenses as a result of anticipated down time prior to the commencement of payments under the Replacement Lease must be either paid, reserved in the lease sweep reserve and/or covered by a letter of credit or by a guaranty from a guarantor meeting requirements set forth in the loan documents.

“Sweep Lease” means the lease for Prometheus Biosciences and any lease covering 30% or more of the rentable square footage of the Muse at Torrey Pines Property.

“Sweep Tenant” means any tenant under a Sweep Lease.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$31,000,000	Title(6):	Fee
Cut-off Date Principal Balance(1):	$31,000,000	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	5.1%	Net Rentable Area (SF):	267,207
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Herald Center Department Store of New York LLC and Herald Center Department Store of New York Leasehold LLC	Year Built / Renovated:	1902 / 2015
Borrower Sponsor:	J.E.M.B. Realty Corp.	Occupancy(7):	97.9%
Interest Rate(2):	5.43100430157233%	Occupancy Date:	9/1/2024
Note Date:	1/3/2025	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of)(9):	$27,025,375 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(9):	$18,238,477 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(10):	$19,274,531 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy(7):	98.6%
Amortization Type:	Interest Only	UW Revenues:	$37,797,061
Call Protection(3):	L(28),D(25),O(7)	UW Expenses:	$10,592,417
Lockbox / Cash Management:	Hard / Springing	UW NOI(7)(10):	$27,204,644
Additional Debt(1):	Yes	UW NCF(7):	$27,151,203
Additional Debt Balance(1):	$128,000,000 / $141,000,000	Appraised Value / Per SF:	$460,000,000 / $1,722
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	8/14/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$1,196,026	$598,013	N/A	Cut-off Date Loan / SF:	$595	$1,123
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$595	$1,123
Replacement Reserves:	$0	$4,453	N/A	Cut-off Date LTV:	34.6%	65.2%
Deferred Maintenance:	$502,807	$0	N/A	Maturity Date LTV:	34.6%	65.2%
Other Reserves(5):	$34,539,189	Springing	N/A	UW NCF DSCR(7):	3.10x	1.35x
				UW NOI Debt Yield(7):	17.1%	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$159,000,000	47.1%	Loan Payoff(11)	$268,199,965	79.4%
Subordinate Companion Loan(1)	141,000,000	41.7	Upfront Reserves	36,238,022	10.7
Preferred Equity(12)	30,000,000	8.9	Closing Costs	33,428,531	9.9
Borrower Sponsor Equity	7,866,518	2.3
Total Sources	$337,866,518	100.0%	Total Uses	$337,866,518	100.0%
(1)	The Herald Center Mortgage Loan (as defined below) is part of the Herald Center Whole Loan (as defined below) which is comprised of seven senior pari passu promissory notes and five subordinate promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $300,000,000.
(2)	Interest Rate represents the interest rate of the Herald Center Senior Loan (as defined below). The weighted average interest rate of the Herald Center Subordinate Companion Loan (as defined below) is approximately 7.90376110673759% per annum. The interest rate of the Herald Center Whole Loan is 6.59320% per annum.
(3)	The lockout period will be at least 28 payment dates beginning with and including the first payment date on February 6, 2025. Defeasance of the Herald Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Herald Center Whole Loan to be securitized and (ii) January 3, 2029. The assumed lockout period of 28 payments is based on the expected BMO 2025-5C10 securitization closing date in May 2025. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Initial Other Reserves include a Yeshiva tenant improvement reserve of $31,005,000, a Yeshiva seller work reserve of $2,465,548, a JIBEI (as defined below) reserve of $800,250 and a rent concession reserve of $268,391.
(6)	The Herald Center Whole Loan is also secured by the leasehold estate created by the Ground Lease (as defined below). The lien of the leasehold mortgage on the Yeshiva Unit (as defined below) will be released upon the creation of the leasehold condominium and the transfer of the Yeshiva Unit to Yeshiva University (“Yeshiva”). In addition, Yeshiva has the right to acquire the leasehold condominium interest in the fourth floor of the Herald Center Property (as defined below) following the creation of the leasehold condominium, subject to satisfaction of certain conditions precedent set forth in the Herald Center Whole Loan documents, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Free Releases” in the Preliminary Prospectus.
(7)	Occupancy and UW Economic Occupancy are inclusive of the space leased to Yeshiva, which will take occupancy of its space across three phases, which are expected to be completed by January 1, 2027. UW NOI, UW NCF, UW NOI Debt Yield and UW NCF DSCR are also inclusive of the rents that will become payable in three phases after Yeshiva occupies its space. Please refer to “The Property” below for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center
(8)	4th Most Recent NOI is unavailable as it was not provided by the borrower sponsor.
(9)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is attributable to the former tenant occupying floors five through nine of the Herald Center Property going out of business.
(10)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the new lease to Yeshiva.
(11)	The Loan Payoff amount includes a $22,874,172 payoff of the existing preferred equity investment and the retirement of a $4,938,289 line of credit provided by M&T Bank.
(12)	The preferred equity was provided by Big Herald Investments II, LLC and the rate of return on the preferred equity is 13%, consisting of an 8.0% current pay and 5.0% that accrues until cash flow from the Herald Center Property (as defined below) is available to pay such accrued portion. Please see “Preferred Equity Terms” below for more information regarding the terms of the preferred equity.

The Loan. The fourth largest mortgage loan (the “Herald Center Mortgage Loan”) is part of a whole loan with an original principal balance and Cut-off Date Balance of $300,000,000 (the “Herald Center Whole Loan”) secured by a first lien deed of trust on borrowers’ fee interest and leasehold interests in a 267,207 square foot, multi-level, mixed-use office and retail center located in New York, New York (the “Herald Center Property”). The Herald Center Whole Loan was originated on January 3, 2025 by Bank of Montreal (“BMO”). The Herald Center Whole Loan is comprised of seven senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $159,000,000 (collectively, the “Herald Center Senior Pari Passu Notes”, and the portion of the Herald Center Whole Loan evidenced by such seven senior pari passu notes, the “Herald Center Senior Loan”) and five subordinate promissory notes with an aggregate original principal balance and Cut-off Date Balance of $141,000,000 (collectively, the “Herald Center Subordinate Notes”, and the portion of the Herald Center Whole Loan evidenced by such five subordinate promissory notes, the “Herald Center Subordinate Companion Loan”). The Herald Center Senior Loan accrues interest at a fixed rate of 5.43100430157233% per annum and the weighted average interest rate of the Herald Center Subordinate Companion Loan is a fixed rate of 7.90376110673759% per annum. The Herald Center Mortgage Loan is evidenced by Note A-2 with an original principal balance and Cut-off Date Balance of $31,000,000. The remaining Herald Center Senior Pari Passu Notes and the Herald Center Subordinate Notes were contributed or are expected to be contributed to other securitization trusts, as set forth in the Whole Loan Summary below. The Herald Center Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Herald Center Whole Loan is January 6, 2030.

The Herald Center Senior Pari Passu Notes are senior in right of payment to the Herald Center Subordinate Notes. Note B is subordinate to the Herald Center Senior Pari Passu Notes but senior to the other Herald Center Subordinate Notes in right of payment. Note C is subordinate to the Herald Center Senior Pari Passu Notes and Note B but senior to the other Herald Center Subordinate Notes in right of payment. Note D is subordinate to the Herald Center Senior Pari Passu Notes, Note B and Note C but senior to the other Herald Center Subordinate Notes in right of payment. Note E is subordinate to the Herald Center Senior Pari Passu Notes, Note B, Note C and Note D but senior to Note F in right of payment. Note F is subordinate to the Herald Center Senior Pari Passu Notes and the other Herald Center Subordinate Notes in right of payment. Note F will be the initial controlling note unless the Note F control appraisal period (i.e., any period during which the principal balance of Note F is less than 25% of its initial principal balance as a result of the application of appraisal reduction amounts or realized losses) occurs and is continuing. If the Note F control appraisal period has occurred and is continuing, but the subordinate note control appraisal period (i.e., any period during which the aggregate principal balance of all of the Herald Center Subordinate Notes is less than 25% of the initial aggregate principal balance of all of the Herald Center Subordinate Notes as a result of the application of appraisal reduction amounts or realized losses) has not occurred, there will be no controlling note. If both the Note F control appraisal period and the subordinate note control appraisal period have occurred and are continuing, Note A-1 will be the controlling note, as further described in the Whole Loan Summary table below.

The Herald Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V13 securitization trust. The relationship between the holders of the Herald Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Herald Center Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

The table below identifies the promissory notes that comprise the Herald Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	Benchmark 2025-V13	Yes(1)
A-2	$31,000,000	$31,000,000	BMO 2025-5C10	No
A-3-1	$20,000,000	$20,000,000	BMO 2025-5C9	No
A-3-2	$6,000,000	$6,000,000	Benchmark 2025-V14	No
A-4	$20,000,000	$20,000,000	BMO 2025-5C9	No
A-5	$12,000,000	$12,000,000	Benchmark 2025-V14	No
A-6	$20,000,000	$20,000,000	BMO 2025-5C9	No
Senior Loan	$159,000,000	$159,000,000
B	$39,805,000	$39,805,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
C	$34,370,000	$34,370,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
D	$34,590,000	$34,590,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
E	$25,235,000	$25,235,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
F	$7,000,000	$7,000,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes(1)
Subordinate Companion Loan	$141,000,000	$141,000,000
Whole Loan	$300,000,000	$300,000,000

(1)	Note F will be the initial controlling note unless the Note F control appraisal period (i.e., any period during which the principal balance of Note F is less than 25% of its initial principal balance as a result of the application of appraisal reduction amounts or realized losses) occurs and is continuing. If the Note F control appraisal period has occurred and is continuing, but the subordinate note control appraisal period (i.e., any period during which the aggregate principal balance of all of the Herald Center Subordinate Notes is less than 25% of the initial aggregate principal balance of all of the Herald Center Subordinate Notes as a result of the application of appraisal reduction amounts or realized losses) has not occurred, there will be no controlling note. If both the Note F control appraisal period and the subordinate note control appraisal period have occurred and are continuing, Note A-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The Herald Center Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Herald Center Whole Loan.

The Property. The Herald Center Property consists of a nine-story, plus lower level, Class B, 267,207 square foot retail and office building located along the entire western blockfront of Broadway / Avenue of the Americas, between West 33rd and West 34th Streets. The retail component of the Herald Center Property, located between the lower level through the third floors with sub-basement storage space, totals 70,401 square feet (26.3% of NRA) and generates 64.8% of total underwritten base rent. The office component, located on floors four through nine, totals 184,304 square feet (69.0% of NRA), and generates 24.9% of total underwritten base rent. The office component contains the space occupied by Yeshiva and The Joint Industry Board of the Electrical Industry (“JIBEI”). As of September 1, 2024, the Herald Center Property was 97.9% occupied by three retail tenants, two office tenants and three other tenants utilizing air and antennae space. The Herald Center Property was built in 1902 and renovated in 2015.

The fee interest in the Herald Center Property is held by Herald Center Department Store of New York LLC (the “Fee Borrower”). The leasehold interest in the Herald Center Property is held by Herald Center Department Store of New York Leasehold LLC (the “Leasehold Borrower”), which leasehold estate was created by an amended and restated ground lease (the “Ground Lease”) between the Fee Borrower, as the lessor, and the Leasehold Borrower, as the lessee, which was entered into in connection with the origination of the Herald Center Whole Loan, in order to allow the borrowers to convert the Herald Center Property to a leasehold condominium structure following the origination of the Herald Center Whole Loan, as further described below. The Ground Lease is scheduled to expire on the later of (x) June 30, 2056 or (y) the last day of the calendar month during which occurs the day immediately preceding the date occurring 31 years after the condominium commencement date (which has not occurred yet). The current annual base ground rent as of the Cut-off Date is $14,393,092.

In connection with the origination of the Herald Center Whole Loan, the Leasehold Borrower and Yeshiva entered into certain leasehold condominium documents and the purchase and sale agreement (collectively, the “Yeshiva Transaction Documents”). Under the Yeshiva Transaction Documents, the Herald Center Property is expected to be converted to a leasehold condominium structure, which will initially have two units: Unit 1 and Unit 2. Unit 2 will represent a 49.3774%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

undivided interest in the leasehold condominium common elements appurtenant to Unit 2 and the rights of such unit under the leasehold condominium declaration with respect to the limited common elements appurtenant to Unit 2) (collectively, the “Retail Unit”) and will be retained by the Leasehold Borrower. Unit 1 will represent the related 50.6226% undivided interest in the leasehold condominium comment elements appurtenant to Unit 1, and the limited common elements appurtenant to Unit 1) (collectively, the “Yeshiva Unit”) and will be conveyed to Yeshiva upon the completion of the conversion. On November 25, 2024, the borrower submitted the leasehold condominium documents to the New York City Department of Finance (the “DOF”) for approval. The leasehold condominium approval from the DOF was obtained on January 21, 2025. The leasehold condominium, if formed, will have a term of 31 years (co-terminus with the Ground Lease). Additionally, the leasehold condominium will be subject and subordinate to the Ground Lease. Following the creation of the leasehold condominium, (i) the fee mortgage will continue as a mortgage on the Fee Borrower’s fee simple interest in the entire Herald Center Property, (ii) the leasehold mortgage will continue as a first priority mortgage on the leasehold estate in both the Retail Unit and the Yeshiva Unit, and (iii) upon the sale of the Yeshiva Unit to Yeshiva, the Yeshiva Unit will be released from the lien of the leasehold mortgage.

In order to address any potential delay in obtaining the approval from DOF, the Fee Borrower, Leasehold Borrower and Yeshiva entered into a Temporary Occupancy Agreement, dated as of the origination date of the Herald Center Whole Loan (“TOA”). Pursuant to the TOA, Yeshiva is obligated to perform all of the obligations set forth in the Yeshiva Transaction Documents over the same duration that it agreed to under the Yeshiva Transaction Documents as if the leasehold condominium had been formed and the Yeshiva Unit was sold to Yeshiva on the origination date of the Herald Center Whole Loan, regardless of whether such leasehold condominium has been actually formed and the Yeshiva Unit was actually sold to Yeshiva. Neither such TOA nor any of the Yeshiva Transaction Documents provide Yeshiva with any termination or contraction options (other than customary limited termination rights in connection with a casualty or condemnation). The 31-year lease and leasehold condominium structure described above will allow the Yeshiva Unit to be tax exempt, thus creating a tax saving to the borrowers and Yeshiva. For simplicity, throughout this Term Sheet, the Transaction Documents and TOA governing Yeshiva’s obligations with respect to the Yeshiva Unit are referred to in this term Sheet as the “Yeshiva Lease”, and Yeshiva is presented as a tenant, and the ground rent payable by Yeshiva with respect to its space is presented as “base rent”.

Yeshiva is expected to take possession of its 155,025 square foot premises across three tranches. The Yeshiva premises includes portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of tranche 1 on November 1, 2024 (the “Tranche 1 Commencement Date”), which includes portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor (the “Tranche 1 Premises”). The Ground Rent Pass Through Date (as defined below) for tranche 1 will be July 1, 2025. The possession date for tranche 2, which include portions of the sixth floor and the entirety of the seventh floor (the “Tranche 2 Premises”), will be no later than January 1, 2026 (the “Tranche 2 Commencement Date”). The Ground Rent Pass Through Date for tranche 2 will be July 1, 2026. The possession date for tranche 3, which includes the entirety of the eighth and ninth floors (the “Tranche 3 Premises”), will be no later than January 1, 2027 (the “Tranche 3 Commencement Date”). The Ground Rent Pass Through Date for tranche 3 will be July 1, 2027.

The “Ground Rent Pass Through Date” is the date that Yeshiva is obligated to make its base rent payment for each applicable tranche under the Yeshiva Lease.

Major Tenants. The three largest tenants at the Herald Center Property based upon underwritten base rent are H&M, Yeshiva and Bank of America, National Association:

H&M (62,800 square feet; 23.5% NRA; 53.5% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of 2023, H&M operated over 4,000 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Herald Center Property since 2014 under a lease with an expiration date of January 31, 2041 and has one, five-year renewal option. H&M has the right to terminate its lease at the Herald Center Property effective any time after January 1, 2036 provided (i) no event of default then exists, (ii) H&M delivers notice to landlord at least 24 months prior to the effective date of the termination; and (iii) H&M pays a termination fee equal to six months of monthly base rent within 90 days after the date H&M vacates the premises.

Yeshiva (155,025 square feet; 58.0% NRA; 20.4% of underwritten base rent): Yeshiva is a Jewish, liberal arts university in New York City, New York. Yeshiva has three campuses: Wilf Campus (500 West 185th Street), Israel Henry Beren Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

(245 Lexington Avenue), Brookdale Center (55 Fifth Avenue), and Jack and Pearl Resnick Campus space (Eastchester Road and Morris Park Avenue). In addition to on campus learning, Yeshiva also gives students the option to study online. The undergraduate curriculum is comprised of a mix of Jewish studies, liberal arts courses, and science courses. Yeshiva has 2,319 undergraduate students, tuition and fees of $51,800 annually, and an endowment of approximately $518 million USD as of the end of 2022. Yeshiva University’s tenancy at the Herald Center Property begins in 2025 under a lease with an expiration date of June 30, 2056, and no renewal or termination options.

Bank of America, National Association (5,293 square feet; 2.0% NRA; 10.2% of underwritten base rent): Bank of America, National Association (“Bank of America”) is a multinational financial institution founded in 1998 in San Francisco, California and now headquartered in Charlotte, North Carolina. Bank of America provides services to individual customers, small/middle-market businesses, as well as large corporations. Bank of America provides banking, investing, asset management services, and also provides wealth management, corporate and investment banking and trading services. Bank of America provides services to 69 million consumers and small businesses, with approximately 3,700 retail locations and 15,000 ATM’s. Bank of America has a market capitalization of $346.124 billion USD and reported revenues of $189.111 billion USD for the twelve months ending September 30, 2024. Bank of America has been a tenant at the Herald Center Property since 2002 under a lease with an expiration date of July 31, 2032, with one, five-year renewal option and no termination options.

The following table presents certain information relating to the historical occupancy of the Herald Center Property:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023(2)	Current(3)(4)
96.8%	30.1%	42.3%	97.9%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	The decrease in occupancy from 2021 to the years 2022 and 2023 is attributable to the former tenant occupying floors five through nine of the Herald Center Property going out of business.
(3)	Current Occupancy is as of September 1, 2024.
(4)	Current Occupancy is inclusive of the space leased to Yeshiva, which will take occupancy of its space across three phases, as further described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

The following table presents certain information relating to the tenants at the Herald Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Retail
H&M	NR/BBB/NR	62,800	23.5%	$304.84	$19,144,223	53.5%	1/31/2041
Bank of America	A1/A-/AA-	5,293	2.0	$688.45	3,643,992	10.2	7/31/2032
CL Vista Holdings LLC	NR/NR/NR	2,308	0.9	$171.37	395,520	1.1	2/28/2034
Total Retail		70,401	26.3%	$329.31	$23,183,736	64.8%
Office
Yeshiva(4)	NR/NR/NR	155,025	58.0%	$47.00	$7,286,175	20.4%	6/30/2056
The Joint Industry Board of the Electrical Industry	NR/NR/NR	29,279	11.0	$55.00	1,610,345	4.5	12/31/2043
Total Office		184,304	69.0%	$48.27	$8,896,520	24.9%
Other
New York SMSA Limited Partnership	Baa1/BBB+/A-	6,500	2.4%	$538.46	$3,500,000	9.8%	10/31/2035
T-Mobile Northeast LLC	Baa2/BBB/BBB+	210	0.1	$526.18	110,498	0.3	10/31/2028
New Cingular Wireless PCS, LLC (CN927)	Baa2/BBB/BBB+	100	0.0	$936.00	93,600	0.3	4/30/2026
Total Other		6,810	2.5%	$543.92	$3,704,098	10.4%

Occupied Collateral Total		261,515	97.9%	$136.83	$35,784,354	100.0%

Vacant Space		5,692	2.1%

Collateral Total		267,207	100.0%

(1)	Based on the underwritten rent roll as of September 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $1,300,342 through January 2026.
(4)	The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

The following table presents certain information relating to tenant lease expirations at the Herald Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,692	2.1%	NAP	NAP	5,692	2.1%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	5,692	2.1%	$0	0.0%
2025	0	0	0.0	0	0.0	5,692	2.1%	$0	0.0%
2026	1	100	0.0	93,600	0.3	5,792	2.2%	$93,600	0.3%
2027	0	0	0.0	0	0.0	5,792	2.2%	$93,600	0.3%
2028	1	210	0.1	110,498	0.3	6,002	2.2%	$204,098	0.6%
2029	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2030	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2031	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2032	1	5,293	2.0	3,643,992	10.2	11,295	4.2%	$3,848,090	10.8%
2033	0	0	0.0	0	0.0	11,295	4.2%	$3,848,090	10.8%
2034	1	2,308	0.9	395,520	1.1	13,603	5.1%	$4,243,610	11.9%
2035	1	6,500	2.4	3,500,000	9.8	20,103	7.5%	$7,743,610	21.6%
2036 & Beyond(4)	3	247,104	92.5	28,040,743	78.4	267,207	100.0%	$35,784,354	100.0%
Total	8	267,207	100.0%	$35,784,354	100.0%
(1)	Based on the underwritten rent roll as of September 1, 2024.
(2)	Certain tenants have more than one lease and certain tenants may have early termination options.
(3)	UW Base Rent includes rent steps totaling $1,300,342 through January 2026.
(4)	The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

The following table presents certain information relating to the operating performance and underwritten net cash flow of the Herald Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Square Foot	% (2)
Gross Potential Rent(3)	$33,715,691	$27,733,867	$29,158,635	$34,484,016	$129.05	91.4%
Rent Steps	0	0	0	1,300,342	4.87	3.4
Reimbursements Income	2,323,932	548,975	701,108	2,126,340	7.96	5.6
Straight Line Rent	0	0	0	372,764	1.40	1.0
Gross Revenue	$36,039,623	$28,282,842	$29,859,742	$38,283,462	$143.27	101.4%
(Vacancy)	0	0	0	(535,473)	(2.00)	(1.4)
Net Rental Income	$36,039,623	$28,282,842	$29,859,742	$37,747,989	$141.27	100.0%
Other Income(4)	499,577	325,465	446,687	49,072	0.18	0.1
Effective Gross Income	$36,539,200	$28,608,307	$30,306,429	$37,797,061	$141.45	100.1%
Total Expenses(5)	9,513,825	10,369,830	11,031,899	10,592,417	39.64	28.0
Net Operating Income	$27,025,375	$18,238,477	$19,274,531	$27,204,644	$101.81	72.0%
Replacement Reserves	0	0	0	53,441	0.20	0.1
Net Cash Flow	$27,025,375	$18,238,477	$19,274,531	$27,151,203	$101.61	71.8%
(1)	TTM reflects the trailing 12-month period ending August 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Gross Potential Rent includes the cumulative underwritten base rent of $7,286,175 from Yeshiva. The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.
(4)	Other Income is underwritten to year four.
(5)	Total Expenses include real estate taxes, insurance, management fees, utilities, repairs and maintenance, payroll and related, cleaning and general and administrative. The Herald Center Property benefits from a New York City Industrial & Commercial Abatement Program (“ICAP”) abatement. Real estate taxes were underwritten based on the average of the lender’s tax and condominium counsel’s estimated calendar year taxes over the loan term and the appraisal’s estimate of the business improvement district taxes (BID).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

Environmental. According to a Phase I environmental assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the Herald Center Property.

Appraisal. According to the appraisal, the Herald Center Property had an “as-is” appraised value of $460,000,000 as of August 14, 2024 and a prospective value upon stabilization of $535,000,000 as of August 1, 2027. The prospective value upon stabilization assumed lease-up that will be incurred during the first three years of the analysis period as part of the Yeshiva Lease. The table below shows the appraisal’s “as-is” appraised value.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$460,000,000	5.50%
(1)	Source: Appraisal.

The Market. The Herald Center Property is located in the Penn Station/Garment neighborhood within the New York metropolitan statistical area in the borough of Manhattan. Manhattan is an iconic and vibrant borough, known for its major landmarks and business districts. Wall Street, in lower Manhattan, is the epicenter for global finance and is the home of the New York Stock Exchange, investment banks, brokerage firms, and more. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas.

The Penn Station/Garment neighborhood borders both the Grand Central and Times Square neighborhoods, and benefits from proximity to areas such as Bryant Park and Rockefeller Center. The neighborhood surrounding the Herald Center Property gains foot traffic from retailers such as the Macy’s flagship store which reports approximately 20 million shoppers a year. The Herald Center Property is accessible via several Manhattan commuter transportation hubs including the Herald Square subway station and Pennsylvania Station.

As of the second quarter of 2024, the New York office market had a total inventory of 976,492,482 square feet, according to a market data provider. The overall vacancy rate was 13.7% and the overall average asking rent was $57.04 per square foot. A market data provider projects the office vacancy rate for New York to increase to 14.2% by year-end 2024 and continue rising until leveling off at the forward-looking five-year average of 15.7%.

Overall, the vacancy rate increased by 120 bps from year-end 2022 to 13.7%, substantially higher than the 5-year average of 11.2%. As of the second quarter of 2024, the overall asking rental rate increased by $0.17 per square foot (or 0.3%) since year-end 2023 to $57.04 per square foot, and is projected to slightly increase to $57.30 per square foot in year-end 2024, then grow marginally through 2028 to $58.26 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

The following table presents certain information relating to comparable office leases for the Herald Center Property:

Comparable Office Lease Summary(1)(2)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Herald Center New York, NY	1902 / 2015	267,207(3)	Yeshiva(3)	155,025(3)	$47.00(3)	Various(3)	Various(3)
1578 Lexington Avenue New York, NY	NAP	138,165	Mount Sinai	138,165	$47.50	Q2-2024	432
488 Madison Avenue New York, NY	NAP	142,308	Archdiocese of New York (ADNY)	142,308	$45.00	Q1-2024	378
1180 Avenue of the Americas New York, NY	NAP	46,000	Selfhelp Community Services	46,000	$53.00	Q1-2024	378
110 William Street New York, NY	NAP	640,744	DCAS	640,744	$45.00	Q4-2023	248
1334 York Avenue New York, NY	NAP	200,395	Weill Cornell Medicine	200,395	$67.50	Q4-2023	368
575 Lexington Avenue New York, NY	NAP	216,226	Weill Cornell Medicine (Expansion & Renewal)	216,226	$62.00	Q3-2023	360
5 Hanover Square New York, NY	NAP	62,969	Ideal School Manhattan	62,969	$46.00	Q3-2023	396
120 Broadway New York, NY	NAP	112,000	New York City Housing Development Corporation	112,000	$50.00	Q3-2023	360
(1)	Source: Appraisal unless otherwise indicated.
(2)	The appraisal utilized “Community Facility Leases” for comparable leases due to the office space at the Herald Center Property occupied by Yeshiva.
(3)	Based on the underwritten rent roll as of September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

The following table presents certain information relating to comparable retail leases for the Herald Center Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Herald Center New York, NY	H&M Bank of America CL Vista Holdings LLC	62,800 5,293 2,308	$304.84 $688.45 $171.37	Various(2)	Various(2)
1466 Broadway New York, NY	Confidential	12,200	$204.92	Q3-2024	192
11 Times Square New York, NY	Confidential	49,982	$105.04	Q2-2024	198
5 Times Square New York, NY	Miniso	9,655	$372.86	Q1-2024	138
2 Times Square New York, NY	Van Leeuwen Ice Cream	600	$700.00	Q3-2023	120
2 Times Square New York, NY	Comur Corp - Sardinha Portuguesa	1,010	$772.28	Q3-2023	124
243 West 42nd Street New York, NY	Midtown Gifts	1,681	$550.27	Q3-2023	126
1501 Broadway New York, NY	Lids	954	$1,415.09	Q2-2023	120
112 West 34th Street New York, NY	Pandora	3,542	$409.37	Q1-2023	126
1100 Avenue of the Americas New York, NY	Bank of America	14,004	$402.00	Q1-2023	237
2 Herald Square New York, NY	Capital One	16,343	$431.38	Q4-2022	130
1500 Broadway New York, NY	Carlos Bakery	2,196	$760.00	Q2-2022	144
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of September 1, 2024.

The Borrowers. The borrowers for the Herald Center Whole Loan are Herald Center Department Store of New York LLC and Herald Center Department Store of New York Leasehold LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Herald Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is J.E.M.B. Realty Corp. J.E.M.B. Realty Corp. was founded in 1990 by Morris Bailey and Joseph Jerome, who is one of the guarantors of the Herald Center Whole Loan. J.E.M.B. Realty Corp. is a family-run real estate development, investment and management company based in New York City. The non-recourse carveout guarantors for the Herald Center Whole Loan are Joseph Jerome and Bailey Family 1998 Grandchildren’s Trust. Mr. Jerome is a president of J.E.M.B. Realty Corp. Mr. Jerome also founded BUSAC Real Estate, which operate and manage office towers, shopping centers and residential complexes totaling over 6.5 million square feet across North America.

Property Management. The Herald Center Property is managed by J.E.M.B Realty Corp., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Herald Center Whole Loan, the borrowers deposited (i) approximately $1,196,026 into a real estate tax reserve account, (ii) $502,807 into a deferred maintenance reserve account, (iii) $31,005,000 into a Yeshiva reserve account, (iv) $2,465,548 into a Yeshiva seller work reserve account, (v) $268,391 into a rent concession reserve account and (vi) $800,250 into a reserve account for work relating to JIBEI.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $598,013).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Herald Center Whole Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums (which is currently the case).

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $4,453 for the payment or reimbursement of approved capital expenses.

Material Tenant Reserve – During the continuance of a Material Tenant Trigger Event (as defined below), the borrowers will be required to deposit the applicable Material Tenant Monthly Deposit (as defined below) for an approved Material Tenant (as defined below) TI/LC expenses in connection with any qualified Material Tenant Lease (as defined below), to be capped when the balance of the Material Tenant reserve reaches two years of full annual, unabated gross rent for the applicable Material Tenant.

A “Material Tenant” means (i) any tenant of all or a portion of the Herald Center Property under a Material Tenant Lease and (ii) Yeshiva or any person who succeeds to Yeshiva’s interests under the Yeshiva Lease.

A “Material Tenant Lease” means (i) the H&M lease, (ii) the Yeshiva Lease and/or the Leasehold Condominium documents, (iii) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, (a) provides for rental income representing 15% or more of the total rental income for the Herald Center Property or (b) covers more than 15% or more of the total square feet at the Herald Center Property, or (iv) any instrument guaranteeing or providing credit support for any lease identified in the immediately preceding clauses (i), (ii) and/or (iii).

A “Material Tenant Go Dark Event” means that a Material Tenant goes dark or ceases to conduct business at all or a portion of its Material Tenant space for a period of six consecutive months or longer, other than (i) in connection with portions of the space demised to such Material Tenant that are not being utilized due to such Material Tenant’s implementation of a hybrid work program and each of the following conditions is satisfied: (x) a majority of such Material Tenant’s demised premises remains available and functional for the use contemplated by said Material Tenant Lease if and to the extent on any given day employees of such Material Tenant were to elect to utilize such space for work and (y) onsite staff remain in place during normal business hours at the applicable premises to implement and provide standard and customary services with respect to the applicable space, (ii) in the event that a Material Tenant subleases all or a portion of its Material Tenant space to a subtenant in accordance with the terms of the Herald Center Whole Loan documents and the applicable Material Tenant Lease, the initial period during which such Material Tenant or the subtenant is performing tenant improvements or remodeling the subleased premises in preparation for such subtenant to commence its operations at the subleased premises, in all cases in accordance with the terms of the Herald Center Whole Loan documents, provided that (x) the Material Tenant Lease remains in full force, (y) the Material Tenant continues to remain liable to the borrowers for all obligations under the Material Tenant Lease, and (z) the Material Tenant continues to pay all rent due under the Material Tenant Lease during the period any such tenant improvements or remodeling is being performed, (iii) with respect to the portion of the space in the Yeshiva Unit identified as Tranche 1 Premises, Tranche 2 Premises and Tranche 3 Premises only, the period commencing on January 3, 2025 and continuing through the date that is (A) with respect to Tranche 1 Premises, July 30, 2025, (such period from January 3, 2025 to July 30, 2025, the “Yeshiva Tranche 1 Pre-Possession Period”), (B) with respect to Tranche 2 Premises, 30 days after the Tranche 2 Commencement Date (such period from January 3, 2025 to 30 days after the Tranche 2 Commencement Date, the “Yeshiva Tranche 2 Pre-Possession Period”) and (C) with respect to Tranche 3 Premises, thirty (30) days after the Tranche 3 Commencement Date (such period from January 3, 2025 to 30 days after the Tranche 3 Commencement Date, the “Yeshiva Tranche 3 Pre-Possession Period”), a Material Tenant Go Dark Event is not deemed to have occurred with respect to (I) Tranche 1 Premises during the Yeshiva Tranche 1 Pre-Possession Period, (II) Tranche 2 Premises during the Yeshiva Tranche 2 Pre- Possession Period and (III) Tranche 3 Premises during the Yeshiva Tranche 3 Pre-Possession Period, or (iv) with respect to Tranche 1 Premises, Tranche 2 Premises and Tranche 3 Premises only, solely in connection with a permissible closure (as defined in the underlying lease). For the avoidance of doubt, a Material Tenant Go Dark Event with respect to Yeshiva is only deemed to occur if Yeshiva (or any permitted assignee of Yeshiva) has gone dark or ceases to conduct business in the ordinary course in each tranche for a period of six consecutive months or longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

A “Material Tenant Monthly Deposit” means:

(1)	if a Material Tenant 35% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 35% of the excess cash flow;
(2)	if a Material Tenant 50% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 50% of the excess cash flow;
(3)	if a Material Tenant 75% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 75% of the excess cash flow;
(4)	if a Material Tenant 100% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 100% of the excess cash flow; or
(5)	if any Material Tenant Trigger Event (other than a Material Tenant Monthly Deposit Event (as defined below)) has occurred and is continuing, the amount of 100% of the excess cash flow.

A “Material Tenant Monthly Deposit Event” occurs if the following clauses are individually and/or collectively satisfied:

(1)	“Material Tenant 35% Excess Cash Flow Event”: if H&M is not dark and has a rating of BB-/Ba3 or above by all agencies but below BBB-/Baa3 by any agency;
(2)	“Material Tenant 50% Excess Cash Flow Event”: if H&M is not dark and has a rating of B-/B3 or above by all agencies but below BB-/Ba3 by any agency;
(3)	“Material Tenant 75% Excess Cash Flow Event”: (i) if H&M is dark and (x) has a rating of BBB-/Baa3 or above by all agencies; or (y) has a rating of BB-/Ba3 or above by all agencies but below BBB-/Baa3 by any agency; or (ii) if H&M is not dark and has a rating below B-/B3 by any agency; or
(4)	“Material Tenant 100% Excess Cash Flow Event”: if H&M is dark and (i) has a rating of B-/B3 or above by all agencies but below BB-/Ba3 by any agency; or (ii) has a rating below B-/B3 by any agency.

A “Material Tenant Trigger Event” means (i) if a Material Tenant gives written notice to the borrowers of its intention to terminate or not extend its Material Tenant Lease; (ii) if, on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant Lease, a Material Tenant does not extend its Material Tenant Lease on the same or equivalent terms expressly provided by such Material Tenant Lease; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the borrowers of its election to extend such Material Tenant Lease, such Material Tenant does not give such notice; (iv) if a monetary or material non-monetary default beyond the expiration of applicable notice and/or cure periods occurs under a Material Tenant Lease; (v) any bankruptcy action of a Material Tenant or any parent company and/or lease guarantor with respect to a Material Tenant Lease; (vi) if a Material Tenant Lease is terminated or is no longer in full force and effect; (vii) if a Material Tenant Go Dark Event occurs with respect to any Material Tenant other than H&M; or (viii) the occurrence of a Material Tenant Monthly Deposit Event.

Leasehold Condominium Common Charges Reserve – Following the formation of the leasehold condominium, and only on each payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit an amount equal to 1/12th of the Leasehold Condominium Common Charges (as defined below) that the lender estimates will be payable by Leasehold Borrower at least 30 days prior to their respective due dates (all such amounts, collectively the “Leasehold Condominium Common Charges Fund”). If at any time the lender reasonably determines that the Leasehold Condominium Common Charges Fund is not or will not be sufficient to pay Leasehold Condominium Common Charges by the dates set forth above, the lender is required to notify the borrowers of such determination and the borrowers will be required increase their monthly payments to the Leasehold Condominium Common Charges Fund by the amount that the lender estimates is sufficient to make up the deficiency at least 30 days prior to delinquency of the Leasehold Condominium Common Charges.

“Leasehold Condominium Common Charges” means all common charges, maintenance fees and other assessments imposed on the Herald Center Property pursuant to the leasehold condominium documents, including, without limitation, water rates and sewer rates and rents as set forth in the Yeshiva Lease documents.

Underlying Lease Rent Reserve – On each payment date during a Trigger Period, the borrowers are required to pay an amount that is due and payable by the Leasehold Borrower in order to accumulate with the lender sufficient funds to pay all sums payable under the underlying lease at least seven business days prior to the dates due.

Lockbox / Cash Management. The Herald Center Whole Loan is structured with a hard lockbox with springing cash management. At origination of the Herald Center Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

received by the borrowers or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Herald Center Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Herald Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Herald Center Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. The Herald Center Whole Loan documents provide that so long as no event of default has occurred and is continuing, during a Trigger Period, lender may, in its sole and absolute discretion, upon written request from the borrowers, disburse excess cash reserve funds (i) during the continuance of a Material Tenant Monthly Deposit Event, to pay the Material Tenant Monthly Deposit; (ii) during the continuance of any Material Tenant Trigger Event other than a Material Tenant Monthly Deposit Event, to the Material Tenant reserve; (iii) during the continuance of any Trigger Period other than a Material Tenant Trigger Event, to the excess cash reserve account; and (iv) during the continuance of a Material Tenant Monthly Deposit Event, other than a Material Tenant 100% Excess Cash Flow Event, provided no Material Tenant Trigger Event and/or Trigger Period is continuing, any remaining funds to the borrowers. Upon an event of default under the Herald Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than: (x) 1.10x for two consecutive quarters from July 1, 2025 through June 30, 2026, (y) 1.15x for two consecutive quarters from July 1, 2026 through June 30, 2027 and (z) 1.20x for two consecutive quarters after June 30, 2027, and (iii) a Material Tenant Trigger Event; and (b) expiring upon (1) with respect to clause (i) above, the cure (if applicable) of such event of default, (2) with respect to clause (ii)(x) above, the date the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, (3) with respect to clause (ii)(y) above, the date the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (4) with respect to clause (ii)(z) above, the date the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, provided however, the borrowers may deliver to the lender a letter of credit in an amount which, if applied to the outstanding principal balance of the Herald Center Whole Loan, would cause the applicable debt service coverage ratio set forth in the immediately preceding clause (2), and (5) with respect to clause (iii) above, a Material Tenant Trigger Event no longer exists.

Current Subordinate or Mezzanine Debt. The Herald Center Property also secures the Herald Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $141,000,000. The Herald Center Subordinate Companion Loan is co-terminous with the Herald Center Senior Loan and accrues interest at 7.90376110673759% per annum, resulting in a blended rate for the Herald Center Whole Loan of 6.59320% per annum. The Herald Center Senior Pari Passu Notes are senior in right of payment to the Herald Center Subordinate Notes. Note B is subordinate to the Herald Center Senior Pari Passu Notes but senior to the other Herald Center Subordinate Notes in right of payment. Note C is subordinate to the Herald Center Senior Pari Passu Notes and Note B but senior to the other Herald Center Subordinate Notes in right of payment. Note D is subordinate to the Herald Center Senior Pari Passu Notes, Note B and Note C but senior to the other Herald Center Subordinate Notes in right of payment. Note E is subordinate to the Herald Center Senior Pari Passu Notes, Note B, Note C and Note D but senior to Note F in right of payment. Note F is subordinate to the Herald Center Senior Pari Passu Notes and the other Herald Center Subordinate Notes in right of payment.

Future Permitted Subordinate or Mezzanine Debt: Not permitted.

Partial Release. At any time during the term of the Herald Center Whole Loan following the creation of the leasehold condominium, provided no event of default has occurred and is continuing, the Yeshiva Unit can be released subject to satisfaction of certain conditions including, but not limited to:

(i)	No event of default exists as of each of the Leasehold Condominium Documents Notice Date (as defined below), the Leasehold Condominium Notice Date (as defined below), the Leasehold Condominium Date (as defined below) and/or the date of consummation of the partial release;
(ii)	The lender has received reasonable prior written notice of the date on which the borrowers intend to consummate the actions described in clause (i) of the of the definition of Leasehold Condominium Conversion as set forth in the Herald Center Whole Loan documents (the date of such notice, the “Leasehold

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

Condominium Documents Notice Date”) and reasonable prior written notice of the date on which the borrowers intend to consummate, together with Yeshiva, as applicable, the actions described in clauses (ii) through and including (iv) of the definition of Leasehold Condominium Conversion as set forth in the Herald Center Whole Loan documents (the date of such notice, the “Leasehold Condominium Notice Date”); provided that such reasonable notice period does not prohibit the occurrence of the actions described in the applicable clause(s) of the definition of leasehold condominium conversion (as set forth in the Herald Center Whole Loan documents) after the end of such reasonable notice period to the extent that the borrowers (and Yeshiva, as applicable) have commenced pursuing the leasehold condominium conversion within such reasonable notice period and thereafter are diligently pursuing in good faith such Leasehold Condominium Conversion in accordance with the terms and conditions of the Herald Center Whole Loan documents;

(iii)	The lender has received written evidence that upon implementation of the Leasehold Condominium Conversion, Yeshiva will promptly apply for an exemption under Section 420-a of the New York Real Property Tax Law (any such exemption being referred to herein as a “Tax Exemption”) and upon the granting of such Tax Exemption, retroactively to the Leasehold Condominium Date and such Tax Exemption will not be reallocated to the borrowers’ fee simple interest in the Herald Center Property; and
(iv)	The partial release occurs immediately following the recording of the Leasehold Condominium Documents (the “Leasehold Condominium Date”).

The lien of the leasehold mortgage on the Yeshiva Unit will be released upon the transfer of the Yeshiva Unit to Yeshiva. The fourth floor of the Herald Center Property will be released in connection with Yeshiva’s right of first offer. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Free Releases” in the Preliminary Prospectus for more information regarding Yeshiva’s right of first offer.

Ground Lease. The Herald Center Property is subject to an amended and restated ground lease that is scheduled to expire on the later of (x) June 30, 2056 or (y) the last day of the calendar month during which occurs the day immediately preceding the date occurring 31 years after the condominium commencement date (which has not occurred yet). The ground lease was entered into between the Fee Borrower, as the lessor, and the Leasehold Borrower, as the lessee. The current annual ground lease rent as of the Cut-off Date is equal to $14,393,092. The annual ground lease rent will increase as set forth in the Herald Center Whole Loan documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

Preferred Equity. On the origination date, BIG Herald Investments II, LLC, a Delaware limited liability company (the “Preferred Equity Investor”) made a preferred equity investment in Herald Center Department Store, L.P., a Delaware limited partnership, the sole member of the borrowers (“Sole Member”) in the original amount of $30,000,000 (the “Origination Date Preferred Equity”). The rate of return on the Origination Date Preferred Equity is 13% provided, however, the current pay rate is 8% and the balance of 5% accrues until available cash flow is available to pay the accrued portion. Preferred Equity Investor established an interest rate reserve at the closing of the Preferred Equity Investment equal to $2,025,000. Upon the occurrences of certain events under the preferred equity documents, the Preferred Equity Investor is permitted to remove the general partner of the Sole Member and replace or designate a new general partner controlled by the Preferred Equity Investor, subject to the satisfaction of customary conditions precedent set forth in the Herald Center Whole Loan documents, which include, among other things, the Preferred Equity Investor being required to provide a supplemental guarantor having control of, or being under common control with, the borrowers, Sole Member and the Herald Center Property, customary searches acceptable to the lender and written evidence that such supplemental guarantor can satisfy the then net worth and liquidity requirements. Provided the Preferred Equity Investor then satisfies the above, it will be deemed an acceptable supplemental guarantor. The supplemental guarantor is required to deliver a supplemental guaranty of recourse obligations and environmental substantially in the form delivered to the lender on the origination date by the guarantor, except that supplemental guarantor has no obligations for the following guaranteed amounts (and for which the guarantor on the origination date remains liable for):

(i)	The $60,000,000 partial loan guaranty until the leasehold condominium conversions occurs and the Yeshiva Unit is transferred to Yeshiva in accordance with the Herald Center Whole Loan documents and Yeshiva Lease documents;
(ii)	The redemption price related to the redemption of a limited partnership interest in Sole Member (the estimated redemption amount as of the origination date was $470,000); and
(iii)	For each tax year beginning with the 2024/2025 tax year, an amount equal to the difference between the actual taxes owed on the Herald Center Property and the projected tax amounts in the table set forth in the Herald

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 4 – Herald Center

Center Whole Loan documents, as such projected amount may be adjusted based on changes in millage rates and/or citywide tax increases unrelated to the leasehold condominium conversion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Retail/Signage
% of IPB:	4.9%	Net Rentable Area (SF):	106,481
Loan Purpose:	Recapitalization	Location:	New York, NY
Borrowers:	1535 Broadway LLC and 1535 Broadway Sign LLC	Year Built / Renovated:	1985 / 2014
Borrower Sponsor:	Vornado Realty Trust	Occupancy:	99.3%
Interest Rate:	6.33195%	Occupancy Date:	2/1/2025
Note Date:	4/14/2025	4th Most Recent NOI (As of):	$61,803,803 (12/31/2021)
Maturity Date:	5/1/2030	3rd Most Recent NOI (As of):	$63,780,550 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$67,131,866 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$69,153,753 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	98.3%
Amortization Type:	Interest Only	UW Revenues:	$74,830,350
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$14,935,901
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$59,894,449
Additional Debt(1):	Yes	UW NCF:	$59,504,867
Additional Debt Balance(1):	$247,100,000 / $172,900,000	Appraised Value / Per SF:	$1,040,000,000 / $9,767
Additional Debt Type(1):	Pari Passu / B-Notes	Appraisal Date:	10/1/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Mortgage Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$2,602	$4,226
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$2,602	$4,226
Replacement Reserves:	$0	Springing	$441,551	Cut-off Date LTV:	26.6%	43.3%
TI / LC Reserve:	$100,000	$17,747	$532,405	Maturity Date LTV:	26.6%	43.3%
Free Rent Reserve:	$4,135,136	$0	N/A	UW NCF DSCR:	3.34x	1.89x
Critical Tenant TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	21.6%	13.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$277,100,000	61.6%	Principal Equity Distribution	$426,023,114	94.7%
Subordinate Debt	172,900,000	38.4	Closing Costs	19,741,750	4.4
			Upfront Reserves	4,235,136	0.9
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The 1535 Broadway Mortgage Loan (as defined below) is part of the 1535 Broadway Whole Loan (as defined below), which is evidenced by nine pari passu senior promissory notes and three junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $450,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 1535 Broadway Whole Loan.
(2)	Defeasance of the 1535 Broadway Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 1535 Broadway Whole Loan note to be securitized and (ii) June 1, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C10 securitization trust in May 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The fifth largest mortgage loan (the “1535 Broadway Mortgage Loan”) is part of a whole loan with an aggregate original principal balance and Cut-off Date Balance of $450,000,000 (the “1535 Broadway Whole Loan”) secured by the Borrowers’ fee interest in a 106,481 square foot retail/signage property located in New York, New York (the “1535 Broadway Property”).

The 1535 Broadway Whole Loan was co-originated on April 14, 2025 by Goldman Sachs Bank USA (“GSBI”), Bank of America, N.A. (“BANA”) and Bank of Montreal (“BMO”) and has an aggregate outstanding principal balance as of the Cut-off Date of $450,000,000. The 1535 Broadway Whole Loan has a five-year term, is interest-only for the full term and accrues

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

interest at a rate of 6.33195% on an Actual/360 basis. The scheduled maturity date of the 1535 Broadway Whole Loan is May 1, 2030.

The 1535 Broadway Whole Loan is comprised of nine pari passu componentized senior promissory notes with an aggregate original principal balance and Cut-off Date Balance of $277,100,000 (collectively, the “1535 Pari Passu Senior Notes”, and the portion of the 1535 Broadway Whole Loan evidenced by such nine pari passu senior notes, the “1535 Broadway Senior Loan”) and three pari passu componentized junior promissory notes with an aggregate original principal balance and Cut-off Date Balance of $172,900,000 (collectively, the “1535 Broadway Junior Notes”, and the portion of the 1535 Broadway Whole Loan evidenced by such three junior promissory notes, the “1535 Broadway Junior Companion Loan”). The 1535 Pari Passu Senior Notes are generally senior in right of payment to the 1535 Junior Notes. Three 1535 Pari Passu Senior Notes with an aggregate principal balance of $314,800,000 and the 1535 Broadway Junior Notes are expected to be contributed to the BWAY 2025-1535 securitization. The 1535 Mortgage Loan is evidenced by the non-controlling Note A-3-C1 with an original principal balance and Cut-off Date Balance of $30,000,000. The remaining 1535 Broadway Senior Pari Passu Notes are anticipated to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The 1535 Broadway Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BWAY 2025-1535 securitization. The relationship between the holders of the 1535 Broadway Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The 1535 Broadway Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 1535 Broadway Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$50,840,000	$50,840,000	BWAY 2025-1535(1)	Yes
A-1-C1(2)	40,000,000	40,000,000	GSBI	No
A-1-C2(2)	20,000,000	20,000,000	GSBI	No
A-2-S1	38,130,000	38,130,000	BWAY 2025-1535(1)	No
A-2-C1(2)	25,000,000	25,000,000	BANA	No
A-2-C2(2)	20,000,000	20,000,000	BANA	No
A-3-S1	38,130,000	38,130,000	BWAY 2025-1535(1)	No
A-3-C1	30,000,000	30,000,000	BMO 2025-5C10	No
A-3-C2(2)	15,000,000	15,000,000	BMO	No
Senior Loan	$277,100,000	$277,100,000
B-1	69,160,000	69,160,000	BWAY 2025-1535(1)	No
B-2	51,870,000	51,870,000	BWAY 2025-1535(1)	No
B-3	51,870,000	51,870,000	BWAY 2025-1535(1)	No
Whole Loan	$450,000,000	$450,000,000
(1)	The BWAY 2025-1535 transaction is expected to close on April 24, 2025.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The 1535 Broadway Property, located in the New York Times Square Bowtie (the “Bowtie”), is a 106,481 square foot purpose-built retail and theater condominium featuring flagship retail space and one of the world’s largest 4K LED signs. The 1535 Broadway Property benefits from significant visibility and foot traffic, including approximately 283,000 average daily pedestrian visitors and 229,000 average daily subway passengers, and generates an estimated 1.0 million to 1.9 million daily impressions. Located beneath the 1,971-key Marriott Marquis Hotel (non-collateral), the 1535 Broadway Property encompasses six stories (including two sub-grade levels) that are 99.3% leased to tenants across a variety of merchandise categories. The 1535 Broadway Property features five nationally recognized tenants, including Sephora, T-Mobile, Swatch, Levi’s, and Anita La Mamma Del Gelato. In addition to the retail tenants, the second through fourth floors of the 1535 Broadway Property are home to the 1,611 seat Marquis Theatre (the “Marquis Theatre”), which was completed in 1986, making it one of two Broadway theaters constructed in the last 50 years. The Marquis Theatre is one of the newest and largest official Broadway theaters as the 41 official Broadway theaters have an average age and capacity of 95 years and 1,196 seats, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

The 1535 Broadway Property includes signage that measures six stories high and 330 feet wide, spanning the entire block-front of 7th Avenue between 45th and 46th Streets within the Bowtie. T-Mobile, Sephora, and Swatch have direct, long-term licenses for the signage above their respective stores and Levi’s has signage included in its retail lease. The remaining top portion of the signage is managed and leased to third-party advertisers by Silvercast Media, LLC (“Silvercast”) on varying terms. Silvercast currently sells advertisements in a continuous 90-second loop for four-week cycles. Additionally, third-party advertisers can reserve the entire signage, including signage reserved for retail tenants, in a roadblock. The signage has generated over $31.5 million in annual revenue (net of commission) in each year since 2019 (excluding 2020).

The following information presents certain information relating to the historical and current occupancy of the 1535 Broadway Property:

Historical and Current Occupancy(1)
2019	2021	2022	2023	2024	Current(2)
98.2%	98.2%	100.0%	100.0%	99.3%	99.3%
(1)	Historical occupancies are as of December 31 of each respective year, unless otherwise noted.
(2)	Current occupancy is based on the underwritten rent roll as of February 1, 2025.

Appraisal. According to the appraisal, the 1535 Broadway Property had an “as-is” appraised value of $1,040,000,000 as of October 1, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,040,000,000	6.71%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated November 19, 2024, there are no recognized environmental conditions or recommendations for further action at the 1535 Broadway Property.

Major Tenants. The three largest retail tenants by underwritten base rent (excluding signage revenue) at the 1535 Broadway Property are Sephora, T-Mobile and Swatch.

Sephora (16,146 square feet; 15.2% of NRA; 37.5% of underwritten base rent): Established in 1970, Sephora is a French retailer of personal care and beauty products that operates over 2,700 stores in 35 countries worldwide with more than 52,000 employees. The company is owned by LVMH Moët Hennessy Louis Vuitton and features products from nearly 340 brands, along with its own private label, Sephora Collection.

T-Mobile (4,600 square feet; 4.3% of NRA; 23.6% of underwritten base rent): Founded in 1994 as a subsidiary of Deutsche Telekom AG, T-Mobile is an American wireless network operator headquartered in Bellevue, Washington. T-Mobile delivers an advanced 4G LTE and nationwide 5G network that provides coverage in 215+ countries.

Swatch (4,299 square feet; 4.0% of NRA; 19.2% of underwritten base rent): Established in 1983 and owned by the Swatch Group, Swatch is a Swiss watchmaker with more than 32,000 employees. Swatch generated 2024 net sales of 6,375 million Swiss francs across 50 countries.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

The following table presents certain information relating to the major tenants at the 1535 Broadway Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)(3)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Sephora	Aa3/AA-/NR	16,146	15.2%	$788	$12,721,595	37.5%	1/31/2029
T-Mobile	NR/BBB/BBB+	4,600	4.3%	$1,739	8,000,000	23.6%	6/30/2035
Swatch	NR/NR/NR	4,299	4.0%	$1,516	6,518,005	19.2%	12/27/2030
Levi’s(4)	Ba2/BB+/BBB-	17,313	16.3%	$318	5,500,000	16.2%	1/31/2029
Marquis Theatre Associates LP	NR/NR/NR	61,681	57.9%	$13	811,096	2.4%	7/31/2050
Anita La Mamma Del Gelato	NR/NR/NR	1,738	1.6%	$220	381,926	1.1%	7/29/2033
Total Occupied		105,777	99.3%	$321	$33,932,622	100.0%
Vacant		704	0.7%
Total		106,481	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Includes storage SF.
(4)	Levi’s can terminate its lease and license agreement with notice to the Borrowers by November 16, 2027 if its sales at the 1535 Broadway Property are less than $25 million for the period from November 16, 2025 through November 15, 2026, effective as of the first anniversary of such notice. Levi’s will be required to pay a termination fee in connection with its exercise of such termination option. According to tenant-reported sales information, Levi’s annual sales at the 1535 Broadway Property are below $25 million for the trailing 12 month period. We cannot assure you that the termination right will not be triggered and that Levi’s will not exercise its termination right.

The following table presents certain information relating to the signage tenants at the 1535 Broadway Property:

Tenant Summary - Signage(1)
Tenant	Lease Begin	Lease Expiration	Total UW Signage Revenue(2)	% of Total UW Signage Revenue
Sublease with TRS	Annual Lease	Annual Lease	$10,000,000	31.5%
Swatch	1/2/2016	12/27/2030	$6,865,998	21.7%
T-Mobile	12/17/2015	6/30/2035	$6,338,648	20.0%
Third-Party Sign (Net of Commission)(3)	NAV	NAV	$5,951,111	18.8%
Sephora	6/6/2018	1/31/2029	$2,554,286	8.1%
Total			$31,710,044	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Excludes electric reimbursements.
(3)	Based on income from third-party advertising contracts that flow to the Borrowers. Third-Party Sign UW Signage Revenue is based on the 2025 budget.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

The following table presents certain information relating to the lease rollover schedule at the 1535 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	704	0.7%	NAP	NAP	704	0.7%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.00%
2026	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	704	0.7%	$0	0.0%
2029	2	33,459	31.4%	$18,221,595	53.7%	34,163	32.1%	$18,221,595	53.7%
2030	1	4,299	4.0%	$6,518,005	19.2%	38,462	36.1%	$24,739,600	72.9%
2031	0	0	0.0%	$0	0.0%	38,462	36.1%	$24,739,600	72.9%
2032	0	0	0.0%	$0	0.0%	38,462	36.1%	$24,739,600	72.9%
2033	1	1738	1.6%	$381,926	1.1%	40,200	37.8%	$25,121,526	74.0%
2034	0	0	0.0%	$0	0.0%	40,200	37.8%	$25,121,526	74.0%
2035	1	4,600	4.3%	$8,000,000	23.6%	44,800	42.1%	$33,121,526	97.6%
2036 & Beyond	1	61,681	57.9%	$811,096	2.4%	106,481	100.0%	$33,932,622	100.0%
Total/Wtd. Avg.	6	106,481	100.0%	33,932,622	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Excludes signage revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1535 Broadway Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2019	2021	2022	2023	2024	U/W(1)(2)	U/W Per SF	%(3)
Base Retail Rental Revenue(1)	$35,911,991	$38,042,710	$39,199,009	$40,331,769	$39,823,021	$33,932,622	$318.67	45.3%
Market Revenue from Vacant Units	0	0	0	0	0	1,310,500	$12.31	1.8%
Overage Rent	779,312	660,749	814,766	404,802	727,735	1,143,053	$10.73	1.5%
Other Retail Revenue	7,174	0	0	0	51,439	0	$0.00	0.0%
Retail Operating Expenses (CAM) Reimbursement	859,512	948,692	1,000,816	1,056,148	1,097,041	1,120,195	$10.52	1.5%
Real Estate Tax Reimbursement	2,038,915	1,158,699	2,040,954	3,704,761	5,092,809	5,685,455	$53.39	7.6%
Retail Utility Reimbursement	603,412	746,836	783,355	571,451	691,687	641,580	$6.03	0.9%
Total Retail Revenue	$40,200,316	$41,557,686	$43,838,901	$46,068,933	$47,483,732	$43,833,406	$411.65	58.6%
Signage Rental Revenue From Retail Tenants	$12,904,527	$13,848,531	$13,934,370	$14,514,330	$15,068,332	$15,404,330	$144.67	20.6%
Third-Party Signage Revenue to Borrower (net of commission)(4)	$19,429,173	$11,866,884	$6,127,205	$5,313,541	$4,791,338	$5,951,111	$55.89	8.0%
Revenue From TRS Sublease	$0	$1,201,783	$7,954,000	$11,823,000	$12,608,000	$10,000,000	$93.91	13.4%
Signage OpEx Reimbursement	$308,403	$341,103	$370,765	$390,246	$384,577	$354,603	$3.33	0.5%
Signage Utility Reimbursement	380440	561048	547495	473684	739196	597,400	$5.61	0.8%
Total Signage Revenue	$33,022,542	$27,819,349	$28,933,835	$32,514,801	$33,591,443	$32,307,444	$303.41	43.2%
Potential Gross Revenue	$73,222,859	$69,377,035	$72,772,735	$78,583,734	$81,075,175	$76,140,850	$715.07	101.8%
Vacancy Loss	0	0	0	0	0	(1,310,500)	($12.31)	(1.8%)
Rent Abatements / Concessions(4)	0	(1,023,284)	(125,993)	(208,065)	0	0	$0.00	0.0%
Commercial Credit Loss(5)	(8,915)	419,459	(923,584)	(704,116)	1,464,618	0	$0.00	0.0%
Effective Gross Revenue	$73,213,943	$68,773,210	$71,723,158	$77,671,553	$82,539,792	$74,830,350	$702.76	100.0%
Real Estate Taxes	3,511,954	2,356,269	3,712,117	6,091,038	8,024,362	9,908,135	$93.05	16.7%
Insurance	74,425	125,581	152,317	167,961	104,979	100,514	$0.94	0.2%
Utilities	642,632	663,303	895,079	787,165	839,383	851,398	$8.00	1.4%
Repairs & Maintenance	1,101,828	544,930	750,045	970,302	1,339,952	1,332,109	$12.51	2.2%
Management Fee	1,051,506	872,715	853,495	927,342	912,002	1,000,000	$9.39	1.7%
Payroll (Office, Security, Maintenance)	202,033	98,560	129,170	128,982	151,115	172,060	$1.62	0.3%
General and Administrative	120,786	29,473	119,318	263,328	144,381	76,777	$0.72	0.1%
Signage - Utility Expense	1,087,163	1,305,081	882,740	755,828	1,205,688	848,294	$7.97	1.4%
Signage - R&M Expense	831,381	772,246	500,896	447,709	663,423	646,614	$6.07	1.1%
Signage - Other Expenses	241726	201,249	(52,568)	34	754	0	$0.00	0.0%
Total Expenses	$8,865,434	$6,969,408	$7,942,609	$10,539,687	$13,386,040	$14,935,901	$140.27	25.1%
Net Operating Income	$64,348,509	$61,803,803	$63,780,550	$67,131,866	$69,153,753	$59,894,449	$562.49	100.7%
Replacement Reserves	0	0	0	0	0	$176,620	$1.66	0.3%
TI/LC	0	0	0	0	0	$212,962	$2.00	0.4%
Net Cash Flow	$64,348,509	$61,803,803	$63,780,550	$67,131,866	$69,153,753	$59,504,867	$558.83	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Lender U/W base rent reflects in-place rental revenue, which is below historical levels due to the recent T-Mobile renewal.
(3)	Revenue lines are calculated as a % of Effective Gross Revenues. All other lines are calculated based on Net Cash Flow.
(4)	2019 Third-Party Signage Revenue represents all third-party signage revenue including contracts that now flow into the TRS entity, which is not a borrower of the 1535 Broadway Whole Loan.
(5)	Commercial Credit Loss is driven by Invicta, which vacated in January 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

The Market. The 1535 Broadway Property is located in Times Square, a 24-hour district in New York City offering 14 hours of shopping time per day, with stores such as Sephora, Levi’s and H&M open daily from 9:00 a.m. to 11:00 p.m. The market benefits from established flagship stores of diverse retailers, including American Eagle Outfitters, Gap, Raising Cane’s, Old Navy, and Disney. Alongside flagship retail, the area attracts consumers with experiential retail attractions such as a Uniqlo pop-up previously hosted at the 1535 Broadway Property. The Times Square retail market has experienced a robust recovery since the pandemic, with credit card spending increasing to $3.1 billion in 2023, representing a 15% increase from 2022.

The 1535 Broadway Property benefits from a combination of local and tourist demand. NYC Tourism + Conventions has forecasted 64.5 million visitors to New York City through 2024, just 3.2% shy of the record breaking 66.6 million tourists in 2019, many of whom travel through Times Square. According to the REBNY Manhattan Retail Report for the first half of 2024, lagging international tourism, particularly from China which is the city’s second-largest overseas market, is a key reason tourism has not recovered to 2019 levels.

The Bowtie has the highest pedestrian foot traffic in New York City, positioning the 1535 Broadway Property as a premier signage location. Times Square is also home to 5,800 residents, 172,000 office workers, and the largest hospitality concentration in New York. Notably, an average visitor spends 81 minutes in the area and 8 minutes looking at billboards. Times Square signage generates anywhere from 1.0 million to 1.9 million daily impressions.

The Borrowers. The Borrowers under the 1535 Broadway Whole Loan are 1535 Broadway LLC (the “Fee Borrower”) and 1535 Broadway Sign LLC (the “Sign Borrower” and, together with the Fee Borrower, the “Borrowers”), each a Delaware limited liability company. Each Borrower is a recycled special purpose entity whose primary business is the performance of the obligations under the 1535 Broadway Whole Loan documents and the ownership, maintenance, leasing, management and operation of the 1535 Broadway Property. The Borrowers are required to observe certain single purpose entity covenants as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” in the Preliminary Prospectus. Each Borrower is indirectly owned and controlled by, or under common control with, the Borrower Sponsor (as defined below). No Borrower is permitted to have any significant assets other than the 1535 Broadway Property owned by such Borrower. All obligations of the Borrowers under the 1535 Broadway Whole Loan are joint and several and secured by the Borrowers’ respective interests in the 1535 Broadway Property.

The Borrower Sponsor. The Borrowers (as defined below) are indirectly owned and controlled by a joint venture between Vornado Realty Trust, a Maryland real estate investment trust (“Vornado” or the “Borrower Sponsor”), and a group of institutional investors advised by Crown Acquisitions. Vornado is one of the largest owners, managers, and developers of New York City office and high street retail real estate. As one of the largest commercial real estate owners in New York, Vornado’s office holdings are located primarily in Midtown Manhattan.

Property Management. The 1535 Broadway Property is currently managed by Vornado Office Management LLC, a New York limited liability company (“Vornado Office Management”) and Silvercast Media, LLC (pursuant to a separate management agreement (the “Management Agreement”) between the Fee Borrower and the property manager. The property manager is subject to replacement with a qualified manager in accordance with the terms and provisions of the 1535 Broadway Whole Loan documents pursuant to a new management agreement. Vornado Office Management is affiliated with the Borrowers.

Escrows and Reserves. At origination of the 1535 Broadway Whole Loan, the Borrowers deposited approximately $100,000 into an upfront rollover reserve and approximately $4,135,136 into a free rent reserve.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the Borrowers are required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance Escrows – On a monthly basis during a Trigger Period, the Borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the Borrowers maintain a blanket policy meeting the requirements of the 1535 Broadway Whole Loan documents and the Borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period, the Borrowers are required to escrow approximately $14,718.35 for the payment or reimbursement of approved capital expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $441,550.63.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

Rollover Reserve – On a monthly basis, the Borrowers are required to escrow $17,746.83 for approved leasing expenses. Such monthly deposits will not be required once the amount deposited into the capital expense reserve over the term of the 1535 Broadway Whole Loan, cumulatively (not, for certainty, the amount on deposit at the time of determination), equals or exceeds $532,405.00.

Free Rent Reserve – Provided that no event of default exists, on each monthly payment date, the free rent funds deposited for each applicable lease will be disbursed in the amounts equal to the applicable monthly rent credits or free rent amounts set forth in the 1535 Broadway Whole Loan documents.

Critical Tenant TI / LC Reserve - On each payment date during a Critical Tenant Trigger Event Period (as defined below), all excess cash flow after payment of debt service, required reserves and budget operating expenses will be deposited into a Critical Tenant TI / LC reserve.

Lockbox and Cash Management. The 1535 Broadway Whole Loan is structured with a hard lockbox and in place cash management. The Borrowers were required to deliver tenant direction letters to the existing tenants at the 1535 Broadway Property, directing them to remit their rent directly to the lender-controlled lockbox. The Borrowers are required to cause revenue received by the Borrowers or the property manager, as applicable, from the 1535 Broadway Property to be deposited into such lockbox within 10 business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 1535 Broadway Whole Loan documents. All excess cash flow after payment of debt service, required reserves (including the Critical Tenant TI / LC reserve during a Critical Tenant Trigger Event Period as described under “Escrows and Reserves” above) will be deposited, (A) provided no Trigger Period is continuing, into the Borrowers’ account, or (B) during the continuance of a Trigger Period, into the excess cash trap subaccount held by the lender.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 1535 Broadway Whole Loan, (ii) a Low Debt Yield Trigger Period (as defined below) or (iii) a Critical Tenant Trigger Event Period, and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low Debt Yield Trigger Period has ended and (C) clause (iii), such Critical Tenant Trigger Event Period has ended.

A “Low Debt Yield Trigger Period” means a period commencing if, as of the last day of any calendar quarter, the NOI Debt Yield (as defined below) is less than 8.5%, and ending if the NOI Debt Yield is equal to or in excess of 8.5% on any subsequent calculation date; provided, however, that a Low Debt Yield Trigger Period will be deemed not to exist as of such related calculation date if, not later than 15 business days after the Borrowers’ receipt of notice from the lender that a Low Debt Yield Trigger Period has commenced, the Borrowers (a) prepay a portion of the 1535 Broadway Whole Loan, along with any yield maintenance premium, or (b) deliver to the lender as additional collateral for the 1535 Broadway Whole Loan, either (i) cash, which must be deposited into, or retained in, the cash collateral account, or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount (as defined below). If the Borrowers deliver to the lender such Low Debt Yield Avoidance Collateral (as defined below), then for so long as the lender holds such Low Debt Yield Avoidance Collateral, the NOI Debt Yield will be calculated based on the assumption that the outstanding principal balance of the 1535 Broadway Whole Loan has been reduced by the value of the Low Debt Yield Avoidance Collateral, such value being the amount of cash or notional amount of any letter of credit.

The “NOI Debt Yield” means, as of any date of determination, a fraction, expressed as a percentage, of which (a) the numerator is the underwritten net operating income as of such date; and (b) the denominator is the outstanding principal balance, as of such date, of the 1535 Broadway Whole Loan; provided that the outstanding principal balance of any Approved Mezzanine Loan (as defined below) will be added to the outstanding principal balance to the extent any Approved Mezzanine Loan exists as of the date of calculation.

A “Low Debt Yield Avoidance Amount” means, at any point in time, the amount that when applied to the reduction of the then-current outstanding principal balance of the 1535 Broadway Whole Loan would cause the NOI Debt Yield to equal at least 8.5%, taking into account the aggregate amount of Low Debt Yield Avoidance Collateral previously provided by the Borrowers and then held by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

“Low Debt Yield Avoidance Collateral” means (i) cash or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount.

A “Critical Tenant Trigger Event Period” means the period commencing upon the occurrence of a Critical Tenant Trigger Event (as defined below) and ending upon the occurrence of a Critical Tenant Trigger Event Cure (as defined below) with respect to each and every continuing Critical Tenant Trigger Event.

“Critical Tenant Trigger Event” means each occurrence of any of the following with respect to any Critical Tenant (as defined below) lease: (i) the related Critical Tenant gives written notice of its intention to not extend or renew its Critical Tenant lease; (ii) the related Critical Tenant has failed to give irrevocable notice of its election to renew its Critical Tenant lease on or prior to the earliest to occur of (x) twelve (12) months prior to the then applicable expiration date under the applicable Critical Tenant lease, (y) the date by which the applicable Critical Tenant is required under its Critical Tenant lease to notify the landlord of its election to renew its Critical Tenant lease, or (z) twelve (12) months prior to the maturity date; (iii) a default occurs under the related Critical Tenant lease and such default continues for more than (I) sixty (60) days beyond any applicable notice and cure period for monetary defaults (provided, that, it will not constitute a default for purposes hereof if the Critical Tenant is disputing in good faith and in accordance with its lease the amount of any reimbursable or recoverable costs and expenses (as opposed to base or fixed rent)), or (II) one hundred and eighty (180) days beyond any applicable notice and cure period for non-monetary defaults; (iv) a bankruptcy action with respect to the related Critical Tenant or any guarantor of such Critical Tenant lease occurs, or (v) the applicable Critical Tenant discontinues its normal business operations at its leased premises (other than because of pandemic or government mandated closure, alterations, casualty restoration or similar reason, provided in such cases the Critical Tenant continues to pay all contractual rent); provided that the foregoing clause (v) will not apply to Critical Tenants that satisfy the investment-grade requirement under the 1535 Broadway Whole Loan documents or Critical Tenant leases guaranteed by guarantors that satisfy the investment-grade requirement under the 1535 Broadway Whole Loan documents.

“Critical Tenant Trigger Event Cure” means the earliest of: (A) the occurrence of a Critical Tenant space re-tenanting event in accordance with the 1535 Broadway Whole Loan documents; or (B) (a) in the event of a Critical Tenant Trigger Event described in clause (i) or (ii) of the definition thereof with respect to a Critical Tenant lease, the date that a Critical Tenant lease extension is duly executed and delivered by the Borrowers and the related Critical Tenant for all of the related Critical Tenant space, and, to the extent applicable, all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender will have been deposited into (or be on deposit in) the Critical Tenant tenant improvements and leasing commissions account and allocable to such applicable Critical Tenant space; (b) in the event of a Critical Tenant Trigger Event described in clause (iii) of the definition thereof, a cure of the applicable default under the related Critical Tenant lease; (c) in the event of a Critical Tenant Trigger Event described in clause (iv) of the definition thereof relating to a bankruptcy action of a Critical Tenant, the affirmation of the related Critical Tenant lease in the applicable bankruptcy proceeding, provided that Critical Tenant will be actually paying all rents and other amounts due under its lease, or (d) in the event of a Critical Tenant Trigger Event described in clause (v) of the definition thereof, the related Critical Tenant re-commences its normal business operations at its leased premises; or (C) the date on which Critical Tenant tenant improvements and leasing commissions funds in the Critical Tenant tenant improvements and leasing commissions account (1) collected with respect to the applicable Critical Tenant lease (including any Critical Tenant lease termination payments with respect to such Critical Tenant lease deposited into the Critical Tenant tenant improvements and leasing commissions account) and/or (2) deposited by the Borrowers with the lender equals or exceeds $10,000,000.00 (measured on a cumulative basis for the term of the 1535 Broadway Whole Loan) for each applicable Critical Tenant lease (i.e., if two Critical Tenant leases are subject to a Critical Tenant Trigger Event, such total amount will equal $20,000,000.00, and if only one Critical Tenant lease is subject to a Critical Tenant Trigger Event, such total amount will equal $10,000,000.00); provided that in lieu of a deposit by the Borrowers pursuant to clause (2) above, at the Borrowers’ option, the Borrowers may, subject to the 1535 Broadway Whole Loan documents, provide to the lender a letter of credit for all or a portion of the amount described above; provided, however, that such letter of credit may not be used as a substitute for any cash collected pursuant to clause (1) above.

“Critical Tenant” means each of the T-Mobile tenant and the Sephora tenant at the 1535 Broadway Property.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 5 – 1535 Broadway

Permitted Future Mezzanine or Subordinate Debt. The 1535 Broadway Whole Loan documents permit future mezzanine debt secured by a pledge of direct or indirect equity interests in the Borrowers subject to the satisfaction of certain conditions (a mezzanine loan that satisfies such conditions, an “Approved Mezzanine Loan”) including, among others, (i) no event of default has occurred and is continuing, (ii) the amount of such Approved Mezzanine Loan does not exceed an amount that, when added to the outstanding principal balance as of the closing of such Approved Mezzanine Loan, will result in (x) a loan to value ratio based on a new appraisal of the 1535 Broadway Property equal to the loan to value ratio that existed as of the origination date, and (y) a debt yield equal to the debt yield that existed as of the origination of the 1535 Broadway Whole Loan, (iii) such Approved Mezzanine Loan will be coterminous with the 1535 Broadway Whole Loan, (iv) execution of an intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the 1535 Broadway Whole Loan documents, and (v) receipt of a rating agency confirmation from each applicable rating agency.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.9%	Net Rentable Area (SF):	252,470
Loan Purpose:	Refinance	Location:	Nashville, TN
Borrowers:	Lifeway Property Owner LLC and Lifeway Property Owner II LLC	Year Built / Renovated:	2017 / 2023
Borrower Sponsor:	Lifeway - MRE Rubicon LLC	Occupancy:	89.1%
Interest Rate:	8.05200%	Occupancy Date:	3/24/2025
Note Date:	3/27/2025	4th Most Recent NOI (As of)(2):	$235,904 (12/31/2021)
Maturity Date:	4/6/2030	3rd Most Recent NOI (As of)(2):	$1,165,776 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$2,864,256 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$7,345,332 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$13,814,366
Call Protection:	L(11),YM1(42),O(7)	UW Expenses:	$2,748,443
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$11,065,923
Additional Debt(1):	Yes	UW NCF:	$10,641,041
Additional Debt Balance(1):	$48,000,000	Appraised Value / Per SF:	$136,000,000 / $539
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/30/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$309
Taxes:	$168,621	$56,207	N/A	Maturity Date Loan / SF:	$309
Insurance:	$130,681	$9,334	N/A	Cut-off Date LTV:	57.4%
Replacement Reserves:	$0	$3,156	$113,612	Maturity Date LTV:	57.4%
TI / LC Reserve:	$3,000,000	$42,078	N/A	UW NCF DSCR:	1.67x
Unfunded Obligations Reserve:	$3,598,652	$0	N/A	UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$78,000,000	95.7%	Loan Payoff	$73,301,481	89.9%
Borrower Sponsor Equity	3,525,787	4.3	Upfront Reserves	6,897,955	8.5
			Closing Costs	1,326,351	1.6
Total Sources	$81,525,787	100.0%	Total Uses	$81,525,787	100.0%
(1)	The Radius Nashville Mortgage Loan (as defined below) is part of the Radius Nashville Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $78,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Radius Nashville Whole Loan.
(2)	Historical NOIs are materially lower than UW NOI primarily due to lease-up at the Radius Nashville Property (as defined below) that occurred after the borrower sponsor acquired the Radius Nashville Property in 2021, when the Radius Nashville Property was only 12.3% occupied.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The sixth largest mortgage loan (the “Radius Nashville Mortgage Loan”) is part of a whole loan (the “Radius Nashville Whole Loan”) evidenced by two pari passi promissory notes that is secured by the borrowers’ fee interest in a 252,470 square foot office property located in Nashville, Tennessee (the “Radius Nashville Property”).

The Radius Nashville Mortgage Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $30,000,000. The Radius Nashville Whole Loan was originated on March 27, 2025 by Goldman Sachs Bank USA (“GSBI”) and has an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000. The Radius Nashville Whole Loan has a 5-year term, is interest only for the entire term and accrues interest on an Actual/360 basis at a rate of 8.05200% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The Radius Nashville Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for an upcoming transaction. The relationship between the holders of the Radius Nashville Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole” Loans and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Radius Nashville Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$48,000,000	$48,000,000	GSBI	Yes
A-2	30,000,000	30,000,000	BMO 2025-5C10	No
Whole Loan	$78,000,000	$78,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Radius Nashville Property was developed in 2017 as a single-tenant headquarters for Lifeway Christian. The 252,470 SF building is located in The Gulch, a submarket in Nashville, TN. The borrower sponsor purchased the Radius Nashville Property from Lifeway Christian, which had planned to vacate the Radius Nashville Property, for $95.0 million in 2021 following its decision to move primarily to a work from home model and relocate its headquarters to a smaller location south of Nashville in Brentwood, TN. Following the borrower sponsor’s acquisition of the Radius Nashville Property in 2021, Lifeway Christian occupied a portion of the Radius Nashville Property for a short time before fully vacating by year-end 2022. At that time the Radius Nashville Property was 12.3% occupied, with the only occupied space being Oracle’s Suite 400 (31,163 SF). Since 2023, the borrower sponsor has signed leases representing 76.8% of the total SF. The Radius Nashville Property is now 89.1% leased and features 237,508 SF of office space (90.8% leased) and 14,962 SF of retail space (62.5% leased). The borrower sponsor’s total cost basis is $116.63 million, and the Radius Nashville Whole Loan represents a 66.9% LTC. The anchor tenant at the Radius Nashville Property is Oracle, which accounts for 74.9% of total rent with lease expirations in June 2029, June 2031 and March 2034. The Radius Nashville Property includes 814 parking spaces that generate $1,336,702 of UW income with a parking ratio of 3.2 per 1.000 SF.

The following information presents certain information relating to the parking income of the Radius Nashville Property:

Contractual Parking Agreements
Tenant	Suite	Number of Spaces	Current Parking Rent	Stepped Parking Rent	Annual Increase
Oracle	300	81	$165,191	$170,147	3% on July 1
Oracle	400	83	$186,136	$191,720	3% on March 1
Oracle	500	95	$199,557	$205,544	3% on January 1
Oracle	600	93	$189,664	$195,354	3% of July 1
CoreTrust	700	60	$126,036	$129,817	3% on March 6
Oracle	800	94	$186,120	$191,704	3% on January 1
PNC	900	45	$91,773	$94,526	3% on February 1
Oracle	950	48	$95,040	$97,891	3% on February 1
Total		599	$1,239,517	$1,276,703

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The following information presents certain information relating to the historical and current occupancy of the Radius Nashville Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
24.7%	34.8%	49.9%	74.1%	89.1%
(1)	Historical occupancies are as of December 31 of each respective year, unless otherwise noted.
(2)	Current occupancy is based on the underwritten rent roll as of March 2025.

Appraisal. According to the appraisal, the Radius Nashville Property had an “as-is” appraised value of $136,000,000 as of December 30, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$136,000,000	7.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated January 6, 2025, there is a controlled recognized environmental condition at the Radius Nashville Property in connection with residual soil and groundwater impacts resulting from the historic long-term use of coal fired furnaces at the Radius Nashville Property. The Radius Nashville Property was entered into a voluntary cleanup program and, following soil excavation and removal, a no further action letter was issued by the Tennessee Department of Environment and Conservation (the “TDEC”) in July 2019, subject to certain ongoing land use restrictions including, among other things, that (i) the Radius Nashville Property be limited to mixed-use commercial uses, (ii) the TDEC be notified prior to (a) any proposed change to the use of the Radius Nashville Property or (b) any invasive activities at the Radius Nashville Property, such as excavation or soil borings, (iii) groundwater at the Radius Nashville Property may only be used for investigation, monitoring and remediation, and (v) a soil management plan must remain in place at the Radius Nashville Property and be followed. According to the Phase I environmental report, the Radius Nashville Property is further subject to yearly site inspections by the TDEC to ensure compliance. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Major Tenants. The three largest tenants by underwritten base rent at the Radius Nashville Property are Oracle, Coretrust and PNC.

Oracle (168,954 square feet; 66.9% of NRA; 74.9% of underwritten base rent): Oracle is a provider of products and services that address enterprise information technology needs that was founded in 1977 and has approximately 160,000 employees and generated approximately $53 billion in revenue in fiscal year 2024. Oracle currently leases spaces on the 3rd, 4th, 5th, 6th, 8th and 9th floors at the Radius Nashville Property, after expanding its lease on the 8th floor in March 2025. Oracle has various extension options across its spaces that span between 3 and 5 years and no termination options.

CoreTrust (31,586 square feet; 12.5% of NRA; 14.1% of underwritten base rent): CoreTrust is a procurement organization for large corporations and private equity firms with multiple-enterprise portfolios. CoreTrust currently leases the full 7th floor at the Radius Nashville Property and has one 5-year extension option and no termination options.

PNC (15,172 square feet; 6.0% of NRA; 7.4% of underwritten base rent): PNC engages in retail banking, including residential mortgage, corporate and institutional banking, and asset management, and its bank subsidiary is PNC Bank, and is based out of Pittsburgh, Pennsylvania. PNC currently leases the full 9th floor at the Radius Nashville Property and has one 5-year extension option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The following table presents certain information relating to the major tenants at the Radius Nashville Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Oracle	Baa2/BBB/BBB	168,954	66.9%	$49.82	$8,416,688	74.9%	Various
CoreTrust	NR/NR/NR	31,586	12.5%	$50.27	$1,587,684	14.1%	8/3/2030
PNC	A3/A-/A	15,172	6.0%	$55.17	$837,013	7.4%	4/30/2034
Sweat440	NR/NR/NR	3,343	1.3%	$42.44	$141,864	1.3%	3/7/2034
Capitol View Dentist	NR/NR/NR	2,402	1.0%	$43.00	$103,286	0.9%	8/31/2035
Barre3	NR/NR/NR	2,138	0.8%	$42.44	$90,728	0.8%	3/30/2034
Pure Glow	NR/NR/NR	1,466	0.6%	$45.00	$65,970	0.6%	7/2/2035
Occupied Total Collateral		225,061	89.1%	$49.96	$11,243,234	100.0%
Vacant Space (Owned)		27,409	10.9%
Totals/ Wtd. Avg. All Owned Tenants		252,470	100.0%
(1)	Based on the underwritten rent roll dated March 24, 2025, inclusive of rent steps through April 2026.

The following table presents certain information relating to the lease rollover schedule at the Radius Nashville Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	27,409	10.9%	NAP	NAP	27,409	10.9%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	27,409	10.9%	$0	0.0%
2029	1	121,064	48.0%	$6,049,007	53.8%	148,473	58.8%	$6,049,007	53.8%
2030	1	31,586	12.5%	$1,587,684	14.1%	180,059	71.3%	$7,636,691	67.9%
2031	1	16,312	6.5%	$806,465	7.2%	196,371	77.8%	$8,443,156	75.1%
2032	0	0	0.0%	$0	0.0%	196,371	77.8%	$8,443,156	75.1%
2033	0	0	0.0%	$0	0.0%	196,371	77.8%	$8,443,156	75.1%
2034	4	52,231	20.7%	$2,630,821	23.4%	248,602	98.5%	$11,073,978	98.5%
2035	2	3,868	1.5%	$169,256	1.5%	252,470	100.0%	$11,243,234	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	252,470	100.0%	$11,243,234	100.0%
Total/Wtd. Avg.	9	252,470	100.0%	$11,243,234	100.0%
(1)	Based on the underwritten rent roll dated March 24, 2025, inclusive of rent steps through April 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at Radius Nashville Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten(2)	PSF(3)	%(4)
Base Rental Revenue	$1,594,626	$3,398,227	$4,910,678	$8,820,179	$11,243,234	$44.53	73.9%
Credit Tenant Rent Steps	$0	$0	$0	$0	$416,809	1.65	2.7
Total Commercial Reimbursement Revenue	$0	$0	$16,735	$62,395	$109,622	0.43	0.7
Market Revenue from Vacant Units	$0	$0	$0	$0	$1,396,599	5.53	9.2
Parking Income	$0	$160,265	$586,735	$1,002,219	$1,336,702	5.29	8.8
Other Revenue	$0	$36,901	$309,433	$663,297	$708,000	2.80	4.7
Potential Gross Revenue	$1,594,626	$3,595,393	$5,823,581	$10,548,091	$15,210,965	$60.25	100.0%
Vacancy Loss	$0	$0	$0	$0	($1,396,599)	(5.53)	(9.2)
Concessions	0	0	(345,744)	(525,973)	0	0.00	0.0
Effective Gross Revenue	$1,594,626	$3,595,393	$5,477,837	$10,022,118	$13,814,366	$54.72	90.8%
Real Estate Taxes	535,640	852,759	743,786	654,841	674,486	2.67	4.9
Insurance	61,934	98,425	103,872	110,829	112,011	0.44	0.8
Utilities	168,681	307,230	302,915	329,977	355,369	1.41	2.6
Repairs & Maintenance	275,540	673,709	868,546	910,983	887,999	3.52	6.4
Management Fee	30,710	56,453	75,192	136,132	187,165	0.74	1.4
Payroll (Office, Security, Maintenance)	176,059	298,958	313,260	358,162	378,939	1.50	2.7
General and Administrative - Direct	33,004	41,522	58,724	54,188	43,894	0.17	0.3
Other Expenses	77,154	100,561	147,286	121,674	108,580	0.43	0.8
Total Expenses	$1,358,722	$2,429,617	$2,613,580	$2,676,786	$2,748,443	$10.89	19.9%
Net Operating Income	$235,904	$1,165,776	$2,864,256	$7,345,332	$11,065,923	$43.83	80.1%
Replacement Reserves	0	0	0	0	63,118	0.25	0.5
TI/LC	0	0	0	0	361,765	$1.43	2.6
Net Cash Flow	$235,904	$1,165,776	$2,864,256	$7,345,332	$10,641,041	$42.15	77.0%
(1)	Based on the underwritten rent roll dated March 24, 2025, inclusive of rent steps through April 2026.
(2)	Historical NOIs are materially lower than UW NOI primarily due to lease-up at the Radius Nashville Property that occurred after the borrower sponsor acquired the property in 2021, when the Radius Nashville Property was only 12.3% occupied.
(3)	PSF is based on 252,470 SF.
(4)	% column represents percent of Potential Gross Revenue for revenue lines and percent of Effective Gross Income for all remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

The Market. The Radius Nashville Property is located in the Downtown/Metrocenter office submarket, within the Nashville CBD, which encompasses approximately 80 blocks within three square miles. The majority of downtown Nashville sits to the west of the Cumberland River. The Nashville central business district includes the new 1.2 million SF Music City Center, roughly 30 hotels, over 125 restaurants, as many as 40 shopping locations, and over 30 live music venues. Downtown Nashville is the geographic and population center of the region, with a high density employee base of professionals and support staff. It is also the center of Metro, State and Federal government activities, as well as the state capital of Tennessee. Downtown Nashville has access via three major Interstates, and the Nashville International Airport is about 10 minutes away. According to the appraisal, the Downtown/Metrocenter office submarket vacancy rate is 22.0% and the average asking rate PSF was $30.98.

The following table presents certain information regarding competitive sales of the Radius Nashville Property:

Competitive Sales(1)
Property Name	Rentable Area	Year Built	Sale Date	Sale Price	$/SF
222 222 2nd Avenue South Nashville, TN	362,475	2017	2/20	$264,250,000	$729.02
18th & Chet 818 18th Avenue South Nashville, TN	136,004	2019	8/21	$78,500,000	$577.19
One Music Circle South 1 Music Circle South Nashville, TN	107,880	2019	9/22	$55,200,000	$511.68
501 Commerce - Fifth and Broadway 501 Commerce Street Nashville, TN	371,570	2020	11/22	$275,000,000	$740.10
(1)	Source: Appraisal.

The Borrowers. The borrowers are Lifeway Property Owner LLC and Lifeway Property Owner II LLC, each a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure that collectively own the Radius Nashville Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Radius Nashville Whole Loan..

The Borrower Sponsor. The borrower sponsor is Lifeway – MRE Rubicon LLC. The non-recourse carveout guarantor is Gabriel Coltea.

Property Management. The Radius Nashville Property is managed by Stream Realty Partners-Nashville, L.P., an unaffiliated third party.

Escrows and Reserves. At loan origination, the borrowers deposited (i) approximately $168,621 into a tax reserve, (ii) approximately $130,681 into an insurance reserve, (iii) $3,000,000 into a tenant improvement and leasing commission reserve, and (iv) approximately $3,598,652 into an unfunded obligations reserve in connection with certain tenant improvements and leasing commissions, free rent and gap rent for certain of the tenants at the Radius Nashville Property.

Tax Reserve - On each payment date, the borrowers are required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $56,207).

Insurance Reserve - On each payment date, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $9,334); provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Radius Nashville Whole Loan documents, there is no continuing event of default under the Radius Nashville Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

Capital Expenditure Reserve - On each payment date, if and to the extent the amount contained in the capital expenditure reserve account is less than approximately $113,612, the borrowers are required to fund a capital expenditure reserve in the amount of approximately $3,156.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

TI / LC Reserve - On each payment date, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $42,078.

Critical Tenant Reserve – Following the occurrence of a Radius Nashville Critical Tenant Trigger Event (as defined below) and while the related Radius Nashville Trigger Period continues (and provided no other Radius Nashville Trigger Period then exists), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a critical tenant reserve in accordance with the Radius Nashville Whole Loan documents.

In addition, following the occurrence of a Radius Nashville Critical Tenant Non-Renewal Trigger Event (as defined below), to the extent the date by which a Radius Nashville Critical Tenant (as defined below) is required to give notice of renewal under its Radius Nashville Critical Tenant Lease (as defined below) is 12 months prior to the current expiration date, the borrowers will have the option, but not the obligation, in their sole discretion, to deposit into the critical tenant reserve, as of the date which is 18 months prior to lease expiration, a cash deposit or letter of credit in an amount equal to approximately $2,128,362. To the extent any such cash deposit or letter of credit is timely made, a Radius Nashville Trigger Period will not commence as a result of a Radius Nashville Critical Tenant Non-Renewal Trigger Event, provided a Radius Nashville Trigger Period will be deemed to have occurred as a result of a Radius Nashville Critical Tenant Non-Renewal Trigger Event to the extent any Radius Nashville Critical Tenant has not given notice to renew its Radius Nashville Critical Tenant Lease as of the date required pursuant to its Radius Nashville Critical Tenant Lease.

Excess Cash Flow Reserve – The borrowers will have the option, but not the obligation, in their sole discretion, within 10 business days of receipt of notice from the lender of the occurrence of a Radius Nashville DSCR Trigger Event (as defined below) or any time thereafter during the existence of a Radius Nashville Trigger Period resulting from a Radius Nashville DSCR Trigger Event and provided there is not otherwise a Radius Nashville Trigger Period resulting from a Radius Nashville Financial Reporting Trigger Event (as defined below), to deposit into an excess cash flow reserve a cash deposit or a letter of credit in an aggregate amount, when combined with the cash balance in the excess cash flow account, equal to approximately $2,380,392. To the extent any such cash deposit or letter of credit is timely made, a Radius Nashville Trigger Period will not commence as a result of a Radius Nashville DSCR Trigger Event and, to the extent made following the commencement of and during the existence of a Radius Nashville Trigger Period resulting solely from a Radius Nashville DSCR Trigger Event, such Radius Nashville Trigger Period will end and will no longer be deemed to exist.

Lockbox and Cash Management. The Radius Nashville Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants of the Radius Nashville Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues relating to the Radius Nashville Property and all other money received by the borrowers or the property manager with respect to the Radius Nashville Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within two business days of receipt thereof. On each business day that no Radius Nashville Trigger Period or event of default under the Radius Nashville Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Radius Nashville Trigger Period or event of default under the Radius Nashville Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Radius Nashville Trigger Period or an event of default under the Radius Nashville Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves (including the critical tenant reserve following the occurrence of a Radius Nashville Critical Tenant Trigger Event as described above under “Escrows and Reserves” above) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Radius Nashville Whole Loan.

A “Radius Nashville Trigger Period” means each period (a) (i) commencing when the debt service coverage ratio (as calculated under the Radius Nashville Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 1.20x (a “Radius Nashville DSCR Trigger Event”) and the borrowers have not timely made the cash deposit into the excess cash flow reserve account or delivered the letter of credit to the lender as set forth in the Radius Nashville Whole Loan documents and as described above under “Escrows and Reserves” above, and (ii) ending upon the earlier to occur of (x) when the debt service coverage ratio (as calculated under the Radius Nashville Whole Loan documents), determined as of the first day of any two consecutive fiscal quarters thereafter is equal to or greater than 1.20x or (y) an appropriate deposit of cash is made to the excess cash flow account or letter of credit is deposited with the lender as permitted under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

the Radius Nashville Whole Loan documents and as described above under “Escrows and Reserves” above, (b) (i) commencing if the financial reports required under the Radius Nashville Whole Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) (each, a “Radius Nashville Financial Reporting Trigger Event”), and (ii) ending when such reports are delivered and they indicate, in fact, that no Radius Nashville Trigger Period is ongoing, and (c) (i) commencing upon the occurrence of a Radius Nashville Critical Tenant Trigger Event and (ii) ending upon the satisfaction of the applicable Radius Nashville Critical Tenant Trigger Event disbursement conditions, provided, solely in the case of a Radius Nashville Critical Tenant Non-Renewal Trigger Event (as defined below), to the extent the date by which a Radius Nashville Critical Tenant is required to give notice of renewal under its Radius Nashville Critical Tenant Lease is 12 months prior to the current expiration date thereof, the borrowers may avoid the commencement of a Radius Nashville Trigger Period so long as they deposit with the lender, as of the date which is 18 months prior to lease expiration, a cash deposit or a letter of credit in an amount equal to approximately $2,128,362 as described under “Escrows and Reserves” above, provided a Radius Nashville Trigger Period will be deemed to have occurred as a result of a Radius Nashville Critical Tenant Non-Renewal Trigger Event to the extent any Radius Nashville Critical Tenant has not given notice to renew its Radius Nashville Critical Tenant Lease as of the date required pursuant to its Radius Nashville Critical Tenant Lease.

A “Radius Nashville Critical Tenant Trigger Event” means each period: (i) (a) commencing on the date of a bankruptcy filing by or against any Radius Nashville Critical Tenant (as defined below) or the guarantor under its Radius Nashville Critical Tenant Lease or any such Radius Nashville Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors, and (b) ending when either (1) any bankruptcy case is dismissed, the Radius Nashville Critical Tenant and its lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn without, in any case, any negative impact on the applicable Radius Nashville Critical Tenant Lease and the Radius Nashville Critical Tenant is in occupancy of and operating in all or substantially all of its Radius Nashville Critical Tenant Space thereunder, paying normal monthly rent and otherwise is in compliance in all material respects with the terms of its Radius Nashville Critical Tenant Lease and has provided an updated estoppel certificate reasonably acceptable to the lender, (2) such Radius Nashville Critical Tenant assumes its Radius Nashville Critical Tenant Lease during the bankruptcy proceeding, is in occupancy of and operating in all or substantially all of its Radius Nashville Critical Tenant Space, is paying normal monthly rent and is otherwise in compliance in all material respects with the terms of its Radius Nashville Critical Tenant Lease and has provided an updated estoppel certificate reasonably acceptable to the lender or (3) the applicable Radius Nashville Critical Tenant Lease is terminated and at least 85% of the applicable Radius Nashville Radius Nashville Critical Tenant Space is leased to one or more approved substitute leases (as defined in the Radius Nashville Whole Loan documents), the replacement tenant(s) have taken occupancy of the applicable leased premises and is operating therein and initiated the payment of full unabated monthly rental and reimbursements and provided an estoppel certificate reasonably satisfactory to the lender (collectively, the conditions set forth in this clause (3) are the "Releasing Conditions"); (ii) (a) commencing when any Radius Nashville Critical Tenant has not given notice to renew its Radius Nashville Critical Tenant Lease as of the earlier of (1) the date required under its Radius Nashville Critical Tenant Lease or (2) 18 months prior to the expiration of its Radius Nashville Critical Tenant Lease (a “Radius Nashville Critical Tenant Non-Renewal Trigger Event”), and (b) ending when either (1) such Radius Nashville Critical Tenant enters a renewal or extension of its Radius Nashville Critical Tenant Lease pursuant to the existing terms, is in occupancy of all or substantially all of its Radius Nashville Critical Tenant Space, is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender or (2) the applicable Radius Nashville Critical Tenant Lease is terminated and the Releasing Conditions are satisfied; (iii) (a) commencing on the date that any Radius Nashville Critical Tenant either (1) gives notice of an intent to terminate its Radius Nashville Critical Tenant Lease or vacates more than 15% of its Radius Nashville Critical Tenant Space or (2) goes dark, discontinues its operations or business or vacates more than 15% of its Radius Nashville Critical Tenant Space excluding any temporary discontinuance of its business (a “Radius Nashville Critical Tenant Vacating Trigger Event”), and (b) ending when either (1) such Radius Nashville Critical Tenant has recommenced its operations in at least 85% of its Radius Nashville Critical Tenant Space, is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender or (2) such Radius Nashville Critical Tenant Lease is terminated and the Releasing Conditions are satisfied; or (iv) (a) commencing on the date of the occurrence of an event of default by a Radius Nashville Critical Tenant under its Radius Nashville Critical Tenant Lease beyond any applicable cure or grace period, and (b) ending when either (1) such event of default has been cured, as determined in the reasonable discretion of the lender or (2) the applicable Radius Nashville Critical Tenant Lease has been terminated and the Releasing Conditions are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 6 – Radius Nashville

A “Radius Nashville Critical Tenant” means (i) Oracle and (ii) any successor tenant which takes occupancy of a portion of the approximate 168,954 square feet of leasable space subject to the Oracle lease pursuant to a Radius Nashville Critical Tenant Lease (the “Radius Nashville Critical Tenant Space”).

A “Radius Nashville Critical Tenant Lease” means (i) the Oracle lease and (ii) any future lease for a portion of the Radius Nashville Critical Tenant Space which, when aggregated with all other leases at the Radius Nashville Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to demise more than 50,000 rentable square feet.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	4.6%	Net Rentable Area (Rooms):	202
Loan Purpose:	Refinance	Location:	Tinley Park, IL
Borrower:	18501 Hotel Owner, LLC	Year Built / Renovated:	2000 / 2020
Borrower Sponsors:	Michael Lee Vite II, not individually, but solely as Trustee of the Michael Lee Vite II Living Trust U/A/D May 23, 2022, Peter G. Dumon, not individually, but solely as Trustee of the Peter G. Dumon Declaration of Trust U/A/D March 24, 2006 and Harp TP Sponsor, LLC	Occupancy:	64.1%
Interest Rate:	8.50000%	Occupancy Date:	12/31/2024
Note Date:	1/31/2025	4th Most Recent NOI (As of):	$5,266,175 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$4,513,426 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,827,146 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$4,372,290 (12/31/2024)
Original Amortization Term:	None	UW Occupancy:	64.1%
Amortization Type:	Interest Only	UW Revenues:	$14,454,623
Call Protection(1):	L(23),YM1(30),O(7)	UW Expenses:	$10,027,074
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,427,550
Additional Debt:	Yes	UW NCF:	$3,849,365
Additional Debt Balance:	$3,000,000	Appraised Value / Per Room:	$47,500,000 / $235,149
Additional Debt Type:	Future Mezzanine	Appraisal Date:	11/1/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$141,089
Taxes:	$148,462	$74,231	N/A	Maturity Date Loan / Room:	$141,089
Insurance:	$135,144	$33,786	N/A	Cut-off Date LTV:	60.0%
Engineering Reserve:	$18,000	$0	N/A	Maturity Date LTV:	60.0%
FF&E Reserve:	$0	$48,182	N/A	UW NCF DSCR:	1.57x
Other Reserve(3):	$0	$45,000	N/A	UW NOI Debt Yield:	15.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$28,500,000	100.0%	Loan Payoff	$23,748,003	83.3%
			Closing Costs	3,437,297	12.1
			Sponsor Equity	1,013,095	3.6
			Reserves	301,605	1.1
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	The borrower has the option to prepay the EVEN Hotel Chicago – Tinley Park Mortgage Loan (as defined below) in whole but not in part (i) on or after the payment date occurring in August 2029 without the payment of any prepayment premium or (ii) beginning on the payment date after January 2027 with the payment of a yield maintenance premium.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other Reserve includes a monthly seasonality reserve of $45,000. See “Escrows and Reserves” below.

The Loan. The seventh largest mortgage loan (the “EVEN Hotel Chicago – Tinley Park Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee simple interest in a 202-room full-service hospitality property located in Tinley Park, Illinois (the “EVEN Hotel Chicago – Tinley Park Property”). The EVEN Hotel Chicago – Tinley Park Mortgage Loan was originated on January 31, 2025 by BMO and has a five-year term that accrues interest at a fixed rate of 8.50000% per annum on an Actual/360 basis. The scheduled maturity date of the EVEN Hotel Chicago - Tinley Park Mortgage Loan is the payment date that occurs on February 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park

The Property. The EVEN Hotel Chicago – Tinley Park Property consists of a 6-story, 202-room, full-service hotel inclusive of a 196-seat restaurant and approximately 3,400 square feet of meeting space located in Tinley Park, Illinois. The EVEN Hotel Chicago – Tinley Park Property was originally constructed in 2000 and operated as a Holiday Inn branded hotel. The property was then acquired in 2018 and was converted to the EVEN brand and underwent renovations in 2020. The EVEN Hotel Chicago – Tinley Park Property is directly connected to the Tinley Park Convention Center, a 70,000 square foot convention center, and is nearby major highways such as Interstate 80 and Interstate 57 along with the Metra commuter rail station, providing access to Chicago and the surrounding area. The Tinley Park Convention Center does not serve as collateral for the EVEN Hotel Chicago – Tinley Park Property Mortgage Loan. According to the appraisal, the estimated 2023 demand segmentation for the EVEN Hotel Chicago – Tinley Park Property consisted of 20.0% commercial, 35.0% meeting and group, and 45.0% leisure.

The EVEN Hotel Chicago – Tinley Park Property has 104 standard king rooms, 88 double queen rooms, and 10 suites. The EVEN Hotel Chicago – Tinley Park Property includes amenities such as the Local One restaurant, EVEN Kitchen and Bar, business center, fitness center, sundry shop, 3,400 square feet of meeting space, and 330 parking spaces. Through an internal corridor, the EVEN Hotel Chicago – Tinley Park Property is directly connected to the Tinley Park Convention Center which features 70,000 square feet of event space, including 58,000 square feet of contiguous exhibit space. The Tinley Park Convention Center is owned by the Village of Tinley Park and is not included in the EVEN Hotel Chicago – Tinley Park Property’s income or appraised value.

The franchise agreement between the borrower and Holiday Hospitality Franchising, LLC, a Delaware limited liability company (“IHG”), commenced on December 13, 2019 and is scheduled to expire on December 13, 2039. Among other things, the franchise agreement requires the borrower to pay IHG, on a monthly basis, a royalty fee of 5.0% of gross room revenue, a “Services Contribution” program fee of 3.5% of gross room revenue, and a technology fee of $14.36 for each guest room at the EVEN Hotel Chicago – Tinley Park Property. The franchise agreement does not include any renewal or extension options.

The following table presents certain information relating to the 2023 demand analysis with respect to the EVEN Hotel Chicago – Tinley Park Property based on market segmentation:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
EVEN Hotel Chicago – Tinley Park	202	20.0%	35.0%	45.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the EVEN Hotel Chicago – Tinley Park Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			EVEN Hotel Chicago – Tinley Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	66.9%	$119.20	$79.75	79.5%	$119.64	$95.10	118.8%	100.4%	119.2%
2022	66.4%	$136.67	$90.72	69.5%	$136.26	$94.64	104.6%	99.7%	104.3%
2023	62.2%	$136.44	$84.82	58.9%	$139.91	$82.44	94.8%	102.5%	97.2%
2024	70.0%	$140.10	$98.12	64.2%	$133.91	$85.94	91.6%	95.6%	87.6%
(1)	Based on data provided by a third-party hospitality research report.
(2)	Competitive Set includes DoubleTree by Hilton Hotel Chicago Alsip, Holiday Inn Chicago Matteson Conference Center, Fairfield Inn & Suites Chicago Tinley Park, Wingate by Wyndham Tinley Park, Hilton Garden Inn Chicago/Tinley Park, and Country Inn & Suites Tinley Park.

Appraisal. According to the appraisal, the EVEN Hotel Chicago – Tinley Park Property had an “as-is” appraised value of $47,500,000 as of November 1, 2024. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$47,500,000	8.50%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 7 – EVEN Hotel Chicago – Tinley Park

Environmental. According to the Phase I environmental report dated November 5, 2024, there are no recognized environmental conditions at the EVEN Hotel Chicago – Tinley Park Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the EVEN Hotel Chicago – Tinley Park Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	2024	Underwritten	Per Room(1)	%(2)
Occupancy	71.5%	32.2%	79.4%	69.2%	58.8%	64.1%	64.1%
ADR	$128.64	$121.33	$120.30	$136.28	$143.60	$138.10	$138.10
RevPAR	$91.95	$39.04	$95.55	$94.34	$84.38	$88.49	$88.49

Room Revenue	$6,779,363	$2,878,751	$7,045,179	$6,974,887	$6,238,510	$6,542,209	$6,524,335	$32,299	45.1%
Food & Beverage Revenue	7,149,977	1,490,815	4,232,226	5,928,824	7,109,404	7,867,169	7,845,674	$38,840	54.3
Other Operating Department	55,540	125,370	33,703	183,185	197,631	84,847	84,615	$419	0.6
Total Revenue	$13,984,880	$4,494,936	$11,311,108	$13,086,896	$13,545,545	$14,494,225	$14,454,623	$71,558	100.0%

Room Expense	1,578,592	547,074	1,064,246	1,414,699	1,660,854	1,534,144	1,529,953	$7,574	15.8
Food & Beverage Expense	3,427,803	847,967	1,603,972	2,897,106	3,265,897	3,274,145	3,265,200	$16,164	33.8
Other Operating Departmental Expenses	29,001	5,384	3,915	2,546	(9,531)	153	153	$1	0.0
Departmental Expenses	$5,035,396	$1,400,425	$2,672,133	$4,314,351	$4,917,220	$4,808,443	$4,795,305	$23,739	49.6%

Departmental Profit	$8,949,484	$3,094,511	$8,638,975	$8,772,545	$8,628,325	$9,685,782	$9,659,318	$47,818	100.0%

Management Fee(3)	419,546	134,848	339,793	384,606	403,262	424,686	423,525	$2,097	4.4
Marketing and Franchise Fee	1,316,486	574,151	941,570	1,145,820	1,167,211	1,174,993	1,171,783	$5,801	12.1
Other Undistributed Expenses(4)	2,621,905	1,514,577	1,966,470	2,237,942	2,688,722	2,705,675	2,701,994	$13,376	28.0
Total Undistributed Expenses	$4,357,937	$2,223,576	$3,247,833	$3,768,368	$4,259,195	$4,305,354	$4,297,302	$21,274	44.5%

Total Fixed Expenses	$1,166,060	$1,027,081	$124,967	$490,751	$541,984	$1,008,138	$934,467	$4,626	9.7%

Net Operating Income	$3,425,487	($156,146)	$5,266,175	$4,513,426	$3,827,146	$4,372,290	$4,427,550	$21,919	45.8%

FF&E	559,395	179,797	339,833	458,041	607,325	579,769	578,185	$2,862	6.0
Net Cash Flow	$2,866,091	($335,944)	$4,926,342	$4,055,385	$3,219,821	$3,792,521	$3,849,365	$19,056	39.9%

(1)	Per Room values are based on 202 rooms.
(2)	% column represents percent of Departmental Profit except for Room Revenue, Food & Beverage Revenue, and Other Operating Department which are based on Total Revenue.
(3)	Management Fee is based on the hotel management fee equal to 3.00% of Total Revenue.
(4)	Other Undistributed Expenses consists of property operations and maintenance, general and administrative, and utilities.

The Market. The EVEN Hotel Chicago – Tinley Park Property is located in the southwestern suburbs of Chicago, Illinois, in Cook County. It is approximately 25 miles south of downtown Chicago, making it part of the wider Chicago-Naperville-Elgin IL-IN metropolitan statistical area (the “Chicago MSA”). The neighborhood benefits from its convenient location near major highways, such as Interstate 80 and Interstate 57, making it easily accessible from both the city and surrounding areas. The Tinley Park neighborhood also has a Metra commuter rail station which provides transit service to downtown Chicago. The neighborhood is also slated to benefit from the Village of Tinley Park. Proposed and approved in August 2023, the Village of Tinley Park will house multipurpose athletic fields, a domed sports complex with a full-sized soccer field, a stadium with a track, a playground with a splash pad, concession stands, spectator stands, lighting, ample parking, as well as a pond, picnic areas and open green space. This development is currently under construction and is expected to assist the Tinley Park neighborhood and the surrounding areas for years to come.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – EVEN Hotel Chicago – Tinley Park

The following table presents certain information relating to the primary competition for the EVEN Hotel Chicago – Tinley Park Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	2023 Occupancy	2023 ADR	2023 RevPAR
EVEN Hotel Chicago – Tinley Park(2)	202	2000	63.7%	$133.87	$85.25
Doubletree by Hilton Hotel Chicago - Alsip	193	1975	70.0% - 75.0%	$135.00 - $145.00	$95.00 - $105.00
Holiday Inn Chicago Matteson Conf Ctr, an IHG Hotel	202	1984	45.0% - 50.0%	$100.00 - $110.00	$40.00 - $50.00
Fairfield Inn & Suites Tinley Park	62	1996	75.0% - 80.0%	$135.00 - $145.00	$105.00 - $115.00
Wingate by Wyndham Tinley Park	86	1998	65.0% - 70.0%	$140.00 - $150.00	$90.00 - $100.00
Hilton Garden Inn Chicago/Tinley Park	117	2005	65.0% - 70.0%	$160.00 - $170.00	$105.00 - $115.00
Country Inn & Suites by Radisson Tinley Park	99	2007	60.0% - 65.0%	$130.00 - $140.00	$75.00 - $85.00
Total Avg. Competitive Set(3)			61.0%	$137.14	$84.32
(1)	Source: Appraisal unless otherwise indicated.
(2)	Occupancy, ADR and RevPAR are based on the underwriting for the trailing-twelve month period ending October 31, 2024.
(3)	Includes the EVEN Hotel Chicago – Tinley Park Property’s YE 2023 metrics.

The Borrower. The borrower is 18501 Hotel Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the EVEN Hotel Chicago – Tinley Park Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Michael Lee Vite II, not individually, but solely as Trustee of the Michael Lee Vite II Living Trust U/A/D May 23, 2022, Peter G. Dumon, not individually, but solely as Trustee of the Peter G. Dumon Declaration of Trust U/A/D March 24, 2006 and Harp TP Sponsor, LLC.

Property Management. The EVEN Hotel Chicago – Tinley Park Property is currently managed by Harp Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the EVEN Hotel Chicago – Tinley Park Mortgage Loan, the borrower deposited approximately (i) $148,462 into a real estate tax reserve account, (ii) $135,144 into an insurance reserve account, and (iii) $18,000 into an immediate repair reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $74,231).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $33,786); provided, however, such insurance reserve may be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) 4.0% of the projected gross revenues for the hotel related operations at the EVEN Hotel Chicago – Tinley Park Property as set forth in the approved annual budget and (ii) the amount required by the franchisor on account of FF&E under the franchise agreement. The monthly amount for the monthly payment date on March 6, 2025 is $48,182.

Seasonality Reserve – The borrower is required to deposit into a seasonality reserve, on each Seasonality Payment Date (as defined below), an amount equal to $45,000 (the “Seasonality Reserve Monthly Deposit”). The borrower will be able to request disbursements in any month other than a Seasonality Payment Date to make payments of debt service or pay approved operating expenses. In addition, on up to two times each calendar year during the term of the EVEN Hotel Chicago – Tinley Park Mortgage Loan, borrower may request lender to recalculate the Seasonality Shortfall Amount (as defined below) and, based on the results of that calculation, lender shall increase or decrease the Seasonality Reserve Monthly Deposit. The lender may increase or decrease the Seasonality Reserve Monthly Deposit to an amount equal to the product of (i) the amount, if any, by which gross income from operations with respect to the immediately preceding twelve month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – EVEN Hotel Chicago – Tinley Park

period was deficient for purposes of paying debt service for such period, multiplied by (ii) 1.25 (the “Seasonality Shortfall Amount”).

“Seasonality Payment Date” means any monthly payment date other than a payment date occurring in January, September and December of each year.

Lockbox / Cash Management. The EVEN Hotel Chicago – Tinley Park Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) immediately deposit all revenue generated by the EVEN Hotel Chicago – Tinley Park Property into the lender-controlled lockbox account within two days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the EVEN Hotel Chicago – Tinley Park Mortgage Loan.

A “Trigger Period” means a period of time commencing upon the earliest of (i) the occurrence of an event of default, or (ii) a debt yield below 10.5%. In order to avoid the low debt yield period, the borrower may deposit with the lender cash or a letter of credit in the amount of the Low Debt Yield Cure Deposit (as defined below). Funds on deposit and not previously disbursed or applied are required to be promptly disbursed to the borrower if either (i) the borrower deposits with the lender a letter of credit in the aggregate amount of the Low Debt Yield Cure Deposit or (ii) the debt yield is greater than or equal to 10.5% for any subsequent calendar quarter. Furthermore, any cash funds on deposit or any letters of credit being held by lender and not previously disbursed or applied are required to be promptly disbursed to borrower once the debt yield is greater than or equal to 10.5% for any subsequent calendar quarter.

A “Low Debt Yield Cure Deposit” is an amount which, if subtracted from the outstanding principal balance of the EVEN Hotel Chicago – Tinley Park Mortgage Loan, would result in a debt yield equal to 10.5%.

Subordinate or Mezzanine Debt. None.

Future Permitted Subordinate or Mezzanine Debt. Provided that no event of default is continuing under the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents, upon at least 30 days’ written request of the borrower, the lender is required to consent to one secondary mezzanine loan in a maximum principal amount of $3,000,000 obtained by the Mezzanine Borrower (as defined below) and secured only by direct membership interests in the borrower, subject to the satisfaction of certain conditions set forth in the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents, which include, but are not limited to: (i) the lender providing the permitted mezzanine debt is an insurance company, a bank or other financial institution that is not an affiliate of the borrower, sponsor, mezzanine borrower or guarantor, and is regularly engaged in the business of making or owning commercial real estate loans secured by similar properties, (ii) taking into account the permitted mezzanine loan, (a) the debt yield is equal to or greater than 11.75%, (b) the loan-to-value ratio is no greater than 67.5%, (c) the debt service coverage ratio is no less than 1.25x, (iii) if required by the lender, receipt of a rating agency confirmation, (iv) the permitted mezzanine loan is at all times subject and subordinate to the lien of the EVEN Hotel Chicago – Tinley Park Mortgage Loan documents and cannot be cross-defaulted or cross-collateralized with any other loans, (v) the loan documents evidencing the permitted mezzanine loan do not create any lien or encumbrance on any assets of the borrower, and (vi) the execution of an intercreditor agreement satisfactory to the lender in its sole and absolute discretion.

The ”Mezzanine Borrower” is a special purpose, bankruptcy remote entity that satisfies rating agency criteria and acceptable to the lender that will directly or indirectly own 100% of the borrower.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

ORLAND PARK

Michaels
Where Creativity Happens
POLISH & SLAVIC
GORKA DELI
UNITED STATES POSTAL SERVICE
FUJI JAPANESE STEAK HOUSE
SalonCentric
American Red Cross
HUMAN RACE SPORTS
Anchor / Major
Inline
In Bankruptcy / Closing Soon
Vacant
Not Part of Collateral

WESTLAND PLAZA

ODANA ROAD
BURGER KING
POPEYES
ROGAN'S SHOES
EASTERN OASIS
ROSS DRESS FOR LESS
Burlington
JOANN fabric and craft stores

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

Windsor
DeForest
Waunakee
Sun Prairie
DANE COUNTY
Cherokee Park
Dane County Regional Airport
Lake Mendota
Middleton
Cross Plains
Shorewood Hills
MADISON
Lake Monona
Monona
Lake Wingra
UW Arboretum
Capital Springs State Rec. Area
McFarland
Lake Waubesa
Verona
Fitchburg
Lake Kegonsa

Downers Grove
Westmont
Bedford Park
CHICAGO
Naperville
Woodridge
Darien
Burr Ridge
Burbank
DUPAGE COUNTY
Evergreen Park
Palos Hills
Oak Lawn
Bolingbrook
Lemont
COOK COUNTY
Alsip
Blue Island
Romeoville
Palos Heights
Crestwood
Goodings Grove
Orland Park
Oak Forest
Crest Hill
Lockport
Homer Glen
Tinley Park
Markham
Joliet
Mokena
Country Club Hills
WILL COUNTY
New Lenox
Frankfort
Matteson
Richton Park
University Park
Park Forest

Half Moon
Westgate
Hoffmann State Forest
ONSLOW COUNTY
Oakwood
Acorn Forest
Jacksonville
White Oaks Estates
Piney Green
Amanda's Ridge
Tarawa Terrace
Midway Park
Montford Point
New River
Camp Lejeune

CPC Retail Portfolio

1	Gateway Plaza	Jacksonville, NC
2	Westland Plaza	Madison, WI
3	Orland Corners	Orland Park, IL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.5%	Net Rentable Area (SF):	296,120
Loan Purpose:	Refinance	Location:	Various/Various
Borrowers:	CPC Gateway Plaza, LLC, CPC Madison, LLC and CPC Orland, LLC	Year Built / Renovated:	Various/Various
Borrower Sponsors:	John Joseph Graham and Thomas Clarence Lund	Occupancy:	87.5%
Interest Rate:	7.40600%	Occupancy Date:	2/17/2025
Note Date:	2/21/2025	4th Most Recent NOI (As of):	$3,012,738 (12/31/2021)
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$2,846,801 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,841,252 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,639,129 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	87.5%
Amortization Type:	Interest Only	UW Revenues:	$4,350,538
Call Protection:	L(26),D(29),O(5)	UW Expenses:	$1,619,792
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,730,746
Additional Debt:	No	UW NCF:	$2,686,328
Additional Debt Balance:	NAP	Appraised Value / Per SF(2):	$39,600,000 / $134
Additional Debt Type:	NAP	Appraisal Date(2):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$339,938	$61,858	N/A	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	69.4%
Replacement Reserves:	$381,276	$3,702	N/A	Maturity Date LTV(2):	69.4%
TI / LC:	$1,750,000	Springing	$750,000	UW NCF DSCR:	1.30x
Immediate Repairs:	$87,313	$0	N/A	UW NOI Debt Yield:	9.9%
Other Reserves:	$2,137,982	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	100.0%	Loan Payoff(3)	$21,508,401	78.2%
			Upfront Reserves	4,696,509	17.1
			Closing Costs(4)	1,141,164	4.1
			Return of Equity	153,926	0.6
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Escrows and Reserves were consolidated in the above chart and are detailed in full in the “Escrows and Reserves” section below.
(2)	The “as-is” appraised value of the CPC Retail Portfolio Properties (as defined below) as of January 3, 2025 to March 1, 2025 was $38,150,000. The Gateway Plaza Property (as defined below) included a “prospective market value upon stabilization” of $19,300,000 as of January 1, 2026, which such value assumes that Bob’s (as defined below) has taken occupancy, all landlord obligations regarding lease-up to stabilization are paid and that the tenant Ross is paying full rent. In connection with the origination of the CPC Retail Portfolio Mortgage Loan (as defined below), the lender reserved all gap rent, tenant improvements, leasing commissions and landlord work for Bob’s and all gap and free rent for Ross at the Gateway Plaza Property. The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV represent said “prospective market value upon stabilization” for the Gateway Plaza Property as of January 1, 2026.
(3)	A mortgage loan secured by the CPC Retail Portfolio Properties was previously securitized in the BMARK 2021-B28 securitization trust.
(4)	Closing Costs include an interest rate buydown fee of $371,250.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

The Loan. The eighth largest mortgage loan (the “CPC Retail Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,500,000 and is secured by the related borrower’s fee interest in a portfolio of three anchored retail shopping centers located in Jacksonville, North Carolina (the “Gateway Plaza Property” or “Gateway”), Orland Park, Illinois (the “Orland Corners Property” or “Orland”) and Madison, Wisconsin (the “Westland Plaza Property or “Westland”, and collectively, the “CPC Retail Portfolio Properties”). The CPC Retail Portfolio Mortgage Loan was originated on February 21, 2025 by Zions Bancorporation, N.A. and proceeds were used to refinance existing debt encumbering the CPC Retail Portfolio Properties, fund upfront reserves, pay closing costs and return approximately $153,926 as a principal equity distribution. The CPC Retail Portfolio Mortgage Loan allows for no property releases, accrues interest at a fixed rate of 7.40600% per annum on an Actual/360 basis, has a 5-year term and is interest-only for the full term. The scheduled maturity date of the CPC Retail Portfolio Mortgage Loan is March 6, 2030.

The Properties. The CPC Retail Portfolio Properties comprise three geographically diverse anchored retail shopping centers built between 1977 and 2000. As of February 17, 2025, the CPC Retail Portfolio Properties were 87.5% occupied by 23 tenants, with individual property occupancy rates ranging from 74.8% to 100.0%. The CPC Retail Portfolio Properties have averaged 93.2% occupancy from 2021 to current occupancy with tenants having been in occupancy at said properties for a weighted average of more than 25.3 years as of the Cut-off Date. The CPC Retail Portfolio Properties encompass 296,120 SF of rentable area, collectively.

The following table presents certain information relating to the CPC Retail Portfolio Properties:

Portfolio Summary
Property	City, State(1)	Year Built / Renovated(1)	Net Rentable Area (SF)(2)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW Base Rent(2)(3)	UW NOI %
Gateway Plaza	Jacksonville, NC	2000 / NAP	102,565	$13,510,000	49.1%	$19,300,000	$1,580,769	56.4%
Westland Plaza	Madison, WI	1977 / 2003	138,742	$7,606,000	27.7%	$10,700,000	$677,348	18.8%
Orland Corners	Orland Park, IL	1980 / 2012	54,813	$6,384,000	23.2%	$9,600,000	$729,325	24.8%
Total / Wtd. Avg.			296,120	$27,500,000	100.0%	$39,600,000	$2,987,442	100.0%
(1)	Source:Appraisals.
(2)	Based on the underwritten rent roll dated February 17, 2025.
(3)	UW Base Rent includes contractual rent steps for eight tenants through April 2026, totaling $18,900 in the aggregate.

Gateway Plaza

The Gateway Plaza Property is a 102,565 SF anchored retail property located in Jacksonville, North Carolina, approximately 19.6 miles north of the 246-square-mile Camp Lejeune military facility and 17.5 miles northwest of the Atlantic Ocean. The Gateway Plaza Property is anchored by Ross, PetSmart and Bob’s Discount Furniture (which such lease is expected to commence in June 2025), and is further shadow-anchored by Target, which is not part of the collateral. PetSmart and Ross have been tenants at the Gateway Plaza Property since 2001 and 2002, respectively. Constructed in 2000, the one-building property is situated on a 15.1-acre site. There are 735 surface parking spaces representing a parking ratio of 7.2 per 1,000 SF. The Gateway Plaza Property was purchased in July 2016 for approximately $14.4 million and the borrower sponsors have since invested approximately $1.8 million in capital expenditures. As of February 17, 2025, the Gateway Plaza Property is 100.0% leased to 12 tenants and has averaged 94.9% occupancy since 2014.

Bob’s Discount Furniture (“Bob’s”) is not yet open to the public and is expected to begin paying rent by June 2025. All gap rent, tenant improvements, leasing commissions and landlord work was reserved for in connection with the origination of the CPC Retail Portfolio Mortgage Loan. There can be no assurance that Bob’s will take occupancy as expected or at all.

Westland Plaza

The Westland Plaza Property is a 138,742 SF anchored retail property located in Madison, Wisconsin. Constructed in 1977 and renovated in 2003, the one-building property is situated on a 12.4-acre site and the anchor tenant is Burlington. There are 426 parking spaces representing a parking ratio of 3.1 per 1,000 SF. The Westland Plaza Property was purchased in April 2016 for approximately $13.3 million and the borrower sponsors have since invested approximately $179,378 in various capital expenditures. As of February 17, 2025, the Westland Plaza Property is 74.8% leased to four tenants and has averaged 97.5% occupancy since 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

On January 15, 2025, JoAnn Fabric, a tenant at the Westland Plaza Property, commenced voluntary Chapter 11 proceedings in the United States Bankruptcy Court for the District of Delaware. On approximately February 24, 2025, it was reported that JoAnn Fabric would close all of its store locations. Lender has marked the tenant vacant, and no income associated with the tenant has been underwritten.

Orland Corners

The Orland Corners Property is a 54,813 SF anchored retail property located in Orland Park, Illinois, approximately 27.2 miles southwest of the Chicago Loop central business district. The Orland Corners Property is anchored by Michael’s, which has been a tenant at the Orland Corners Property since 1980. Constructed in 1980 and renovated in 2012, the one-building property is situated on a 5.2-acre site. There are 297 parking spaces representing a parking ratio of 5.4 per 1,000 SF. The Orland Corners Property was purchased in March 2016 for approximately $8.0 million and the borrower sponsors have since invested approximately $1.4 million in various capital expenditures. As of February 17, 2025, the Orland Corners Property is 96.2% leased to eight tenants and has averaged 96.5% occupancy since 2014.

Major Tenants. The three largest tenants based on underwritten base rent are Ross, Bob’s Discount Furniture and PetSmart.

Ross (58,513 square feet; 19.8% of NRA, 22.8% of underwritten base rent, Moody’s/S&P/Fitch: A2/BBB+/NR): Founded in 1982 and headquartered in Dublin, California, Ross is one of the largest off-price apparel and home fashion chains in the United States, with 1,831 locations in 43 states and an additional 355 dd’s Discounts stores. Ross reported fiscal 2023 revenues of $20.4 billion.

Ross is a major tenant at two of the CPC Retail Portfolio Properties. Ross has been a tenant at the Gateway Plaza Property since February 2002, with its current lease expiration date in January 2028. Ross has two, 5-year extension options remaining and no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $13.25 per square foot from February 2028 to January 2033. Ross has been a tenant at the Westland Plaza Property since October 2016, with its current lease expiration date in January 2027. Ross has four, 5-year extension options remaining and no unilateral termination options. The base rental rate for the next renewal option, if exercised, would be an increase to $12.00 per square foot from February 2027 to January 2032.

Bob’s Discount Furniture (23,307 square feet; 7.9% of NRA, 10.5% of underwritten base rent): Founded in 1991 by Bob Kaufman and headquartered in Manchester, Connecticut, Bob’s has over 170 stores in 24 states across the country. Bob’s signed its 10-year lease at the Gateway Plaza Property in September 2024 and is expected to begin paying rent by June 2025, with an estimated lease expiration date in May 2035. The tenant has two, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $16.34 per square foot from June 2035 to May 2040.

PetSmart (19,235 square feet; 6.5% of NRA, 7.4% of underwritten base rent, Moody’s/S&P/Fitch: B1/B+/NR): Founded in 1987 and headquartered in Phoenix, Arizona, PetSmart has over 10 proprietary retail pet product brands and employs approximately 50,000 associates across over 1,680 stores and seven distribution centers in the United States and Canada. At the Gateway Plaza Property, the PetSmart location features pet grooming and training services in-store. PetSmart has been a tenant since March 2001 and its current lease expiration date is in January 2027 and the tenant has two, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $12.05 per square foot from February 2027 to January 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

The following table presents certain information relating to the historical occupancy of the CPC Retail Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2021	2022	2023	2024	Current(2)
Gateway Plaza	100.0%	100.0%(3)	71.4%(3)	77.3%(3)	100.0%(3)
Westland Plaza	100.0%	100.0%	97.7%	100.0%(4)	74.8%(4)
Orland Corners	96.2%	96.2%	96.2%	96.2%	96.2%
Total / Wtd. Avg.	99.3%	99.3%	88.3%	91.4%	87.5%
(1)	Historical occupancy is the occupancy as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll as of February 17, 2025.
(3)	The decrease in the Gateway Plaza Property’s occupancy from 2022 to 2023 was due to Bed, Bath & Beyond closing its store at this location. The subsequent increase in the Gateway Plaza Property’s occupancy from 2024 to Current is due to the new lease with Bob’s Discount Furniture.
(4)	The decrease in Westland Plaza Property’s occupancy from 2024 to Current is due to JoAnn Fabric closing its store at this location.

Appraisals. According to the appraisals, the “as-is” appraised value of the CPC Retail Portfolio Properties as of January 3, 2025 to March 1, 2025 was $38,150,000. The Gateway Plaza Property included a “prospective market value upon stabilization” of $19,300,000 as of January 1, 2026, which such value assumes that Bob’s has taken occupancy, all landlord obligations regarding lease-up to stabilization are paid and that the tenant Ross is paying full rent. In connection with the origination of the CPC Retail Portfolio Mortgage Loan, the lender reserved all gap rent, tenant improvements, leasing commissions and landlord work for Bob’s and all gap and free rent for Ross at the Gateway Plaza Property. The table below shows the greater of the appraisal’s “as-is” or “prospective market value upon stabilization” conclusions as of January 3, 2025 to January 1, 2026.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Gateway Plaza	$19,300,000(2)	7.75%
Westland Plaza	$10,700,000	8.00%
Orland Corners	$9,600,000	7.00%
CPC Retail Portfolio	$39,600,000	7.64%
(1)	Source: Appraisals.
(2)	The Gateway Plaza Property included a “prospective market value upon stabilization” of $19,300,000 as of January 1, 2026, which such value assumes that Bob’s has taken occupancy, all landlord obligations regarding lease-up to stabilization are paid and that the tenant Ross is paying full rent. In connection with the origination of the CPC Retail Portfolio Mortgage Loan, the lender reserved all gap rent, tenant improvements, leasing commissions and landlord work for Bob’s and all gap and free rent for Ross at the Gateway Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

Environmental. The Phase I environmental assessments at the CPC Retail Portfolio Properties dated December 27, 2024 and December 30, 2024 did not identify any recognized environmental conditions.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the CPC Retail Portfolio Properties:

Top Tenant Summary(1)(2)
Tenant	Property	Rating Moody's/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Sales PSF/Year(5)	UW Occ. Costs(6)	Lease Exp. Date
Ross	Gateway	A2/BBB+/NR	30,179	10.2%	$12.25	$369,693	12.4%	NAV	NAV	1/31/2028
Bob's Discount Furniture(7)	Gateway	NR/NR/NR	23,307	7.9	13.50	314,645	10.5	NAV	NAV	5/31/2035
Ross(8)	Westland	A2/BBB+/NR	28,334	9.6	11.00	311,674	10.4	NAV	NAV	1/31/2027
PetSmart	Gateway	B1/B+/NR	19,235	6.5	11.55	222,164	7.4	NAV	NAV	1/31/2027
Five Below	Gateway	NR/NR/NR	8,500	2.9	19.80	168,300	5.6	NAV	NAV	1/31/2028
Burlington	Westland	Ba1/BB+/NR	59,908	20.2	2.73	163,549	5.5	NAV	NAV	2/28/2026
Rogan Shoes	Westland	NR/NR/NR	12,300	4.2	11.75	144,525	4.8	NAV	NAV	1/31/2030
Michael's	Orland	B3/B-/NR	25,212	8.5	5.24	132,059	4.4	$135	11.6%	2/28/2030
Hibbett	Gateway	NR/NR/NR	6,284	2.1	21.00	131,964	4.4	NAV	NAV	11/30/2031
Gorka Deli(9)	Orland	NR/NR/NR	5,268	1.8	22.85	120,374	4.0	NAV	NAV	3/31/2029
Top 10 Tenants			218,527	73.8%	$9.51	$2,078,947	69.6%
Other Tenants			40,493	13.7%	$22.44	$908,495	30.4%
Occupied Collateral Total / Wtd. Avg.			259,020	87.5%	$11.53	$2,987,442	100.0%
Vacant Space			37,100	12.5%
Collateral Total			296,120	100.0%

(1)	Based on the underwritten rent roll dated February 17, 2025.
(2)	On January 15, 2025, JoAnn Fabric commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. On approximately February 24, 2025, it was reported that JoAnn Fabric would close all of its store locations. Lender has marked the tenant vacant at the Westland Plaza Property, and no income associated with the tenant has been underwritten.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease
(4)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent are inclusive of forward starting rent and contractual rent steps through April 2026 for 8 tenants totaling $18,900.
(5)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2023 for Michael's.

(6)	UW Occ. Costs are based on underwritten base rent and reimbursements and most recently reported sales.
(7)	Bob’s Discount Furniture is not yet open to the public. The lease is expected to commence on or around June 1, 2025. All gap rent, tenant improvements, leasing commissions and landlord work was reserved for in connection with the origination of the CPC Retail Portfolio Mortgage Loan. There can be no assurance that the tenant will open for business at the Gateway Plaza Property as expected or at all.

(8)	Upon the date that is 18 months after JoAnn Fabric officially vacates or goes dark, the tenant Ross at the Westland Plaza Property will have the ability to pay a substitute rent of two percent of gross sales during the preceding month.
(9)	Gorka Deli has a right of first refusal to purchase the Orland Corners Property in the event that the borrower sponsor elects to sell the property to a third party. The lease and all terms thereof are subject and subordinate to the terms, covenants and provisions of the CPC Retail Portfolio Mortgage Loan and such tenant has waived and released such right of first refusal as against the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

The following table presents certain information relating to the tenant lease expirations at the CPC Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	37,100	12.5%	NAP	NAP	37,100	12.5%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	37,100	12.5%	$0	0.0%
2026	3	63,208	21.3	254,485	8.5	100,308	33.9%	$254,485	8.5%
2027	4	55,901	18.9	678,579	22.7	156,209	52.8%	$933,064	31.2%
2028	4	42,679	14.4	635,801	21.3	198,888	67.2%	$1,568,865	52.5%
2029	2	7,368	2.5	165,818	5.6	206,256	69.7%	$1,734,683	58.1%
2030	7	53,946	18.2	646,722	21.6	260,202	87.9%	$2,381,405	79.7%
2031	1	6,284	2.1	131,964	4.4	266,486	90.0%	$2,513,369	84.1%
2032	0	0	0.0	0	0.0	266,486	90.0%	$2,513,369	84.1%
2033	0	0	0.0	0	0.0	266,486	90.0%	$2,513,369	84.1%
2034	1	5,127	1.7	115,921	3.9	271,613	91.7%	$2,629,290	88.0%
2035 & Beyond	2	24,507	8.3	358,152	12.0	296,120	100.0%	$2,987,442	100.0%
Total	24	296,120	100.0%	$2,987,442	100.0%

(1)	Based on the underwritten rent roll dated February 17, 2025.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $18,900 of contractual rent steps through April 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the CPC Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	Underwritten	Per Square Foot	(%)(1)
Base Rent(2)	$3,120,574	$3,107,652	$3,037,045	$2,739,310	$2,987,442	$10.09	60.0%
Grossed Up Vacant Space	0	0	0	0	$468,300	1.58	9.4
Gross Potential Rent	$3,120,574	$3,107,652	$3,037,045	$2,739,310	$3,455,742	$11.67	69.4%
Other Income(3)	0	1,309	12,000	736	0	0.00	0.0
Total Reimbursements	1,367,221	1,293,377	1,340,862	1,436,012	1,521,841	5.14	30.6
Net Rental Income	$4,487,795	$4,402,338	$4,389,907	$4,176,058	$4,977,583	$16.81	100.0%
(Vacancy & Credit Loss)(4)	0	0	0	0	(627,045)	(2.12)	(12.60)
Effective Gross Income	$4,487,795	$4,402,339	$4,389,907	$4,176,058	$4,350,538	$14.69	87.4%
Total Expenses(5)	$1,475,057	$1,555,537	$1,548,655	$1,536,929	$1,619,792	$5.47	37.2%
Net Operating Income	$3,012,738	$2,846,801	$2,841,252	$2,639,129	$2,730,746	$9.22	62.8%
Capital Expenditures	0	0	0	0	44,418	0.15	1.0
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$3,012,738	$2,846,801	$2,841,252	$2,639,129	$2,686,328	$9.07	61.7%

(1)	% column represents percent of Net Rental Income for all revenues and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Base Rent includes contractual rent steps through April 2026 for 8 tenants totaling $18,900.
(3)	Other income reflects non-recurring miscellaneous income.
(4)	The underwritten economic occupancy is 87.4% based on the net rental income. The CPC Retail Portfolio was 87.5% leased, based on the February 17, 2025 rent roll.
(5)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the CPC Retail Portfolio Mortgage Loan. The CPC Retail Portfolio Properties are managed by an affiliate of the borrower sponsors.

The Markets.

The Gateway Plaza Property is located in Jacksonville, North Carolina, approximately 19.6 miles north of the 246-square-mile Camp Lejeune military facility and 17.5 miles northwest of the Atlantic Ocean. According to the appraisal, the Gateway Plaza Property is located just off of Western Boulevard, the main artery in northern Jacksonville. The majority of retail development is located along this roadway with much of the newest development in Jacksonville being located less than one mile north. Marine Boulevard, which is one mile to the south of the Gateway Plaza Property, is the business route for US Highway 17, which provides the primary access to the Jacksonville area.

The Westland Plaza Property is located in Madison, Wisconsin. According to the appraisal, Beltline Highway is proximate to the Westland Plaza Property, several hundred feet to the south, and provides regional access throughout the area. The commercial properties in the local area are well maintained and typically feature high occupancy rates. The appraisal characterized the area as being mature in nature with few unimproved sites available for development.

The Orland Corners Property is located in Orland Park, Illinois, approximately 27.2 miles southwest of the Chicago Loop central business district. According to the appraisal, the property is located along the area’s dominant shopping corridor, La Grange Road. This roadway is lined with numerous shopping centers, restaurant buildings, bank branches, auto-service properties, and other one-story commercial developments. Additionally, Interstate 80 is located approximately four miles to the south of the Orland Corners Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – CPC Retail Portfolio

The following table presents certain local submarket and demographic information relating to the CPC Retail Portfolio Properties:

Market Summary(1)
Property Name	City, State	Market	Submarket(2)	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	2024 Population (within 1-mi / 3-mi / 5-mi Radius)	2024 Average Household Income (within 1-mi / 3-mi / 5-mi Radius)
Gateway Plaza	Jacksonville, NC	Jacksonville, NC	Jacksonville (Market)	11,197,273	2.5%	5,152 / 40,714 / 72,952	$74,915 / $69,354 / $66,434
Westland Plaza	Madison, WI	Madison, WI	Near West Madison	3,822,268	1.6%	14,360 / 101,592 / 186,726	$87,659 / $110,707 / $113,752
Orland Corners	Orland Park, IL	Chicago, IL	South Route 45	14,026,343	6.2%	8,479 / 71,479 / 156,401	$91,703 / $112,555 / $118,374
(1)	Information obtained from a third-party market research provider. Submarket Inventory (SF) and Submarket Vacancy are as of the first quarter of 2025.
(2)	The third-party market research provider does not report on a Submarket for the Gateway Plaza Property. Instead, the Submarket Inventory (SF) provided for the Gateway Plaza Property and Submarket Vacancy are based off the Jacksonville, NC Retail Market data.

The following table presents certain information relating to the appraisal’s market rent conclusions for the CPC Retail Portfolio Properties:

Market Rent Summary(1)
Property Name - Location	Market Rent (PSF)	Lease Term (Years)	Concessions (New/Renewal)	Lease Type	Rent Increase Projection	Tenant Improvements (New/Renewal) (PSF)	Leasing Commissions (New/Renewal)
Gateway Plaza - Jacksonville, NC	$13.50 - $30.00	5-10	0 mos. / 0 mos.	Various(2)	3.0% per annum / 10.0% in Yr 6	$5.00-$10.00 / $0.00	6.0% / 3.0%
Westland Plaza - Madison, WI	$10.00 - $18.00	5-10	0 mos. / 0 mos.	Net	2.5% per annum / 10% mid-term	$15.00-$25.00 / $0.00	5.0%-6.0% / 2.5%-3.0%
Orland Corners - Orland Park, IL	$13.00 - $23.00	5-10	0 mos. / 0 mos.	Net	2.5% per annum / 10% mid-term	$20.00-$25.00 / $0.00	5.0%-6.0% / 2.5%-3.0%
(1)	Source: Appraisals.
(2)	Lease Types includes various reimbursement methods including Net with no management fee, common area maintenance (“CAM”) with no management fee and CAM plus management fee plus 15%.

The Borrowers. The borrowers for the CPC Retail Portfolio Mortgage Loan are CPC Madison, LLC, CPC Orland, LLC and CPC Gateway Plaza, LLC, each a Delaware limited liability company and a bankruptcy remote single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CPC Retail Portfolio Mortgage Loan.

The Borrower Sponsors. The non-recourse carveout guarantors and borrower sponsors are Thomas Clarence Lund and John Joseph Graham. Mr. Lund and Mr. Graham are part of the management team of Core Property Capital, a commercial real estate owner and operator which acquires and develops retail, multifamily and office investment properties in the United States. Headquartered in Atlanta, Georgia, the partners of the Core Property Capital have owned and operated commercial real estate since 1998 with an approximate portfolio value of $750,000,000.

Core Property Capital was involved as a non-controlling partner in a prior loan foreclosure in 2023, unrelated to the CPC Retail Portfolio Properties. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. Additionally, one of the two non-recourse carveout guarantors of the CPC Retail Portfolio Mortgage Loan, Mr. Thomas Clarence Lund, is involved as a co-defendant in a civil action related to his role as an investor in a lab testing company. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Property Management. The CPC Retail Portfolio Properties are managed by CPC JV Property Manager, LLC, an affiliate of the borrower sponsors (see “The Borrower Sponsors” above).

Escrows and Reserves. As of the date of origination of the CPC Retail Portfolio Mortgage Loan, the borrowers were required to deposit, at or shortly after origination, (i) $339,938 in a real estate tax reserve account, (ii) $381,276 in a replacement reserve account, (iii) $87,313 in an immediate repairs reserve account, (iv) $1,750,000 in a general leasing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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reserve, (v) $504,811 in a rent concession reserve for the tenants Bob’s Discount Furniture and Ross Dress for Less, (vi) $1,333,171 in an existing TI/LC reserve for the tenants Bob’s Discount Furniture and Hibbett’s Sports and (vii) $300,000 in an Burlington reserve (related to the tenant’s February 2026 lease expiration). Certain reserves may have been drawn upon between the time of origination and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $61,858).

Insurance Reserve – The CPC Retail Portfolio Mortgage Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the CPC Retail Portfolio Properties are covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the borrowers provide the lender with evidence of renewal of such policies; and (iv) the borrowers provide the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates.

Replacement Reserve – The CPC Retail Portfolio Mortgage Loan documents require ongoing monthly replacement reserve deposits of $3,702, which the lender may require the borrower to increase (not more than once per year) upon 30 days’ notice to the borrower if the lender reasonably determines such increase is necessary to maintain the proper operation of the CPC Retail Portfolio Properties.

Leasing Reserve – The CPC Retail Portfolio Mortgage Loan documents require ongoing monthly general tenant improvements and leasing commissions reserves of $18,508. Deposits into the leasing reserve (exclusive of any pending disbursements therefrom) will be capped at $750,000 as long as no Cash Trap Event Period (as defined below) is continuing. During the continuance of a Cash Trap Event Period, no cap will apply on the leasing reserve.

Lockbox / Cash Management. The CPC Retail Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to notify and advise each tenant under each lease to send all rent payments directly to the deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrower or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.50% (tested quarterly) (a “Low NCF DY Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash and cash equivalents or a letter of credit in an amount equal to $300,000 (with such deposit being required every subsequent six month period in which a Low NCF DY Event is continuing) (the “DSCR Cash Trap Avoidance Collateral”), no Low NCF DY Event will be deemed to have occurred;
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash and cash equivalents or a letter of credit in an amount equal to $300,000 (with such deposit being required every subsequent six month period in which a Low DSCR Event is continuing) (the “DSCR Cash Trap Avoidance Collateral”), no Low DSCR Event will be deemed to have occurred;
(iv)	a Major Tenant Event Period (as defined below); or
(v)	a Target Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DY being equal to or greater than 8.75% for two consecutive calendar quarters;
●	with regard to clause (iii), the NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●	with regard to clause (iv), a Major Tenant Event Period Cure (as defined below); or
●	with regard to clause (v), a Target Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following with respect to Burlington, Ross and any JoAnn Fabric Replacement Tenant (as defined below), as well as its successors and assigns, and any replacement tenant for 70% or more of such tenant’s space (individually or collectively, as applicable, “Major Tenant”):

(i)	a Major Tenant, or its parent or guarantor filing, or otherwise becoming involved as debtor in a bankruptcy or similar insolvency proceeding;
(ii)	a Major Tenant “going dark”, vacating or otherwise failing to continually occupy its space (or any material portion thereof), failing to be open for business at the respective CPC Retail Portfolio Property during customary hours, or giving notice of its intent to commence any of the foregoing (specifically excluding a Burlington Reduction Event (as defined below));
(iii)	a Major Tenant surrendering, terminating or canceling its lease (or any material portion thereof), or otherwise failing or ceasing to be in full force and effect, or a Major Tenant giving notice of, or commencing a legal proceeding asserting any of the foregoing (specifically excluding a Burlington Reduction Event);
(iv)	a default occurring (beyond any applicable notice and cure period) under a Major Tenant lease;
(v)	a Major Tenant (except Burlington) failing to renew or extend the term of its lease on or prior to the date that is the earlier of (x) six months prior to the date of scheduled expiration and (y) the deadline to renew such lease as set forth therein, to the extent that such lease expressly provides for such deadline;
(vi)	Burlington failing to renew or extend the term of its lease for a term of not less than five years, on or prior to February 1, 2026 (specifically excluding a Burlington Reduction Event); or
(vii)	a Major Tenant delivering actual notice of its intention to not renew its lease.

For the avoidance of doubt, a Burlington Reduction Event is not a Major Tenant Event Period.

A “Major Tenant Event Period Cure” will occur upon:

●	solely with regards to clause (i) above, (x) a Major Tenant Re-Tenanting Event (as defined below) having occurred or (y) two consecutive calendar quarters after the bankruptcy or insolvency proceeding having terminated in a manner satisfactory to the lender, such Major Tenant’s lease having been affirmed and the terms of such lease, as affirmed, being satisfactory to the lender;
●	solely with regards to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the applicable Major Tenant having resumed its normal business operations in its entire space for a period of two consecutive calendar quarters;
●	solely with regards to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) such Major Tenant having (A) revoked any notification of any such termination, cancellation, or surrender of such lease and (B) delivered to the lender a tenant estoppel certificate reasonably acceptable to the lender;
●	solely with regards to clause (iv) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the subject default having been cured and no other default under the related lease having occurred (beyond any applicable notice and cure period) for a period of two consecutive calendar quarters;
●	solely with regards to clauses (v) and (vii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the lender having received evidence that the Major Tenant extended the term of its lease pursuant to the terms thereof (or on terms and conditions otherwise acceptable to the lender), such evidence to include, without limitation, a tenant estoppel certificate from the applicable Major Tenant acceptable to the lender, confirming that all obligations of the borrowers to such Major Tenant with respect to tenant improvements and leasing commissions having been satisfied in full and that such Major Tenant is then paying full, unabated rent pursuant to the terms thereof;
●	solely with regards to clause (vi) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the lender having received evidence that Burlington has extended the term of its lease pursuant to the terms thereof (or on terms and conditions otherwise acceptable to the lender) for a period of no less than five years, such evidence to include, without limitation, a tenant estoppel certificate from Burlington acceptable to the lender, confirming that all obligations of the borrowers to Burlington with respect to tenant improvements and leasing commissions having been satisfied in full and that Burlington is then paying full, unabated rent pursuant to the terms thereof.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 8 – CPC Retail Portfolio

A “Target Event Period” will commence upon the earliest to occur of the following:

(i)	Target, located at 1395D Western Boulevard, Jacksonville, North Carolina 28546 (“Target Western”), filing as a debtor, or otherwise becoming involved as debtor in a bankruptcy or similar insolvency proceeding; or
(ii)	Target Western “going dark”, vacating or otherwise failing to continually occupy its space (or any material portion thereof) or failing to be open for business at the property during customary hours.

A “Target Event Period Cure” will occur upon:

●	solely with regards to clause (i) above, (x) a Target Tenant Re-Tenanting Event (as defined below) having occurred or (y) two consecutive calendar quarters after the bankruptcy or insolvency proceeding having terminated in a manner satisfactory to the lender, Target Western’s lease having been affirmed and the terms of such lease, as affirmed and Target Western having resumed/continued its normal business operations in its space for a period of two consecutive calendar quarters; or
●	solely with regards to clause (ii) above, (x) a Target Tenant Re-Tenanting Event having occurred or (y) Target Western having resumed its normal business operations in its entire space and being open during customary hours for a period of two consecutive calendar quarters.

A “Burlington Reduction Event” means (i) Burlington reduces the amount of space it leases at the Westland Plaza Property to not less than 25,000 square feet, (ii) the aggregate amount of rent paid by Burlington under its lease is equal to or greater than $164,000.00 annually (net) and (iii) any tenant at the Westland Plaza Property which has a co-tenancy clause in connection with a downsize has waived their co-tenancy rights in writing.

A “JoAnn Fabric Replacement Tenant” includes any future tenant (a) that occupies the space leased to the tenant known as “JoAnn Fabric” as of the date of origination and (b) whose base rent (only rent, not recoveries) is greater than 9% of rental income calculated using all the CPC Retail Portfolio Properties. For the avoidance of doubt, even if the JoAnn Fabric lease is assumed in the bankruptcy, JoAnn Fabric may not be a JoAnn Fabric Replacement Tenant.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence (including, without limitation, a satisfactory tenant estoppel) that (i) all of the applicable Major Tenant space at the CPC Retail Portfolio Properties has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease; (ii) each such tenant is in occupancy of its premises, is open for normal business and is paying full, unabated rent pursuant to the terms of its lease (or such abatement having been reserved); and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease having been paid (or sufficient funds having been deposited into the leasing reserve subaccount for payment of such amounts).

A “Target Re-Tenanting Event” will occur upon the Target Western space having been leased to one or more replacement tenants, that each such tenant is in occupancy of its premises and open for business during customary hours.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 9 – 9-11 Maiden Lane

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 9 – 9-11 Maiden Lane

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 9 – 9-11 Maiden Lane
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,500,000	Title:	Fee
Cut-off Date Principal Balance:	$25,500,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	4.2%	Net Rentable Area (Units)(1):	66
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	9-11 Maiden Owner LLC and Phoenix Equity 9-11 Maiden Owner LLC	Year Built / Renovated:	1900 / 1985
Borrower Sponsor:	Howard Lifshitz	Occupancy(2):	95.5%
Interest Rate:	6.17000%	Occupancy Date:	3/11/2025
Note Date:	3/26/2025	4th Most Recent NOI (As of):	$1,714,401 (12/31/2022)
Maturity Date:	4/6/2030	3rd Most Recent NOI (As of):	$2,159,917 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,223,603 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,228,954 (2/28/2025 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,169,390
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,732,612
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,436,778
Additional Debt:	No	UW NCF:	$2,407,714
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$44,500,000 / $674,242
Additional Debt Type:	NAP	Appraisal Date:	2/18/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$386,364
Taxes:	$405,554	$81,111	N/A	Maturity Date Loan / Unit:	$386,364
Insurance:	$127,758	$14,195	N/A	Cut-off Date LTV:	57.3%
Replacement Reserve:	$0	$1,550	N/A	Maturity Date LTV:	57.3%
TI/LC:	$0	$873	N/A	UW NCF DSCR:	1.51x
Other:	$263,043	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,500,000	92.6%	Loan Payoff	$26,445,374	96.0%
Borrower Sponsor Equity	2,041,469	7.4	Closing Costs(4)	299,739	1.1
			Upfront Reserves	796,356	2.9
Total Sources	$27,541,469	100.0%	Total Uses	$27,541,469	100.0%
(1)	The 9-11 Maiden Lane Property (as defined below) also contains 10,470 square feet of commercial space.
(2)	Occupancy represents residential occupancy only. The commercial space at the 9-11 Maiden Lane Property is 100.0% leased.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Closing Costs include an origination fee of $100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 9 – 9-11 Maiden Lane

The Loan. The ninth largest mortgage loan (the “9-11 Maiden Lane Mortgage Loan”) is secured by the borrowers’ fee interest in a 66-unit multifamily property located in New York, New York (the “9-11 Maiden Lane Property”). The 9-11 Maiden Lane Mortgage Loan was originated by Greystone Select Company II LLC on March 26, 2025. The 9-11 Maiden Lane Mortgage Loan accrues interest at a rate of 6.17000% per annum on an Actual/360 basis and has an outstanding principal balance as of the Cut-off Date of $25,500,000. The 9-11 Maiden Lane Mortgage Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the 9-11 Maiden Lane Mortgage Loan is April 6, 2030.

The Property. The 9-11 Maiden Lane Property is a 66-unit high-rise multifamily property built in 1900. As of March 11, 2025, the residential portion of the 9-11 Maiden Lane Property was 95.5% leased. The 9-11 Maiden Lane Property is located in the Financial District of Manhattan, proximate to World Trade Center Transportation Hub connecting to 13 subway lines, PATH trains and ferry service, and the Fulton Street Station, connecting to nine subway lines.

The 9-11 Maiden Lane Property consists of a 15-story building featuring 66 residential units and 10,470 square feet of commercial space. The residential units feature studio, 1-bedroom, 2-bedroom, and 3-bedroom layouts, all are leased as market units. The 9-11 Maiden Lane Property also features a tenant laundry room operated by Hercules Corp. Units contain stainless steel appliances, hardwood flooring and dishwashers.

The commercial space at the 9-11 Maiden Lane Property is 100% leased to five tenants, which collectively account for 20.2% of underwritten gross potential rent. The largest commercial tenant, Malt House, occupies 5,720 SF comprised of 2,800 SF of grade-level space, 2,200 SF of basement space, and 720 SF of mezzanine space, on a lease with an expiration date of December 31, 2028. Malt House has been a tenant at the 9-11 Maiden Lane Property since 2013 and operates a restaurant and bar with private event space. The second largest commercial tenant, AB Hospitality, Inc. doing business as La Parisienne Café and La Parisienne Upstairs, leases 2,400 SF comprised of a 600 SF grade-level café and an 1,800 SF event suite on the second floor, on a lease with an expiration date of October 31, 2031.

The following table presents certain information relating to the unit mix at the 9-11 Maiden Lane Property:

9-11 Maiden Lane Unit Mix
Unit Type	No. of Units(1)	% of Total Units(1)	Average Unit Size (SF) (1)	Average Rent Per Unit(1)	Average Rent PSF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)
Studio	2	3.0%	505	$3,173	$6.28	$3,175	$6.29
1 Bedroom	2	3.0	605	$3,420	$5.65	$3,500	$5.79
2 Bedroom	44	66.7	705	$4,044	$5.74	$4,000	$5.67
3 Bedroom	18	27.3	805	$5,123	$6.36	$5,000	$6.21
Collateral Total/Wtd. Avg.	66	100.0%	723	$4,287	$5.93	$4,233	$5.84
(1)	Based on the underwritten rent roll dated as of March 11, 2025.
(2)	Market rent per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 9 – 9-11 Maiden Lane

The Market. According to the appraisal, the 9-11 Maiden Lane Property is located in the Financial District multifamily submarket of the New York market. As of the third quarter of 2024, the Financial District multifamily submarket had an inventory of 15,538 units, monthly market rent of $5,570 per unit, and a vacancy rate of approximately 3.5%.

The following table presents certain information relating to comparable multifamily rental properties to the 9-11 Maiden Lane Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
9-11 Maiden Lane(2) New York, NY	Studio 1 Bedroom 2 Bedroom 3 Bedroom	505 605 705 805	$6.28 $5.65 $5.74 $6.36	$3,173 $3,420 $4,044 $5,123
56 Beaver Street New York, NY	Studio 1 Bedroom 2 Bedroom 3 Bedroom	540 950 880 1,180	$5.92 $4.42 $5.22 $5.00	$3,195 $4,195 $4,595 $5,895
100 Maiden Lane New York, NY	Studio 1 Bedroom 2 Bedroom	500 740 1,000	$7.02 $6.06 $5.01	$3,509 $4,486 $5,013
85 John Street New York, NY	Studio 1 Bedroom 2 Bedroom	600 610 800	$6.42 $7.37 $6.00	$3,850 $4,495 $4,800
88 Fulton Street New York, NY	Studio 1 Bedroom 2 Bedroom 3 Bedroom	600 750 1,250 1,500	$5.00 $4.67 $4.20 $4.67	$3,000 $3,500 $5,250 $7,000
66 Pearl Street New York, NY	3 Bedroom	NAV	NAV	$5,995
86 Nassau Street New York, NY	3 Bedroom	NAV	NAV	$5,745
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of March 11, 2025.

Environmental. According to the Phase I environmental site assessment dated February 24, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the 9-11 Maiden Lane Property. No further action was recommended other than the continued implementation of the existing O&M plan.

Appraisal. According to the appraisal valuation dated as of February 18, 2025, the 9-11 Maiden Lane Property had an “as-is” appraised value of $44,500,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$44,500,000	5.50%
(1)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy at the 9-11 Maiden Lane Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
97.0%	96.1%	95.2%	95.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 9 – 9-11 Maiden Lane

The following table presents certain information relating to the operating history and underwritten cash flows at the 9-11 Maiden Lane Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	T-12 2/28/2025	Underwritten	Per Unit	%(1)
Gross Potential Rent(2)	$3,886,494	$3,818,866	$3,811,797	$4,254,908	$64,468	100.0%
Net Rental Income	$3,886,494	$3,818,866	$3,811,797	$4,254,908	$64,468	100.0%
(Vacancy/Credit Loss)(2)	0	0	0	(212,469)	(3,219)	(5.0)
Other Income	112,209	135,248	142,857	126,951	1,923	3.0
Effective Gross Income	$3,998,702	$3,954,114	$3,954,654	$4,169,390	$63,173	98.0%
Total Expenses	$1,838,786	$1,730,511	$1,725,700	$1,732,612	$26,252	41.6%
Net Operating Income	$2,159,917	$2,223,603	$2,228,954	$2,436,778	$36,921	58.4%
Total TI/LC, Capex/RR	0	0	0	29,064	440	0.7
Net Cash Flow	$2,159,917	$2,223,603	$2,228,954	$2,407,714	$36,481	57.7%
(1)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Gross Potential Rent based on the underwritten rent roll as of March 11, 2025 and includes both residential and commercial Gross Potential Rent.
(3)	Underwritten Vacancy is 5.0% for both the residential component and the commercial component.

The Borrowers. The borrowers are 9-11 Maiden Owner LLC and Phoenix Equity 9-11 Maiden Owner LLC, as tenants-in-common. Each of the borrowers is a Delaware limited liability company and special purpose entity with one independent director in its organizational structure.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Howard Lifshitz. Howard Lifshitz is the founder of DSA Property Group, a family-owned real estate company based in New York. Howard Lifshitz has a real estate portfolio of over 20 multifamily and commercial properties, primarily located in New York City.

Property Management. The 9-11 Maiden Lane Property is managed by DSA Management Co., Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $405,554 for real estate taxes, (ii) $127,758 for insurance, and (iii) $263,043 for the Malt House Rent Reserve Funds (as defined below).

The “Malt House Rent Reserve Funds” are equal to approximately six months of base rent for the Malt House commercial tenant. The Malt House Rent Reserve Funds will be released provided that, among other things, (i) the Malt House lease is in full force and effect with no defaults thereunder and (ii) for at least 18 consecutive calendar months, Malt House (x) has been occupying all of the space demised under its lease, (y) has been open for and operating its business and (z) has paid full, unabated rent on or before the date such rent payment was due under its lease.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $81,111.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $14,195.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $1,549.50 for replacement reserves ($250 per multifamily unit and $0.20 per commercial SF, annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $872.50 for tenant improvements and leasing commissions ($1.00 per square foot of commercial space annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 9 – 9-11 Maiden Lane

Lockbox / Cash Management. The 9-11 Maiden Lane Mortgage Loan is structured with a springing lockbox and springing cash management.

Upon the occurrence of a 9-11 Maiden Lane Trigger Event (as defined below), the borrowers are required to establish a lender-controlled lockbox account and are thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrowers or the property manager into such lockbox within two business days of receipt. During the continuance of a 9-11 Maiden Lane Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 9-11 Maiden Lane Mortgage Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the 9-11 Maiden Lane Mortgage Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the 9-11 Maiden Lane Mortgage Loan. To the extent that no 9-11 Maiden Lane Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “9-11 Maiden Lane Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 9-11 Maiden Lane Mortgage Loan documents or (ii) the date on which the debt yield is less than 8.0% based on the net cash flow for the trailing 12 months.

A 9-11 Maiden Lane Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt yield based on the trailing 12-month period being at least 8.25% for one calendar quarter.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,125,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,125,000	Property Type – Subtype:	Retail – Lifestyle Center
% of IPB:	3.4%	Net Rentable Area (SF):	389,431
Loan Purpose:	Refinance	Location:	Redmond, WA
Borrower:	FHR Main Retail Center, LLC	Year Built / Renovated:	1996, 1999, 2013 / NAP
Borrower Sponsor:	Fairbourne Properties, LLC	Occupancy:	97.1%
Interest Rate:	6.70000%	Occupancy Date:	2/7/2025
Note Date:	3/6/2025	4th Most Recent NOI (As of):	$9,085,832 (12/31/2021)
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$10,154,248 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,856,956 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$12,087,496 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$18,859,706
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$6,009,419
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,850,287
Additional Debt(1):	Yes	UW NCF:	$12,247,459
Additional Debt Balance(1):	$100,375,000	Appraised Value / Per SF:	$180,000,000 / $462
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/22/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$312
Taxes:	$0	$81,900	NAP	Maturity Date Loan / SF:	$312
Insurance:	$31,904	$15,952	NAP	Cut-off Date LTV:	67.5%
Replacement Reserves:	$0	$4,960	$178,560	Maturity Date LTV:	67.5%
TI / LC Reserves:	$1,562,694	$44,785	$1,612,260	UW NCF DSCR:	1.48x
Other(3):	$15,275	$0	NAP	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$121,500,000	100.0%	Loan Payoff	$96,437,598	79.4%
			Return of Equity	21,888,141	18.0
			Upfront Reserves	1,609,873	1.3
			Closing Costs	1,564,388	1.3
Total Sources	$121,500,000	100.0%	Total Uses	$121,500,000	100.0%
(1)	The Redmond Town Center Mortgage Loan (as defined below) is part of the Redmond Town Center Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. The information under Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Redmond Town Center Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other Initial Reserves is comprised of a $15,275 free rent reserve.

The Loan. The tenth largest mortgage loan (the “Redmond Town Center Mortgage Loan”) is part of a whole loan (the “Redmond Town Center Whole Loan”) secured by the borrower’s fee interest in a 389,431 square foot lifestyle center located in Redmond, Washington (the “Redmond Town Center Property”). The Redmond Town Center Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. The Redmond Town Center Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) and Wells Fargo Bank, National Association (“WFBNA”). The Redmond Town Center Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis. The Redmond Town Center Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $21,125,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The table below identifies the promissory notes that comprise the Redmond Town Center Whole Loan. The relationship between the holders of the Redmond Town Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Redmond Town Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	Benchmark 2025-V14	Yes
A-2	$21,125,000	$21,125,000	BMO 2025-5C10	No
A-3	$30,375,000	$30,375,000	BANK 2025-5YR14	No
Whole Loan	$121,500,000	$121,500,000

The Property. The Redmond Town Center Property is a 389,431 square foot lifestyle center located in Redmond, Washington, a suburb of the Seattle-Tacoma-Bellevue metropolitan statistical area (the “Seattle MSA”). The Redmond Town Center Property was constructed between 1996 and 2013 and is comprised of nine one- and two-story buildings located on an approximately 19.9-acre site. The Redmond Town Center Property has 1,658 surface and garage parking spaces, resulting in a parking ratio of approximately 4.26 spaces per 1,000 square feet. The Redmond Town Center Property is part of a large development project within Redmond, Washington that includes the Seattle Marriott Redmond Hotel, the Residence Inn by Marriott Seattle East/Redmond, and the Archer Hotel, as well as a residential apartment complex and office buildings leased to Amazon, Microsoft, and AT&T. The Redmond Town Center Property is located near Interstate 405 and benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from the Redmond Town Center Property which is expected to open on May 10, 2025. We cannot assure you whether the new stop will open as expected or at all.

As of February 7, 2025, the Redmond Town Center Property was 97.1% leased to a diverse tenant pool of 108 tenants, which includes a variety of retail, restaurant, medical office, office and cinema spaces. Office space at the Redmond Town Center Property represents 12.8% of the net rentable area and 16.0% of underwritten base rent. As of February 7, 2025, the office component was 100.0% leased to a mix of medical and traditional office tenants. The Redmond Town Center Property is subject to one ground lease between the borrower and held by BJ's Restaurant & Brewhouse, with ground rent of $272,250 per year. In addition, the rent roll at the Redmond Town Center Property is granular, with the largest tenant representing 10.0% of net rentable area, and no other tenant exceeding 4.0% of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are iPic Theaters, Allegro Pediatrics and Gene Juarez Salon & Spa.

iPic Theaters (38,858 square feet; 10.0% of net rentable area; 5.1% of underwritten base rent). iPic Theaters is a national chain of movie theatres with 13 locations across eight states. iPic Theaters has been a tenant at the Redmond Town Center Property since October 2008 and has a current lease term through September 2030 with two, five-year renewal options remaining and no termination options.

Allegro Pediatrics (10,996 square feet; 2.8% of net rentable area; 4.1% of underwritten base rent). Allegro Pediatrics is a pediatric care chain with eight locations in the Seattle metropolitan area. The location at the Redmond Town Center Property has 12 doctors who primarily deal with newborns, well care visits, sick or injured children, behavioral health, teens, and immunizations. Allegro Pediatrics has been at the Redmond Town Center Property since October 2018 and has a current lease term through September 2028 with two, five-year renewal options remaining and no termination options.

Gene Juarez Salon & Spa (9,568 square feet; 2.5% of net rentable area; 3.5% of underwritten base rent). Gene Juarez Salon & Spa is a full salon and spa that offers haircuts, hair extensions, waxing, facials, manicures and pedicures, among other options. Gene Juarez Salon & Spa has been a tenant at the Redmond Town Center Property since February 2009 and has a current lease term through May 2034 with one, five-year renewal option remaining and no termination options.

Appraisal. According to the appraisal, the Redmond Town Center Property had an “as-is” appraised value of $180,000,000 as of January 22, 2025, as shown in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center
Redmond Town Center Appraised Value(1)
Property	Value	Capitalization Rate
Redmond Town Center	$180,000,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated February 3, 2025, there was no evidence of any recognized environmental conditions at the Redmond Town Center Property.

The following table presents certain information relating to the historical and current occupancy of the Redmond Town Center Property.

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current (2)
90.8%	87.6%	92.6%	92.1%	97.1%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated February 7, 2025.

The following table presents certain information relating to the largest tenants by underwritten base rent at the Redmond Town Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent Per SF	U/W Base Rent	% Total U/W Base Rent	Sales PSF / Year(3)	U/W Occ. Costs	Lease Expiration
Major Tenants
iPic Theaters	NR/NR/NR	38,858	10.0%	$16.50	$641,157	5.1%	$682,039(4)	13.4%	9/30/2030
Allegro Pediatrics	B2/B/NR	10,996	2.8%	$46.50	$511,314	4.1%	NAV	NAV	9/30/2028
Gene Juarez Salon & Spa	NR/NR/NR	9,568	2.5%	$45.37	$434,115	3.5%	$637.35	7.1%	5/31/2034
Evergreen Health	NR/NR/NR	8,167	2.1%	$39.25	$320,554	2.6%	NAV	NAV	8/31/2032
Brightmont Academy	NR/NR/NR	8,174	2.1%	$39.12	$319,798	2.5%	NAV	NAV	9/30/2025
FCS Group	NR/NR/NR	8,518	2.2%	$36.66	$312,273	2.5%	NAV	NAV	4/30/2030
Town Square Dentistry	NR/NR/NR	6,992	1.8%	$44.00	$307,648	2.4%	NAV	NAV	2/28/2034
Guitar Center	Caa2/CCC/NR	15,393	4.0%	$19.44	$299,240	2.4%	NAV	NAV	5/31/2030
Matts' Rotisserie & Oyster Lounge	NR/NR/NR	7,731	2.0%	$37.14	$287,143	2.3%	$613	6.1%	1/31/2031
BJ's Restaurant & Brewhouse(5)	NR/NR/NR	1	0.0%	$272,247.04	$272,250	2.2%	$5,555,473	4.9%	5/31/2033
Total Major Tenants		114,398	29.4%	$32.39	3,705,491	29.5%
Non- Major Tenants(6)		263,582	67.7%	$33.62	$8,861,248	70.5%
Total Occupied		377,980	97.1%	$33.25	$12,566,739	100.0%
Vacant		11,451	2.9%
Total		389,431	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2025, the U/W Base Rent is inclusive of $352,285 of contractual rent steps through March 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represents the TTM November 2024 sales information as provided by the borrower.
(4)	Sales PSF for iPic Theaters represent per screen sales based on seven screens.
(5)	BJ’s Restaurant & Brewhouse leases its space pursuant to a ground lease.
(6)	Non-Major Tenants is inclusive of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 SF and 0 SF at the Redmond Town Center Property and account for $91,324 in U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The following table presents certain information relating to the lease rollover schedule at the Redmond Town Center Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	# of Expiring Leases	Net Rentable Area Expiring	% of NRA Expiring	U/W Base Rent Expiring	% of U/W Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	11,451	2.9%	NAP	NAP	11,451	2.9%	NAP	NAP
2025 & MTM(2)	14	33,785	8.7%	$970,559	7.7%	45,236	11.6%	$970,559	7.7%
2026	8	27,326	7.0%	$630,720	5.0%	72,562	18.6%	$1,601,279	12.7%
2027	12	24,873	6.4%	$1,084,926	8.6%	97,435	25.0%	$2,686,205	21.4%
2028(3)	17	41,744	10.7%	$1,804,390	14.4%	139,179	35.7%	$4,490,595	35.7%
2029(4)	11	34,640	8.9%	$1,275,014	10.1%	173,819	44.6%	$5,765,610	45.9%
2030	14	97,226	25.0%	$2,452,481	19.5%	271,045	69.6%	$8,218,091	65.4%
2031	8	27,957	7.2%	$1,037,274	8.3%	299,002	76.8%	$9,255,365	73.6%
2032	6	23,888	6.1%	$880,165	7.0%	322,890	82.9%	$10,135,530	80.7%
2033(5)	10	41,036	10.5%	$1,370,242	10.9%	363,926	93.5%	$11,505,772	91.6%
2034	2	16,560	4.3%	$741,762	5.9%	380,486	97.7%	$12,247,534	97.5%
2035	3	7,662	2.0%	$227,881	1.8%	388,148	99.7%	$12,475,415	99.3%
2036 & Beyond	0	0	0.0%	$0	0.0%	388,148	99.7%	$12,475,415	99.3%
Other(6)	3	1,283	0.3%	$91,324	0.7%	389,431	100.0%	$12,566,739	100.0%
Total / Wtd. Avg.	108	389,431	100.0%	$12,566,739	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2025, the U/W Base Rent is inclusive of $352,285 of contractual rent steps through March 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	2025 includes a parking agreement with Amazon.com Parking for 0 square feet and for which $67,892 of U/W Base Rent is attributable, a parking agreement with EVgo Car Charging Station for which 0 square feet and no rent is attributable, and a month to month lease to Fuego for which 1,210 square feet and $55,000 of U/W Base Rent is attributable.
(3)	2028 includes an antenna lease to T-Mobile which accounts for 0 square feet of net rentable area and $39,946 in U/W Base Rent.
(4)	2029 includes an antenna lease to Verizon which accounts for 0 square feet of net rentable area and $53,686 in U/W Base Rent.
(5)	2033 includes a ground lease to BJ’s Restaurant & Brewhouse which accounts for 1 square foot of net rentable area and $272,250 in U/W Base Rent.
(6)	Other is inclusive of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 square foot and 0 SF at the Redmond Town Center Property and account for $91,324 in U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Redmond Town Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW(1)	Per Square Foot	%(2)
Base Rent	$9,147,999	$9,961,051	$11,000,290	$11,468,412	$12,214,454	$31.36	63.6%
Contractual Rent Steps(3)	$0	$0	$0	$0	$352,285	$0.90	1.8%
Potential Income from Vacant Space	$0	$0	$0	$0	$483,914	$1.24	2.5%
Reimbursements	$4,732,078	$4,930,200	$5,933,657	$5,937,524	$6,146,693	$15.78	32.0%
Gross Potential Income	$13,880,077	$14,891,252	$16,933,947	$17,405,937	$19,197,346	$49.30	100.0%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	($959,867)	($2.46)	(5.0%)
Percentage Rent	$101,850	$210,105	$185,641	$264,919	$264,919	$0.68	1.4%
Parking	$14,167	$170,000	$170,000	$170,000	$170,000	$0.44	0.9%
Other Income(4)	$41,243	$109,593	$121,809	$187,308	$187,308	$0.48	1.0%
Effective Gross Income	$14,037,337	$15,380,949	$17,411,397	$18,028,164	$18,859,706	$48.43	98.2%
Real Estate Taxes	$958,079	$928,300	$793,625	$895,841	$935,997	$2.40	5.0%
Management Fee	$452,297	$491,357	$530,601	$533,165	$565,791	$1.45	3.0%
Insurance	$101,739	$119,784	$155,457	$186,340	$182,309	$0.47	1.0%
Other Expenses(5)	$3,439,390	$3,687,261	$4,074,757	$4,325,322	$4,325,322	$11.11	22.9%
Total Operating Expenses	$4,951,505	$5,226,702	$5,554,441	$5,940,668	$6,009,419	$15.43	31.9%
Net Operating Income	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,850,287	$33.00	68.1%
Replacement Reserves	$0	$0	$0	$0	$58,415	$0.15	0.3%
TI/LC	$0	$0	$0	$0	$544,414	$1.40	2.9%
Net Cash Flow	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,247,459	$31.45	64.9%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated February 7, 2025.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps are inclusive of inclusive of $352,285 of contractual rent steps through March 1, 2026.
(4)	Other Income includes late fees from tenants, storage income, and other miscellaneous revenues.
(5)	Other Expenses includes repairs and maintenance, advertising and marketing expenses, utilities, general and administrative expenses, and security related costs, which include payroll and employee benefits of center-employed security personnel, contracted security services, equipment, uniforms and attributable supplies.

The Market. The Redmond Town Center Property is located in Redmond, Washington, which is part of the Seattle MSA, approximately 15.9 miles from downtown Seattle. Major employers in the Seattle MSA include The Boeing Company, Joint Base Lewis-McChord, Microsoft Corporation, Amazon.com, and the University of Washington. The Redmond Town Center Property benefits from regional linkages, including Interstate 405, which converge in various locations within three miles from the Redmond Town Center Property. Access to the Redmond Town Center Property is also provided via bus service through King County Metro Transit, which has bus stops on Redmond Way and connecting street Bear Creek Parkway. The Redmond Town Center Property also benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from the Redmond Town Center Property which is expected to open on May 10, 2025.

According to the appraisal, the Redmond Town Center Property is located within the Seattle/Puget Sound retail market, which, as of December 31, 2024, consisted of 182,426,223 square feet of retail space with a market vacancy of rate of 3.4% and average gross asking rent of $24.08 per square foot. According to the appraisal, the Redmond Town Center Property is located in the Redmond retail submarket, which, as of December 31, 2024, consisted of 3,013,378 square feet of retail space with a vacancy rate of 1.4% and an average gross asking rent per square foot of $35.86.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Redmond Town Center Property was 21,324, 107,707 and 260,339, respectively. The 2024 average household income within the same radii was $189,277, $216,004 and $217,851, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

The following table presents information relating to comparable retail rentals for the Redmond Town Center Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term	Rent (PSF)
Redmond Town Center(2) 7525 166th Avenue Northeast Redmond, WA	-	Hobby Town	5,500	Sept-23	120 mos.	$22.73
Ground Floor Retail 7405 168th Avenue Northeast Redmond, WA	0.2 mi	Musashi's	2,032	Oct-24	60 mos.	$42.00
Bel Red Design Center 13500 Northeast Bel-Red Road Bellevue, WA	3.8 mi	AgencyOne	4,298	Jun-23	60 mos.	$35.00
Northup Center 12121 Northup Way Bellevue, WA	3.9 mi	Yoga Tenant	1,925	Mar-24	60 mos.	$32.00
Woodinville Plaza 14001-14235 NE Woodinville Duvall Road Woodinville, WA	5.9 mi	Club Pilates	1,519	Jan-23	60 mos.	$36.00
Heritage Square 710 Northwest Gilman Boulevard Issaquah, WA	9.4 mi	Restaurant Tenant	3,803	Mar-24	120 mos.	$47.00
Fairwood Square 14202 Southeast Petrovitsky Road Renton, WA	15.8 mi	The Red Tea Room	1,275	Mar-23	60 mos.	$23.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 7, 2025.

The Borrower and the Borrower Sponsor. The borrower is FHR Main Retail Center, LLC, a Delaware limited liability company and single purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redmond Town Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Fairbourne Properties, LLC (“Fairbourne Properties”). Founded in 2016, Fairbourne Properties is a full-service real estate investment and property management company focused on the acquisition, management and asset management of office, retail and mixed-use properties throughout the United States. Fairbourne Properties has total assets under management of approximately $1.8 billion consisting of 18 properties totaling approximately 7.7 million square feet.

Property Management. The Redmond Town Center Property is managed by Fairbourne Properties, the borrower sponsor and non-recourse carveout guarantor.

Escrows and Reserves. At origination of the Redmond Town Center Whole Loan, the borrower deposited approximately (i) $31,904 into an insurance reserve, (ii) $1,562,694 into a leasing reserve for tenant improvements and/or leasing commissions (the “Leasing Reserve Upfront Deposit Funds”) and (iii) $15,275 into a free rent reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $81,900).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $15,952).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $4,960; provided that the borrower will not be required to make any such deposit to the extent it would cause the amount on deposit in such replacement reserve to exceed $178,560.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Structural and Collateral Term Sheet	BMO 2025-5C10
No. 10 – Redmond Town Center

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $44,785 for future tenant improvements and leasing commissions; provided that the borrower will not be required to make any such deposit to the extent it would cause the funds in such reserve (excluding any remaining balance of the Leasing Reserve Upfront Deposit Funds) to exceed $1,612,260.

Lockbox / Cash Management. The Redmond Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account and is thereafter required to promptly cause all revenue received by the borrower or the property manager, as applicable, to be deposited into such lender-controlled lockbox account within two business days of receipt thereof. The borrower was required to deliver a notice to all tenants at the Redmond Town Center Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Redmond Town Center Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Redmond Town Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Redmond Town Center Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Redmond Town Center Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x (provided, however, that no Trigger Period will be deemed to exist pursuant to clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default (or the waiver by the lender in its sole discretion of such event of default) and (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.25x for two consecutive calendar quarters.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for the Redmond Town Center Whole Loan, in an amount equal to $2,065,000, and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on each one-year anniversary of the date that the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in an amount equal to $2,065,000 or to increase the amount of the letter of credit by an amount equal to $2,065,000, as applicable.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118